Exhibit 4.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Lease and Maintenance Agreement

Between

Hoegh LNG Cyprus Limited
(“Owner”)

And

Hoegh LNG Chartering LLC
(“Charterer”)

DATED 30 APRIL 2020

LEASE AND MAINTENANCE AGREEMENT

THIS LEASE AND MAINTENANCE AGREEMENT (this “Agreement”) is dated 30 April 2020 and is made by and between:

(1)	Hoegh LNG Cyprus Limited, a company organized and existing under the laws of Cyprus with company no. HE 339342 (hereinafter referred to as the “Owner”); and

(2)	Hoegh LNG Chartering LLC, a company organized and existing under the laws of the Marshall Islands with company no. 963308 (hereinafter referred to as the “Charterer”).

The Owner and Charterer are together referred to herein as the “Parties” and each a “Party”.

RECITALS

WHEREAS:

(A)	Hoegh LNG Cyprus Limited is the registered owner of the vessel Höegh Gallant, IMO no. 9653678 (the “Vessel”) and is willing to lease the Vessel to Charterer and to provide a Marine Crew (as defined below) and to maintain the Vessel on the terms and subject to the conditions contained in this Agreement;

(B)	Charterer wishes to charter the Vessel together with the Marine Crew from Owner on the terms and subject to the conditions contained in this Agreement.

(C)	The Parties intend that the Vessel may be used during the term as (i) an LNG carrier, and while in LNGC Mode, pursuant to the terms of Appendix 1 and (ii) a stationary FSRU, and while in FSRU Mode, pursuant to the terms of Appendix 2, as further set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties agree as follows:

1.       Definitions, Headings and Interpretation

1.1       Definitions

In this Agreement, the Schedules and Appendices, save where the context otherwise requires, the following words and expressions shall have the meanings respectively ascribed to them in this Clause 1:

“Affiliate” means with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. For the purposes of this definition, “control” means the right to cast fifty percent (50%) or more of the votes exercisable at an annual general meeting (or its equivalent) of the entity concerned or, if there are no such rights, ownership of fifty percent (50%) or more of the equity share capital of or other ownership interests in such entity, or the right to direct the policies, decisions or operations of such entity.

“Agreement” has the meaning set out in the Preamble.

“Annual Maintenance Allowance” has the meaning set out in Clause 13.2.

“Approved Mortgage” means any Encumbrance or lease structure on the Vessel, her earnings and/or insurances, Owner’s rights under this Agreement, that is or will be entered into in favor of an Approved Mortgagee for itself and/or for the benefit of one or more other financiers to Owner as security for the financing of the Vessel and for no other purpose.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

“Approved Mortgagee” means any holder of an Approved Mortgage, provided that such holder is either: (i) An international bank or other financial institution; or (ii) a controlled affiliate of an international bank or other financial institution.

“Change in Law” means the occurrence of any of the following after the date of execution of this Agreement:

(a)	the enactment of any new Law (but excluding any such new Law enacted but not yet put into force at the date of execution of this Agreement), or the imposition of authorizations not required as at the date of execution of this Agreement; or

(b)	the modification or repeal of any existing Law; or

(c)	a change in the interpretation or application by any Governmental Authority of any Law.

“Charterer” has the meaning set out in the Preamble.

“Charterer Indemnified Parties” means Charterer and all Charterer’s Affiliates, contractors, servants and subcontractors (of any tier) and any such Person’s directors, officers, employees, agents, representatives, accountants, consultants, attorneys and advisors, but excluding Owner and any Affiliate of Owner providing services to Charterer or its Affiliates.

“Classification Society” means DNV-GL.

“Commencement Date” means the date on which Hire commences or is deemed to have commenced in accordance with Clause 4.3.

“Confidential Information” has the meaning set forth in Clause 26.

“Contract Year” means each calendar year (being the twelve (12) month period from 1 January to the next following 31 December); provided, however, that (a) the first Contract Year shall commence on the Commencement Date and end on the next following 31 December, and (b) the final Contract Year shall start on 1 January immediately preceding the end of the Term and end on the last day of the Term.

“Damages” means collectively, all claims, liabilities, obligations, losses, damages, deficiencies, assessments, judgments, penalties, actions, suits, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees and costs and expenses).

“Default Rate” means LIBOR (or, in case of market disruption or the cessation of publication of LIBOR, such other index/source as may be reasonably selected by the Parties) plus *****%.

“Delivery” has the meaning set out in Clause 4.2(a).

“Delivery Date” has the meaning set out in Clause 4.2(c).

“Disclosing Party” has the meaning set forth in Clause 25.

“Egypt LMA” means a lease and maintenance agreement dated November 3, 2014 entered into between Hoegh LNG Cyprus Limited through its Egyptian Branch and Hoegh LNG Egypt LLC.

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest, or other encumbrance of any kind securing or any right conferring a priority of payment in respect of any obligation of any Person.

“Event of Charterer’s Default” has the meaning set out in Clause 16.2.

“Event of Owner’s Default” has the meaning set out in Clause 16.1.

“Flag State” means Marshall Islands or Norway (NIS).

“Force Majeure” has the meaning set out in Appendix 2, Clause 10.

“FSRU” means a floating, storage and regasification unit.

“FSRU Jurisdiction” means the jurisdiction where the Vessel operates in FSRU Mode.

“FSRU Mode” means operation of the Vessel as an FSRU moored at the FSRU Site and capable of receiving and storing LNG, offloading LNG and discharging regasified LNG subject to and in accordance with the FSRU Terms.

“FSRU Site” means any site where the FSRU will be moored to perform FSRU operations, such site to be subject to Owner’s consent, which shall not be unreasonably conditioned, withheld and/or delayed.

“FSRU Terms” means the terms applicable to the employment of the Vessel as in FSRU Mode as set out in Appendix 2 – FSRU Terms.

“Governmental Authority” means (i) any national, regional, municipal, local or other government authority, including any subdivision, agency, board, department, commission or authority thereof, of the FSRU Jurisdiction; (ii) any maritime and other applicable authorities of the Flag State; (iii) any maritime and other applicable authorities at the FSRU Site; (iv) the International Maritime Organization (IMO); and (v) any other governmental, maritime, port, terminal or other applicable authority having jurisdiction over the Vessel or as the case may require, the Owner or Charterer or any Affiliates or agents thereof.

“Heel” means LNG cargo retained in the cargo tanks on completion of discharge sufficient to allow the Vessel to remain cold for the anticipated ballast passage or until the delivery of LNG from an LNG Shuttle Tanker (as defined in the FSRU Terms).

“Hire” has the meaning set out in Clause 10.1(a).

"HLNG Performance Guarantee" means that certain guarantee agreement pursuant to which Höegh Performance Guarantor guarantees the performance and payment obligations of Charterer under this Agreement, substantially in the form set forth in Schedule 3;

"HLNG Performance Guarantor" means Höegh LNG Ltd., a corporation organized and existing under the laws of Bermuda;

“Jetty” means the jetty located at the FSRU Site, if applicable.

“Law” means any law (including, without limitation, any zoning law or ordinance or any environmental law), treaty, statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, direction, requirement, decision or agreement of, with or by any Governmental Authority, including without limitation any Law relating to Taxes.

“LIBOR” means the London Inter-Bank Offered Rate for USD per annum which appears on the Telerate Monitor (page 248/249 or any replacement of such page) determined at or about 11:00 a.m. London time, as quoted on the date from which interest is accrued under this Agreement for a three (3) month period, or such other rate as may be agreed by the Parties.

“LNG” means liquefied natural gas.

“LNG Price” means (a) when the Vessel operates under a Vessel Contract, the price agreed between the Charterer and the sub-charterer under a Vessel Contract; and (b) when the Vessel is not under a Vessel Contract the ex-ship price of LNG in United Stated Dollars/Mmbtu (US $/Mmbtu), at the last port where the LNG was discharged prior to Redelivery of the Vessel, based upon composition of LNG as measured at that final discharge port.;

“LNGC Terms” means the terms applicable to the employment of the Vessel as in LNGC Mode as set out in Appendix 1 – LNGC Terms.

“LNGC Mode” means the operation of the Vessel as an LNG carrier for the loading, transportation and unloading of LNG in accordance with the LNGC Terms.

“LMAA” has the meaning set forth in Clause31.2(a).

“Marine Crew” means the crew with sufficient experience, training and knowledge to operate the Vessel, as listed in Schedule II.

“Owner” has the meaning set out in the Preamble.

“Owner Indemnified Parties” means, Owner and all Owner’s Affiliates, contractors, servants and subcontractors (of any tier), and any such Person’s directors, officers, employees, agents, representatives, accountants, consultants, attorneys and advisors, but excluding Charterer Indemnified Parties.

“Party” or “Parties” have the meaning set out in the Preamble.

“Person” includes any natural person, firm, corporation, company, limited liability company, trust or partnership (general or limited and whether or not having separate legal personality), unincorporated entity, trust, state agency or other entity or association.

“Pollution Regulations” has the meaning set out in Clause 21.

“Port of Redelivery” means either (a) if in FSRU Mode, at the FSRU Site, (b) if in LNGC Mode, at the pilot boarding station outbound at the last discharge port.

“Redelivery” means the re-delivery of the Vessel to Owner in accordance with Clause 4.5.

“Sanctions” means the applicable economic or financial sanctions Laws, trade embargoes, prohibitions, restrictive measures, decisions, executive orders or notices from regulators implemented, adapted, imposed, administered, enacted and/or enforced by any Sanctions Authority.

“Sanctions Authority” means the Norwegian State, the United Kingdom, the United Nations Security Council, the European Union, the member states of the European Union, the United States Department of the Treasury’s Office of Foreign Assets Control (OFAC), the United States Department of State, the French Republic, Her Majesty’s State, the Swiss Confederation, the Commonwealth of Australia and any authority acting on behalf of any of them in connection with Sanctions.

“Sanctions Exposure” means the exposure of a Party or an Affiliate of a Party to Sanctions and/or to risks or penalties consequent upon the imposition of Sanctions.

“Taxes” means any taxes, levies, imposts, duties, or withholdings imposed by any country or any political subdivision or taxing authority thereof or therein in accordance with Law in force from time to time in the relevant taxing jurisdiction.

“Term” has the meaning set out in Clause 3.1.

“USD” or “US$” means the lawful currency of the United States of America.

“Vessel” has the meaning set out in the Recitals.

“Vessel Contract” means a contract between Charterer and third party under which Charterer undertakes to operate, carry out and to provide services using the Vessel.

1.2       Headings and interpretation

Unless the context requires otherwise:

(a)	a Party to this Agreement or any other agreement ancillary thereto shall be deemed to include its permitted successors and assigns;

(b)	words denoting the singular shall include the plural and vice versa and any reference to the neuter gender shall include a reference to the masculine and feminine genders;

(c)	the words “written” and “in writing” include facsimile, printing, engraving, lithography, photography or other means of visible reproduction;

(d)	references to any ordinance or statute shall be deemed to be references to that ordinance or statute as from time to time amended or re-enacted and shall include subsidiary legislation made thereunder;

(e)	references to Clauses and Paragraphs are to be construed as references to clauses and paragraphs of this Agreement;

(f)	an “order” includes any judgment, injunction, decree, determination, declaration or award of any court or arbitral or administrative tribunal;

(g)	words ‘include’ or ‘including’ shall be deemed to be followed by ‘without limitation’ or ‘but not limited to’ whether or not they are followed by such words;

(h)	a reference to a “day” shall be construed as reference to a calendar day;

(i)	a reference to the calendar shall be construed as a reference to the Gregorian calendar;

(j)	a “month” means a period commencing on a day in a calendar month and ending on the day before the corresponding day in the next calendar month or, if there is none, ending on the last day of the next calendar month;

(k)	the expression “this Agreement” shall mean this Agreement, including any Appendix or Schedule hereto, as amended, supplemented or modified from time to time, and any reference to any other document or agreement is a reference to that other document or agreement as amended, supplemented or novated from time to time; and

(l)	the headings of the clauses in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

1.3       Schedules and Appendices

The Schedules and Appendices attached to this Agreement shall form part of and be construed as an integrated part of this Agreement, but in the event of conflict between the provisions contained in the body of this Agreement and the Schedules or Appendices, the provisions of the body of this Agreement shall prevail.

2.       Provision of Vessel

2.1	From the Commencement Date and throughout the Term, the Owner agrees to make the Vessel and Marine Crew available to the Charterer, subject to the terms and conditions set out herein for use by Charterer of the Vessel in either FSRU Mode or in LNGC Mode, in Charterer’s sole option.

2.2	During all times in which the Vessel is in LNGC Mode, the LNGC Terms together with other relevant provisions set out in this Agreement, shall govern the relationship between Owner and Charterer and the performance of this Agreement by the Vessel.

2.3.	During all times in which the Vessel is in FSRU Mode, the FSRU Terms together with other relevant provisions set out in this Agreement, shall govern the relationship between Owner and Charterer and the performance of this Agreement by the Vessel.

3.       Term

3.1	Subject to Clause 4, Owner agrees to provide and maintain the Vessel from the Commencement Date as specified under Clause 4 and ending 31 July 2025 (the “Term”) unless terminated earlier in accordance with the provisions hereof.

3.2	The Term may be extended once by Charterer for a period of up to ***** (*****) days, by written notice to the Owner, which Charterer shall give no later than ***** (*****) days before the end of the initial Term, where reasonably necessary for compliance by Charterer of any contractual obligations to third parties relating to the Vessel.

4.       Commencement and Redelivery

4.1       Documentation

The Vessel shall be properly documented on Delivery in accordance with the Laws of the Flag State, the requirements of the Classification Society and other applicable Laws.

4.2       Delivery Date

(a)	Save as otherwise agreed, the Vessel shall be delivered by the Owner to the Charterer (“Delivery”) simultaneously with the re-delivery of the Vessel to the Owner under the Egypt LMA.

(b)	Owner shall keep Charterer regularly informed as to the day which Owner will tender the Vessel for Delivery.

(c)	The day on which actual Delivery of the Vessel takes place shall be the “Delivery Date”.

4.3       Commencement Date

Unless Charterer notifies Owner of any deficiency in the Vessel before Delivery, the Commencement Date shall be the Delivery Date. In case Charterer notifies Owner of any deficiency in the Vessel, the Commencement Date shall be postponed until such deficiency has been rectified to the reasonable satisfaction of the Charterer. Charterer shall provide Owner with written notice to confirm the Commencement Date upon achievement thereof.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

4.4       Delay of Delivery and the Commencement Date

(a)	If there is a delay in Delivery and/or achieving the Commencement Date and this continues for a period exceeding, in the aggregate, ***** (*****) days, Charterer may, at its option:

(i)	terminate this Agreement with immediate effect upon written notice to the Owner, and neither Party shall have lability to the other under this Agreement; or

(ii)	accept a new date for Delivery or a new Commencement Date (as the case may be) to be mutually agreed by the Parties.

4.5       Redelivery

At the expiration of the Term the Vessel shall be redelivered by Charterer to Owner at the Port of Redelivery (“Redelivery”). Charterer shall keep Owner regularly informed as to the scheduled date of Redelivery.

4.6       Early Redelivery

If this Agreement is terminated prior to the expiration of the Term in accordance with any provision of this Agreement or applicable Law, Charterer shall pay to Owner the value of any Hire earned but not paid and Owner shall pay to Charterer any sums Charterer is entitled to receive under this Agreement.

5.       Bunkers and Heel

5.1       Bunkers

(a)	When the Vessel is operating in FSRU Mode, Owner shall provide, and pay for, all bunkers (which shall include low sulphur diesel oil) unless for periods where the sub-charterer under a Vessel Contract shall provide and pay for bunkers under the Vessel Contract.

(b)	When the Vessel is operating in LNGC Mode, the Charterer shall provide and pay for all bunkers (which shall include low sulphur diesel oil).

(c)	When the Vessel transfers from operating in LNGC Mode to FSRU Mode:

(i)	Charterer shall provide for all bunkers (which shall include low sulphur diesel oil) consumed for positioning to an FSRU Site from the pilot boarding station outbound at the last discharge port, but the cost of such bunkers shall be shared 50-50 between Owner and Charterer

(ii)	Owners shall take over and pay for all bunkers on board the Vessel upon commencement of FSRU Mode.

(d)	When the Vessel transfers from operating in FSRU Mode to LNGC Mode, Charterers shall take over and pay for all bunkers on board the Vessel.

(e)	Quantities on board on the time of transfer between the two modes referred to in Clause 5.1 (c) and (d) above, shall be determined in accordance with Clause 5.4 below.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.2       Redelivery Condition

Charterer shall use all reasonable efforts to ensure that the Vessel shall be redelivered to Owner in accordance with the applicable international practice for similar vessels and in accordance with the instructions notified by the Owner to the Charterer in writing at the time of Redelivery. Owner shall pay to Charterer any cost incurred for complying with its instructions.

5.3       Heel on Board

(a)	Notwithstanding anything to the contrary in this Agreement, all Heel on board the Vessel shall, throughout the Term, remain the property of the Charterer or its sub-charterer, as applicable, and can be purchased by Owner only on the terms specified in this Agreement at the end of the Term or, if earlier, at the termination of this Agreement.

(b)	Charterer shall accept and pay for all Heel on board at the time of Delivery. If the Vessel is simultaneously re-delivered under a Vessel Contract at Redelivery, the Charterer shall offer the Owner to purchase Heel from the sub-charterer on the terms and conditions set out in the Vessel Contract. If this Agreement is terminated earlier while the Vessel is on a Vessel Contract, on the date of such termination, Owner shall offer the Owner to purchase Heel from the sub-charterer on the terms and conditions set out in the Vessel Contract. The price applicable to the transfer of Heel pursuant to this Clause 5.3 shall be the LNG Price unless otherwise agreed by the Parties. The Party to which payment is owed under this Clause 5.3(b) shall issue an invoice to the other Party for such amounts and the owing Party shall pay all undisputed amounts under such invoice within ***** (*****) days after receipt of such invoice.

(c)	The Heel volume upon Delivery shall be the volume of LNG contained in the Vessel’s cargo tanks measured immediately before Delivery. The Heel volume upon Redelivery shall be the volume of LNG contained in the Vessel’s cargo tanks measured immediately upon Redelivery, and in both cases the Vessel’s CTMS (as defined in the LNGC Terms) tank measuring devices shall be used.

5.4        Determination of Quantities on Delivery and Redelivery

The Vessel’s figures shall be used to ascertain the quantity of all bunkers and Heel on Delivery and Redelivery, and the master shall provide an on-hire and off-hire certificate containing the remaining on board figures for Heel and bunkers upon both Delivery and Redelivery of the Vessel. Should Charterer so request, an independent surveyor, acceptable to Owner, shall be appointed at Charterer’s cost to verify the Vessel’s figures.

6.       Owner to Provide

6.1	Owner shall be responsible for the following:

(a)	Delivering the Vessel to Charterer on the Delivery Date in accordance with the specifications listed in Schedule I and in good working condition;

(b)	exercise due diligence to maintain the Vessel in accordance with the applicable international standards, such that it remains in good working condition;

(c)	provide suitably qualified Marine Crew, in accordance with Schedule II;

(d)	keep and maintain all necessary certificates as may be required under this Agreement;

(e)	comply with all applicable Laws;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(f)	keep and maintain safety, security and environmental records;

(g)	maintain, and submit to Charterer upon request, all insurance policies required under Clause 23 hereof. All insurance policies should include provisions for waiver of the insurers’ rights of subrogation against Charterer; and

(h)	Owner shall be responsible for obtaining all necessary permits and approvals related to Owner’s personnel.

7.       Charterer to Provide

7.1       Charterer shall be responsible for the following:

(a)	making the payments to Owner as provided in this Agreement;

(b)	when the Vessel is operating in FSRU Mode, obtaining local port authorization to move the Vessel from the pilot boarding station to an FSRU Site, environmental and maritime or other permits required to operate as a FSRU at an FSRU Site, unless by applicable Law only Owner can seek and obtain such authorization, provided however, that Owner shall provide all necessary support to Charterer to obtain such authorization in a timely manner;

(c)	arranging for the provision, at Owner’s expense (unless covered by a sub-charterer), of pilot, fire boats, tugs, escort vessels, security measures and any other assistance required in order for the Vessel to reach and be properly moored, stay at and leave an FSRU Site, save where the Vessel is instructed by Charterer to leave the Jetty for any reason other than those attributable to Owner in which case any of the foregoing will be at Charterer’s expense;

(d)	during the period of Hire, the berthing dues as well as port and light dues are to be for Charterer’s account;

(e)	all fuel consumed for the production of nitrogen; and

(f)	towage and pilotage, agency fees, port charges, commissions, expenses of loading and unloading cargoes (the vapour return compressors returning vapour from the shore during discharging shall be operated at no expense to Owners), canal dues and all charges other than those payable by Owners in accordance with Clause 6 (Owners to Provide).

7.2	The items mentioned in Clause 7.1 (e) and (f) above shall be for Owners’ account in the case where such items are consumed, employed or incurred for Owners’ purposes, or while the Vessel is off-hire, unless such items reasonably relate to any service given or distance made good and taken into account under Clause 31 (Off-Hire) of Appendix 1.

7.3	Charterer shall, on or before the date which falls ***** (*****) days after the Commencement Date provide to Owner, and shall maintain until the end of the Term, the HLNG Performance Guarantee.

8.       Shipboard Personnel and their Duties

8.1       From the Delivery Date:

(a)	the Vessel shall have a full and efficient complement of Marine Crew, consisting of master, officers and experienced crew for a vessel of her type as may be required for the marine operations. The Marine Crew shall be not less than the number required by the Laws of the Flag State and shall be trained to operate the Vessel and her equipment competently and safely, with the ability, experience, licenses and training commensurate with internationally accepted standards and as required by applicable Governmental Authorities;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	all shipboard personnel shall hold valid certificates of competence in accordance with the requirements of the Laws of the Vessel’s Flag State;

(c)	shipboard main personnel shall have good working knowledge of written and spoken English language;

(d)	the Marine Crew shall act according to the instructions of the Charterer, provided always that the master shall always be entitled to exercise his discretion where reasonably necessary to protect the Vessel, any cargo and personnel on board.

(e)	Owner shall comply with Laws applicable to the Owner.

9.            Operation

9.1           Change in Law

In the event of a Change in Law that results in either or both (a) an identifiable financial negative impact on the economics of the Agreement for the Owner; and (b) an identifiable financial positive impact (savings) on the economics of the Agreement for the Owner, then the Parties shall meet to discuss in good faith and shall agree upon the necessary actions and changes (if applicable) to mitigate or reflect such negative or positive impact (as the case may be) to restate Owner’s position to be the same as if no Change in Law has occurred. In case of failure to agree, either Party may refer the issue for resolution by arbitration in accordance with Clause 30.2.

9.2           Changes to the Vessel

Any structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts required by virtue of future Laws shall not be deemed to be a Change in Law for the purpose of Clause 9.1.

10.          Hire

10.1         Rate of Hire

(a)	Subject to paragraphs (b), (c), and (d) of this Clause 10.1, Charterer shall pay a daily Hire for the Vessel (“Hire”) equal to ninety percent (90%) of the daily hire rate in the Egypt LMA, from the Delivery Date until the time and date of Redelivery. For the avoidance of doubt, subject to the provisions of this Agreement, Hire is inclusive of all Taxes in accordance with Clause 20.

(b)	When the Vessel is operating in LNGC Mode, USD ***** (US$*****) per day shall be deducted from the Hire to account for avoided costs when the Vessel is not operating in FSRU Mode. Notwithstanding any provisions of this Agreement, if the Owner as a result of the Vessel’s trading pattern when operating in LNGC Mode incurs freight taxes, the Charterer shall indemnify Owner for such taxes.

(c)	Notwithstanding any provisions of this Agreement, in respect of periods when the Vessel operates in FSRU Mode, the daily Hire will be adjusted upwards if the sum of (i) Vessel operating expenses and (ii) Vessel Taxes, including all payroll, income, withholding, value-added, sales or other taxes imposed on the Owner or its Affiliates as a result of owning or operating the Vessel in FSRU Mode (including any taxes borne by Affiliates of Owner created or utilised to facilitate operating in FSRU Mode) exceeds USD ***** (US$*****); in these circumstances, the upward adjustment to the Hire will be equal to the amount by which the total costs in (i) and (ii) above exceeds USD ***** (US$*****) per day.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(d)	A price review of the Hire may be conducted after three (3) years from the Delivery Date, but a revised rate can only be implemented upon both Parties’ written approval and agreement.

10.2         Deductions

Payment of the Hire shall be made by wire transfer in immediately available funds to Owner’s designated bank account less any disbursements made by Charterer for Owner’s or the Vessel’s account, including commissions, overheads and handling charges when such disbursements are permitted to be made by Charterer under this Agreement.

(a)	Owner may dispute a deduction under Clause 10.2 where the deduction is disputed in good faith by Owner by written notice thereof to Charterer providing full detail and substantiation. In such event Charterer shall deduct only the amount not disputed by Owner. Promptly after resolution of any such dispute the amount agreed to be deducible shall be paid by Owner to Charterer, together with interest thereon at the Default Rate from the original deduction date to the date of payment of the due amount. In the event the Parties are unable to resolve such dispute the matter shall be referred to arbitration in accordance with Clause 30.2.

(b)	No failure by Charterer to make any deduction shall prejudice Charterer’s rights and entitlement to any such deduction.

(c)	Charterer shall not be responsible for any delay or error by Owner’s bank in crediting Owner’s account provided that Charterer has given proper and timely payment instructions.

10.3         Payment Dates

(a)	Charterer shall pay Owner monthly, all the undisputed amounts, within ***** (*****) days from receipt of Owner’s invoice covering the Hire due pursuant to Clause 10 as of the last day of each calendar month.

(b)	The first payment of Hire shall cover the period from the Delivery Date up to the last day of the month in which the Commencement Date occurs. Thereafter, Hire shall be paid in accordance with Clause 10.3(a) in arrears.

(c)	If a due date for the payment of Hire should fall on a day on which banks are not open for business at the place of payment, Hire which would have been due shall instead be due on the immediately following day on which the banks are open for business.

10.4         Delayed Payment

(a)	Any delay in payment of Hire shall entitle Owner to interest at the Default Rate.

(b)	Payment of interest due under Clause 10.4(a) shall be made within ***** (*****) running days of the date of Owner’s invoice specifying the amount payable or, in the absence of an invoice, at the time of the next Hire payment date.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

11.          Substitution of Vessel

Subject to Charterer’s prior written consent and approval, Owner shall have the right to deploy a substitute vessel under this Agreement provided that such substitute vessel shall meet the same particulars and specifications (or better) of the Vessel and other obligations and criterion as set forth in this Agreement.

12.          Change of Flag or Ownership

Owner shall have the right to change flag and/or ownership of the Vessel subject to the prior written consent of Charterer, which shall not be unreasonably withheld. All costs and expenses related to such change of flag of the Vessel shall be for the sole account of Owner. Any transfer of the ownership of the Vessel by Owner shall be subject to the new Owner assuming all of the rights and obligations of Owner under this Agreement on terms and conditions reasonably acceptable to Charterer.

13.          Maintenance

13.1	Owner shall whenever the passage of time, wear and tear or any event requires steps to be taken to maintain or restore the Vessel, exercise due diligence so as to maintain or restore the Vessel.

13.2	During each Contract Year starting 1 January 2021, but proportionally for the final Contract Year, Owner shall be entitled to a maximum of ***** (*****) unpaid days in which maintenance and/or repairs may be undertaken on the Vessel (“Annual Maintenance Allowance”).

13.3	For the avoidance of doubt, Hire shall cease during Annual Maintenance Allowance to the extent that the Charterer is unable to operate the Vessel and/or comply with its obligations under any applicable Vessel Contract. In the event that the Annual Maintenance Allowance (or any part thereof) in any particular Contract Year is not used, Owner shall not have the right to carry forward the same to any successive Contract Year.

13.4	Owner shall liaise with Charterer and use reasonable endeavours to accommodate any requests as to when not to schedule Annual Maintenance Allowance.

13.5	Owner shall advise Charterer at least ***** (*****) days prior to the commencement of any Contract Year of indicative scheduled time of the Annual Maintenance Allowance for such Contract Year.

14.          Transfer Between FSRU Mode and LNGC Mode

14.1	Charterer shall provide Owner with ***** (*****), ***** (*****), ***** (*****), ***** (*****) and ***** (*****) days’ written notice of the date on which Charterer anticipates that the Vessel will transfer from LNGC Mode to FSRU Mode. The Vessel will transfer to FSRU Mode upon becoming all fast at the FSRU Site.

14.2	Charterer shall provide Owner with ***** (*****), ***** (*****), ***** (*****) and ***** (*****) days’ written notice of the date on which Charterer anticipates that the Vessel will transfer from FSRU Mode to LNGC Mode. The Vessel will transfer to LNGC Mode upon departure from the berth at the FSRU Site.

14.3	In connection with the transfer between FSRU Mode and LNGC Mode, the Charterer shall be responsible for (with the necessary support by Owner, as applicable):

(a)	the legal exportation out of the FSRU Jurisdiction, including the conduct of any administrative proceedings required for such exportation and the payment of all Taxes, costs and expenses associated therewith;

(b)	legal importation of the FSRU into the FSRU Jurisdiction, including the administrative proceedings required for such importation, and the payment of (i) Taxes, duties, charges and levies applicable to the importation of the Vessel and (ii) all port charges;

(c)	obtaining local port authorization to move the Vessel from the applicable pilot boarding station inbound into the FSRU Site as well as to move the Vessel outbound from the FSRU Site to the outbound pilot station, unless by applicable Law only Owner can seek and obtain such authorization.

(d)	providing pilot, fire boats, tugs, escort vessels, and any other assistance required in order to reach and be properly moored at or leave the FSRU Site.

14.4         On the Commencement Date, the Vessel will be in LNGC Mode.

15.          Safety Management

Owner shall operate:

(a)	a safety management system certified to comply with the International Safety Management Code (ISM Code) for the Safe Operation of Ships and for Pollution Prevention;

(b)	a documented safe working procedures system (including procedures for the identification and mitigation of risks);

(c)	a documented environmental management system; and

(d)	a documented accident/incident reporting system compliant with Flag State requirements.

16.          Default, Remedies and Right of Termination

16.1         Event of Owner’s Default

Each of the following events shall be an event of Owner’s default (“Event of Owner’s Default”):

(a)	there is any change in the legal or disponent ownership of the Vessel other than as permitted hereunder;

(b)	Owner suspends payment of its debts or is unable to pay its debts or is otherwise insolvent;

(c)	Owner passes a resolution, commences proceedings, or has proceedings commenced against it, in the nature of bankruptcy or reorganization resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets;

(d)	Owner enters into any composition or scheme or general arrangement with its creditors in circumstances where Clauses 16.1 (b) and (c) apply;

(e)	Without Charterer’s prior written consent:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	the Vessel ceases to be registered under the Laws of the Flag State (or such other country where it has otherwise been registered by mutual agreement of the Parties) and such default is not cured within ***** (*****) days after Owner becoming aware thereof;

(ii)	the Vessel ceases to hold a classification certificate with the Classification Society and Owner has not exercised due diligence in curing such within ***** (*****) days after Owner becoming aware thereof;

(iii)	except as expressly permitted hereunder, Owner effects a mortgage, charge, lien, encumbrance, security or third party right on or over the Vessel, any insurance and any rights to receive any payment in relation to the Vessel and shall have failed to cure such breach within ***** (*****) days after becoming aware of such breach;

(iv)	Owner makes an assignment, transfer or novation prohibited by this Agreement;

(f)	The Vessel shall be arrested other than as a result of acts, deeds or omission of any Charterer Indemnified Party and is not released for any reason from such arrest within ***** (*****) days after being arrested provided that any days in which the Vessel remains at the disposal of the Charterer, notwithstanding such arrest, shall not be counted;

(g)	Owner is in material breach of any term or provision of this Agreement (which shall include any payment obligation) and has failed to cure such breach within a reasonable period of time, but in no event longer than ***** (*****) days after receipt of notice of such breach from Charterer;

(h)	Prolonged Off-Hire as provided in Appendix 1, Clause 2(f) (Duty to Maintain While in LNGC Mode) or Appendix 2, Clause 7.3 (Termination for Prolonged Off-Hire) of occurs;

(i)	The circumstances described in Appendix 1, Clauses 31(h) and (i) (Off-Hire); or

(j)	Owner fails to maintain any of the insurance policies it is obliged to maintain in accordance with Clause 6.1 (g) and such default is not cured within ***** (*****) days after becoming aware thereof.

16.2         Event of Charterer’s Default

Each of the following events shall be an event of Charterer’s default (“Event of Charterer’s Default”):

(a)	Charterer suspends payment of its debts or is unable to pay its debts when due or is otherwise insolvent;

(b)	Charterer passes a resolution, commences proceedings, or has proceedings commenced against it, in the nature of bankruptcy or reorganization resulting from insolvency, liquidation or the appointment of a receiver, trustee in bankruptcy or liquidator of its undertakings or assets;

(c)	Charterer enters into any composition or scheme or arrangement with its creditors in circumstances where Clauses 16.2 (a) and (b) apply;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(d)	Charterer is in material breach of any term or provision of this Agreement (other than the obligation to pay Fees or other amounts when due) and has failed to cure such breach within a reasonable period of time, but in no event longer than ***** (*****) days after receipt of notice of such breach from Owner as applicable;

(e)	Charterer fails to maintain any of the insurance policies it is obliged to maintain in accordance with Clause 23 and such default is not cured within ***** (*****) days after becoming aware thereof;

(f)	Charterer makes an assignment, transfer or novation prohibited by this Agreement;

(g)	Charterer fails to pay Hire or other amounts when due and payable for any reason, and such amount remains unpaid for a period of ***** (*****) calendar days after receipt of such final notice to pay such outstanding amount plus accrued interest in full;

(h) Charterer fails to deliver to Owner the HLNG Performance Guarantee on the date specified in Clause 7.3;

(i)	the HLNG Performance Guarantor is in material breach of the HLNG Performance Guarantee and, if capable of cure, HLNG Performance Guarantor has failed to cure such breach, or has failed to take steps to cure such breach, within ***** (*****) days after having been given written notice thereof by Owner; and

(j)	the HLNG Performance Guarantee ceases to be in full force and effect.

16.3         Right of Termination

(a)	Upon the occurrence of an Event of Owner’s Default, Charterer may terminate this Agreement by issuing a termination notice with immediate effect upon Owner’s receipt of Charterer’s notice, provided (for the avoidance of doubt) that such notice may only be served after any specified cure period. If this Agreement is terminated under this Clause 16.3(a), Owner shall, if requested to do so by Charterer in the termination notice, as soon as reasonably practical, and in compliance with safety and other applicable regulations, remove the Vessel from the FSRU Site, if applicable.

(b)	Upon the occurrence of any Event of Charterer’s Default, Owner may terminate this Agreement by issuing a termination notice with immediate effect upon Charterer’s receipt of Owner’s notice, provided (for the avoidance of doubt) that such notice may only be served after any specified cure period.

16.4         Accrued Rights

The exercise by either Party of their respective rights to terminate this Agreement under this Clause 16 shall be without prejudice to any other rights or remedies that each may have accrued prior to the effective date of such termination, and any provisions of this Agreement necessary for the exercise of such accrued rights and remedies shall survive termination of this Agreement to the extent so required.

17.          Sub-Contractors

Owner shall not subcontract the maintenance or any part thereof without the prior written consent of Charterer which shall not be unreasonably withheld or delayed. Owner shall be responsible for the acts or omissions of any of its sub-contractors as if they were the acts or omissions of the Owner itself.

18.          Liens and Mortgage

Owner shall not have a lien upon any cargoes, fuel, freights, sub-freights and/or sub-hires and demurrage except to the extent that any such lien arises by operation of Law.

Charterer shall not, or allow others (in their dealings with Charterer) have to attach a lien on the Vessel except to the extent that any such lien arises by operation of Law.

In the event that any lien shall attach by operation of Law or in violation of this Clause 18, Owner or Charterer, as the case may be, shall take such steps as reasonably necessary to ensure that the lien does not interfere with the Vessel’s operations or with Charterer’s right to the Vessel and to effect prompt release of such lien prior to the enforcement thereof.

19.          Supernumeraries

19.1         Accommodation on board the Vessel

At all times during the Term, Owner shall allow entry to, and unrestricted access to any part of, the Vessel (except the cargo tanks) and provide accommodation for up to two (2) supernumeraries to inspect and witness all activities carried out by Owner on the Vessel pursuant to this Charter without undue interference with Owner’s operation of the Vessel.

19.2         Reimbursement of costs

Owner shall provide provisions and all accommodations and requisites as supplied to officers, including reasonable usage of telecommunications and catering services, except alcohol, and Charterer shall pay the reasonable costs of such provisions or requisites for Charterer’s representative(s) while on board the Vessel.

19.3         Liability

(a)	Owner shall ensure that all visitors to the Vessel shall receive a safety briefing and information on the parts of the safety management system relevant to their stay on board.

(b)	When the Vessel is in LNGC Mode, Charterer and their agents shall sign an “Indemnity Agreement for Boarding Vessel” in the format shown in Attachment B to the LNGC Terms (Indemnity Agreement for Boarding Vessel) in order to obtain permission to board the Vessel.

20.          Taxes

Subject to Clause 10.1 (c), Owner is responsible for paying all applicable taxes related to the provision of Vessel and Marine Crew by Owner, including but not limited to, Taxes related to Owner Indemnified Parties’ personnel, properties and equipment, or any taxes relating to any importation or exportation of the Vessel into or out of Egypt under the Egypt LMA.

Owner shall indemnify and hold Charterer harmless against any and all costs including fines, interest, penalties and legal costs suffered or incurred by Charterer resulting from the breach by Owner of any of Owner’s obligations under this Clause 20 or from the non-compliance by Owner Indemnified Parties with relevant taxation and duty requirements imposed by any Governmental Authority in respect of the provision of the Vessel and Marine Crew hereunder.

21.          Pollution and Emergency Response

Compliance with Pollution Regulations

Without prejudice to any specific requirements in Appendix 1 or Appendix 2, as applicable, Owner shall exercise all due diligence to ensure that no oil, gas or harmful or hazardous substances of any description shall be discharged or escape accidentally or otherwise from the Vessel; and that the Vessel, its officers and crew shall comply with all applicable marine and air pollution and environmental Laws, conventions or regulations (“Pollution Regulations”).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

22.          Requisition

In the event of requisition for hire is made, during the Term, by any Governmental Authority and irrespective of the date when such requisition for hire may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the Term, the Vessel shall remain ‘on-hire’ for the purposes of this Agreement and (for the avoidance of doubt) Charterer shall be required to continue to pay Hire in the manner provided by this Agreement, provided that Owner shall reimburse Charterer with any amounts or compensation received or receivable by Owner in connection with such requisition during the remainder of the Term or the period of the requisition for hire whichever be the shorter.

23.          Insurance

The Parties shall procure and maintain, at their own cost, valid and enforceable insurance policies at reasonable commercial levels to cover their obligations under Clause 33 (Insurance and ITOPF) of Appendix 1 and Clause 9 (Indemnification) of Appendix 2.

24.          Exclusions, Limitation of Liability and Liquidated Damages

24.1         No consequential losses

Except as expressly set forth in this Agreement, neither Party shall be liable for any consequential loss or damage or for special or punitive damages or loss of profits or business interruption, suffered or incurred by the other Party resulting from a breach or failure to perform this Agreement or the breach of any representation or warranty hereunder, whether express or implied. For purposes of this Agreement, “consequential loss or damage” means any and all incidental, consequential, indirect, special, punitive or exemplary damages of whatever kind and nature arising under or in connection with this Agreement, howsoever caused (including by the default or negligence of a Party or breach of any duty owned at law by a Party) and whether or not foreseeable at the date of this Agreement, including those (whether direct or indirect) relating to:

(a)	loss, termination, cancellation or non-renewal of any contract;

(b)	Damages incurred under or in connection with any other contracts between either of the Parties and third parties, as applicable;

(c)	claims for loss of production, profit or revenue;

(d)	loss of use of or damage to property or machinery (including Vessel, pipelines or storage tanks); and

(e)	partial or total failure in performance or delayed performance under any contract, including any non-delivery, under delivery or off-specification delivery,

provided always that “consequential loss or damage” shall not include any liquidated damages expressly set forth in this Agreement.

24.2         Limitation of Liability

(a)	Owner’s aggregate liability under, relating to or connected with this Agreement shall not under any circumstances whatsoever exceed USD ***** (*****) excluding any express liability to indemnify Charterer and liability in respect of the payment or non-payment of excess fuel loss and the value of LNG onboard the Vessel pursuant to the provisions of this Agreement. Such aggregate liability shall also exclude Owner’s liabilities under Clause 24.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	Charterer’s aggregate liability under, relating to or connected with this Agreement shall not under any circumstances whatsoever exceed USD ***** (*****), excluding any express liability to indemnify Owner and liability in respect of the payment or non-payment of Hire. Such aggregate liability shall also exclude Charterer’s liabilities under Clause 24.

24.4         Charterer’s Termination Damages

If this Agreement is terminated by Charterer pursuant to Clause 16.1, Owner shall, subject to the applicable limitation provisions in this Agreement, compensate Charterer for its loss of bargain/opportunity.

24.3         Owner’s Termination Damages

If this Agreement is terminated by Owner pursuant to Clause 16.2, Charterer shall, subject to the applicable limitation provisions in this Agreement, compensate Owner for its loss of bargain/opportunity.

24.5         Loss of Vessel

Should the Vessel be lost, be a constructive or compromised total loss, or be missing, this Agreement shall terminate and Hire shall cease at the time on which the Vessel was lost, unless otherwise agreed between the Parties. Any Hire paid in advance and not earned shall be returned to Charterer.

24.6        Total Loss

(a)	Should the Vessel become an actual, constructive, compromised or agreed total loss, all insurance payment for such loss shall be paid to Owner, who shall distribute the moneys between themselves and Charterer according to their respective interests.

(b)	Charterer shall upon the request of Owner, promptly execute such documents as may be required to enable Owner to abandon the Vessel to the insurers and claim a constructive total loss.

24.7         Vessel Missing

Should the Vessel be missing, this Agreement shall terminate and Hire shall cease at noon on the day on which she was last heard from. Any Hire paid in advance and not earned shall be returned to Charterer and Owner shall reimburse Charterer for the value of the estimated quantity of bunkers on board at the time of termination, at the price paid by Charterer at the last bunkering port.

24.8         Heel on Board Vessel Lost or Missing

Notwithstanding Clause 38 (Exceptions) of Appendix 1, if the Vessel is lost or missing Owner shall also reimburse Charterer for the value of the estimated Heel remaining on board, if any, valued at the LNG Price, or if no LNG Price has been agreed, at Charterer’s realised sale price at the last port of discharge.

25.          Confidentiality

The Parties agree to keep the terms and conditions of, and any information obtained by a Party from the other in connection with, this Agreement (the “Confidential Information”) strictly confidential; provided, however, that a Party (“Disclosing Party”) may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the Disclosing Party;

(b)	it is required to be disclosed under applicable Law or by order of a Governmental Authority (provided that the Disclosing Party shall give written notice of such required disclosure to the other Party prior to the disclosure);

(c)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings; or

(d)	to any of the following Persons on a need to know basis:

(i)	an Affiliate;

(ii)	contractors or subcontractors of either Party in connection with this Agreement;

(iii)	employees, officers, directors and agents of the Disclosing Party or an Affiliate;

(iv)	professional consultants retained by a Disclosing Party; or

(v)	financial institutions advising on, providing or considering the provision of financing to the Disclosing Party or an Affiliate;

provided, however, that the Disclosing Party shall exercise due diligence to ensure that no such Person shall disclose Confidential Information to any unauthorized Person or under any unauthorized circumstances.

26.          Novation, Assignment and Transfer

Owner shall not, without the prior written consent of Charterer, which shall not be unreasonably withheld:

(a)	sell, transfer or otherwise dispose of the Vessel;

(b)	save in connection with any Approved Mortgage, novate, assign or otherwise transfer any of its rights, benefits or obligations under this Agreement.

27.          Representations and Warranties

27.1       Owner’s Representations

Owner hereby represents and warrants to Charterer that, as at the date hereof:

(i)	it is a company duly incorporated and validly existing and in good standing under the Laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same;

(ii)	this Agreement constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Owner of this Agreement will not contravene any applicable Law, having jurisdiction over Owner or the Vessel;

(iii)	it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Agreement against it or the rights of Charterer under the terms of this Agreement; and

(iv)	this Agreement, its execution and delivery will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Owner is a party or its property is bound.

27.2         Charterer’s Representations

Charterer hereby represents and warrants to Owner that, as at the date hereof:

(i)	it is a corporation duly incorporated and validly existing and in good standing under the Laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same;

(ii)	this Agreement constitutes legal, valid and binding obligations applicable to it and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by Charterer of this Agreement will not contravene any applicable Law of any Governmental Authority, having jurisdiction over Charterer;

(iii)	it has not taken nor to its knowledge has it omitted to take any actions which would adversely affect the enforceability of this Agreement against it or the rights of Owner under the terms of this Agreement; and

(iv)	this Agreement, its execution and delivery will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which Charterer is a party or its property is bound.

28.          Non-Waiver

No act, omission, course of dealing, forbearance, indulgence, approval or delay by Owner or Charterer in exercising their rights hereunder (whether pursuant to any default of the other Party or otherwise), or in enforcing any of the terms or conditions of this Agreement, nor any granting of time, shall prejudice or affect or be in derogation of the rights and remedies of such Party hereunder and no such matter shall be treated as evidence, or constitute a waiver, of any rights of Owner or Charterer as the case may be.

No waiver of any breach or failure to enforce any right shall be valid or binding unless such waiver has been made in writing and signed by the Party granting or consenting to such waiver. No waiver shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

29.          Notices

29.1        Address for Notices

Any notice to be given, or required to be given, by either Party to the other Party hereunder, shall be sent by fax, registered mail, e-mail or registered airmail to the following addresses:

(A)	For Owner

HOEGH LNG CYPRUS LIMITED

c/o Höegh LNG AS, Drammensveien 134, 0277 Oslo, Norway, Att. HMLP CEO/CFO

(B)	For Charterer

HOEGH LNG Klaipeda LLC

c/o Höegh LNG AS, Drammensveien 134, 0277 Oslo, Norway, Att. COO

29.2       Receipt of Notices

Any notice required to be given pursuant to this Agreement shall be deemed to be duly received only:

(a)	In the case of a letter, whether delivered in course of the post or by hand or by courier, at the date and time of its actual delivery if within normal business hours on a working day at the place of receipt, otherwise at the commencement of normal business on the next such working day; and

(b)	In the case of a facsimile or e-mail, at the time of transmission recorded on the message if such time is within normal business hours in the country of receipt, otherwise at the commencement of normal business hours on the next working day at the place of receipt, provided that a notice given by e-mail should be confirmed by fax within 24 hours from the time it was given.

29.3       Communications

Unless otherwise expressly provided in this Agreement, all notices, approvals, agreements, rejections, requests, consents, elections, instructions, designations, authorizations, responses, and all other communications required to be given by either Owner or Charterer to the other one under or in connection with this Agreement shall be in writing and in the English language

30.       Governing Law and Arbitration

30.1       Governing Law

This Agreement shall be governed by the laws of England and Wales.

30.2       Arbitration

(a)	Any dispute, controversy or claim which may arise out of or in connection with the Agreement or the implementation, breach, termination, validity or existence thereof which cannot be amicably settled by the Parties shall be referred to arbitration in London. Arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (“LMAA”) Terms current at the date of commencement of the arbitration proceedings decided by arbitration held in London.

(b)	The arbitral panel shall issue its reasoned award in writing, and is authorized to award costs and attorneys’ fees to the prevailing Party as part of its award.

(c)	Any award shall be final, binding and enforceable against the Parties in any court of competent jurisdiction.

(d)	The Parties shall continue to perform this Agreement during arbitration proceedings and the arbitral panel shall have the authority to determine the validity of this Agreement and to arbitrate any dispute submitted to it.

31.       Third Party Rights

(a)	Except as provided in Clause 31(a) and 31(b), nothing in this Agreement shall confer on any Person any right to enforce any term of this Agreement which that Person would not have but for the Contracts (Rights of Third Parties) Act 1999.

(b)	Each Charterer Indemnified Party shall be entitled to its own right to enforce the terms of Appendix 2, Clause 9.1 subject to the following:

(i)	each Charterer Indemnified Party’s rights under this Agreement are personal to such Charterer Indemnified Party and may not be assigned or otherwise transferred in whole or in part; and

(ii)	the Parties may rescind, amend or vary any provision of this Agreement, including Appendix 2, Clause 9.1, or terminate this Agreement at any time in accordance with its terms at any time without the consent of each Charterer Indemnified Party (other than the Charterer), even if as a result a right to enforce that a Charterer Indemnified Party may otherwise have had is amended, varied or extinguished.

(c)	Each Owner Indemnified Party shall be entitled to its own right to enforce the terms of Appendix 2, Clause 9.2, subject to the following:

(i)	each Owner Indemnified Party’s rights under this Agreement are personal to such Owner Indemnified Party and may not be assigned or otherwise transferred in whole or in part; and

(ii)	the Parties may rescind, amend or vary any provision of this Agreement, including Appendix 2, Clause 9.2, or terminate this Agreement at any time in accordance with its terms at any time without the consent of each Owner Indemnified Party (other than the Owner), even if as a result a right to enforce that an Owner Indemnified Party may otherwise have had is amended, varied or extinguished.

32.       Waiver of Immunity

Each Party irrevocably waives any claim to immunity in relation to any arbitration or court proceedings arising out of or connected with this Agreement, including immunity from:

(a)	jurisdiction of any court or tribunal;

(b)	service of process;

(c)	injunctive or other interim relief, or any order for specific performance or recovery of land; and

(d)	any process for execution of any award or judgment against its property.

IN WITNESS WHEREOF the Parties have executed this Agreement in duplicate as of the date above first written.

For and on behalf of Owner: /s/ Steffen Føreid Name: Steffen Føreid Title: Attorney-in-fact	For and on behalf of Charterer: /s/ Sveinung J. S. Støhle Name: Sveinung J. S. Støhle Title: Authorised Signatory

Schedule I – Gas Form C (Höegh Gallant, IMO No. 9653678)

GAS FORM C	Höegh lng

Vessel Name: Höegh Gallant Date: 14/10/2019 select form status below Final

General

(a)	Name of Vessel	Höegh Gallant
(b)	Builder and Yard	Hyundai Heavy Industries Co. Ltd Ulsan Shipyard
(c)	Hull No.	2550
(d)	Year Built	2014
(e)	Date Delivered	11/04/2014
(f)	Vessel type	LNGC / FSRU
(g)	Port of Registry and Flag	Oslo, Norway
(h)	IMO Number	9653678
(i)	MMSI	257528000
(j)	Call Sign	LAUI7
(k)	Classification Society	DNV- GL
(l)	Class notation

Det Norske Veritas, +1A1 Tanker for Liquefied Gas,
Ship Type 2G, (-163°C, 500kg/m3, 25kPa),

NAUTICUS (new building), REGAS-2, EO, NAUTOC,
CLEAN, BIS, CSA-FLS2, PLUS, COATPSPC(
B), Recycable, GAS FUELLED, TMON,
OPP-F

(m)	Protection and Indemnity Club	Gard
(n)	Is vessel approved	USCG Yes ☒ No ☐ IMO Yes ☒ No ☐

1. Principal Particulars

(a)	Length overall (LOA)	294.07
(b)	Length Between Perpendiculars (LBP)	282.00
(c)	Breadth moulded	46.0 m
(d)	Depth moulded	26.0 m
(e)	Height overall — keel to highest fixed point	62.77

(f)	Maximum air draught (with full ballast and half bunkers) (corresponding draughts)	51.17 m
11.60 m
(g)	Deadweight on summer load line	93 662.5
(h)	Draught on summer load line (ext.)	12.62
(i)	Displacement summer Load Line	128 358
(j)	Design Deadweight	82 318.5
(k)	Design Draught	11.621
(l)	Design Displacement	117 014
(m)	Gross Tonnage (International)	109 844
(n)	Net Tonnage (International)	36 732
(o)	Gross Tonnage (Suez)	111 523.33
(p)	Net Tonnage (Suez)	94 975.61
(q)	Light Ship Displacement	36 400
(r)	Displacement (maximum)	131 372
(s)	Windage: Lateral	6508.5 m2 Summer draft 7528.9 m2 Ballast draft
	Longitudinal transverse	1544.2 m2 Summer draft 1528.9 m2 Ballast draft

Classification: HLNG Confidential – Copyright Höegh LNG © all rights reserved	1

GAS FORM C	Höegh lng

(t)	Classification designation	1A1 Tanker for liquified gas BIS Clean COAT-PSPC(B) E0 Gas fueled NAUT(OC) NAUTICUS(Newbuilding) OPP-F Recyclable REGAS (2) TMON
(u)	Conditions of Carriage (as defined on Certificate of Fitness):	Product: Methane(LNG), Cargo Tanks 1-4:
Minimum temp -163degC, Max Press.
0.25bar g(Seagoing) 0.70 bag g (FSRU mode
and in harbour) Max.Filling limit 98.5% at
reference temp. Max.density cargo
500kg/m3

2. Operating Draught and Deadweight

(a)	Draught filling to 98.5% (@ cargo density 0.47 kg/m3)	11.62 m
(b)	Deadweight filling to 98.5%(@ cargo density 0.47 kg/m3)	82 318.5 mt

3. Ballast System

(a)	Total capacity of ballast water tanks	53 498 m3
(b)	Number, capacity and head of pumps for handling ballast	5x (3x2600m3/h) (2x400m3/h)
(c)	Is Vessel able to ballast / de-ballast within the cargo loading/discharging period?	Yes
(d)	Can the Vessel undertake ballast exchange at sea within 24 hours	Yes
(c)	Vessel equipped with Ballast Water Treatment system	Yes

4. Main Certificates:

(a)	Load line Certificate	Issued: 15/06/2019
(b)	Safety Equipment Certificate	Issued: 15/06/2019
(c)	Certificate of Fitness (IGC)	Issued: 15/06/2019
(d)	Certificate of Tonnage	Issued: 25/10/2017
(e)	IOPP	Issued: 15/06/2019
(f)	Document of Compliance	Issued: 29/04/2019
(g)	USCG Certificate of Compliance	Issued: 07/11/2018
(i)	SIRE Inspection	30/11/2019
(j)	Port state control	13/12/2018

4.1 Is certification held indicating compliance with the following?

(k)	ISPS Code	Yes
(l)	Rules and Regulations of Suez Canal Authorities	Yes
(m)	ISM	Yes

5. Propulsion

(a)	Type and make of propulsion plant	WARTSILA 8L50DF X 3, WARTSILA 6L50DF X 1
(b)	Maximum rated power and RPM	20000 KW X 76 RPM
(c)	Proposed service power and RPM	18kts 76rpm
(d)	Grade of Fuel	Diesel/Gas
(e)	Dual Fuel Burning	Yes
(f)	Propeller	FIXED RIGHT HANDED, 5 BLADES, WET FIT KEYLESS TYPE
(g)	Thrusters	N/A

Classification: HLNG Confidential – Copyright Höegh LNG © all rights reserved	2

GAS FORM C	Höegh lng

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

6. Speed / Consumption

(a)		Maximum fuel consumption (Tonnes of Fuel Oil Equivalent / day)
	Speed (Knots)	Laden	Ballast
	18	*****	*****
	17	*****	*****
	16	*****	*****
	15	*****	*****
PROVIDED FOR INFORMATION ONLY – NOT GUARANTEED

(b)	Trial Speed at Maximum Power (with 21% sea margin at ballast draught)	***** Knots
(c)	Service Speed (MPP with 21% sea margin at design draught)	***** Knots
(d)	Consumption in Port (cargo operations)	*****mt per day (unloading) *****mt per day (loading)
(e)	Consumption in Port (idle)	*****mt per day
(f)	Consumption for inert gas generation	*****mt per day of ISO8217:2010 DMA/DMB (assuming 16 hours complete inerting operation)

7. Boilers and Steam Capacity

(a)	Number and type of boilers	Mitsubishi Type: Top-fired, dual fuel auxiliary marine boiler Model: MAC-14SF No. of sets: 1
(b)	Maximum steam output available	14000kg/h
(c)	Normal service output corresponding to 5(b)	0.8MPa saturated steam

8. Cargo Tanks

(a)	Number of tanks	4
(b)	Capacity of LNG tanks at normal filling level No 1 Tank No 2 Tank No 3 Tank No 4 Tank Total	26 141.070 47 122.142 47 127.277 47 109.752 167 500.241

Classification: HLNG Confidential – Copyright Höegh LNG © all rights reserved	3

GAS FORM C	Höegh lng

(c)	Gross Capacity of LNG tanks at 100% No 1 Tank No 2 Tank No 3 Tank No 4 Tank Total	26 539.157 47 839.738 47 844.951 47 827.159 170 051.005
(d)	Partial loading / filling restrictions	Between 2,75 m and 70% of tank height
(e)	The Vessel’s cargo tanks can be cooled down from ambient in:	10 Hours
(f)	Maximum filling rate	10 000 m3/h
(g)	Relief valve settings (MARVS)	70 kPa FSRU 25K kPa LNGC
(h)	Loaded Condition Boil-Off rate	0.15% per day
(i)	Ballast Condition Boil-Off rate	0.15% per day

9. Cargo Discharge

(a)	Number of cargo pumps per tank	2
(b)	Make and type of cargo pumps	Shinko Electric motor driven, Vertical, Centrifugal, Submerged
(c)	Design rated capacity of each cargo pump and corresponding discharge head	2 main cargo pumps in each tank. Capacity: 1000m3/h Head: 160 mlc 1 regas feed pump (retractable) in each tank Capacity: 550 m3/h Head: 160 mlc
(d)	Number of spray (stripping) pumps per tank	1
(e)	Make and type of spray (stripping) pumps	Shinko Electric motor driven, Vertical, Centrifugal, Submerged
(f)	Design rated capacity of each spray pump and corresponding discharge head	Capacity: 50 m3/h Head: 145 mlc
(g)	Number, Make and Capacity of Auxiliary Pumps (i.e. fuel gas for X-DF)	4, Shinko Industries Ltd. Model: SMR200 Type: Centifugal Capacity: 550m3/h at 1.6MPa
(h)	Bulk discharge time (not including start up and stripping periods) — assume head at ship's rail = 80 mlc and no restrictions on vapour return from shore.	17 hrs

10. Cryogenic Systems

(a)	Type of LNG containment system	Mark III Reinforced
(b)	Design temperature	-163 °C
(c)	Make and type of vapour return compressors	Cryostar CM400/55
(d)	Number and rated capacity of vapour return compressors and corresponding discharge head	2 x 30,000 m3/h
(e)	Is a steam dump system provided?	See pt 7

Classification: HLNG Confidential – Copyright Höegh LNG © all rights reserved	4

GAS FORM C	Höegh lng

If so, is the capacity sufficient to deal with all excess steam generated by the boilers at max designed Boil-Off rate with engines stopped according to Class & USCG Rules?
(f)	Total capacity of liquid nitrogen storage tanks (if nitrogen generator not fitted)	NC1.1-1609P-WKP-125-970 - Integrated feed air compressor and nitrogen generator No. of sets: 2 Unit capacity: 125m3/h
(g)	Gas Heaters	Cryostar Type: Sheel and tube Model: 108-UT-38/34-3.8
(h)	Vaporisers	Cryostar Type: Shell and Tube Model: 65-UT-38/34-5.2

11. LNG Measurement and Tank Calibration

(a)	Are all tanks calibrated and certified by a qualified agency? (Specify agency)	Yes Intertek Kimsco Co.,Ltd
(b)

Make and type of primary system for measuring cargo level,
temperature and pressure

Level measuring system accuracy and range

Temperature measuring system accuracy and range

Pressure measuring system accuracy and range

- Radar Level Gauge :

Maker : Kongsberg

Type : GLA-100/5

Range: 0 to 50m

- Temperature :

Maker : Kongsberg

Type : PT-100 ohm MN3927

Range: -196°C to 400°C

Accuracy: (+/-) 0.1°C (-165°C to -145°C)

- Pressure Transmitter :

Maker : Kongsberg

Type : Absolute Pressure transmitter GT 402

Range: 0.25 to 600bar

Accuracy: 0.25 – 0.9%

(c)	Is secondary system for measuring LNG liquid level fitted and, if so, state type and measuring accuracy	Maker : Whessoe Type : 1761 / 2047MT/1084 Accuracy : ± 7.5 mm

12. Cargo Manifolds

(a)	Do manifolds follow requirements of Vol Category “B” of OCIMF “Recommendations for Manifolds for Refrigerated Liquefied Natural Gas Carriers (LNG)” 2nd Edition — 1994? (If “No”, state variations)	Yes
(b)	State layout of liquid and vapour connections	L – L – V - L - L
(c)	Distance of the centre of manifolds from amidships	LOA/2 + 2.50 meter (Vapour Centre Line)
(d)	Distance of presentation flange from ship's side	3612 mm
(e)	Distance of presentation flange from ship's rail	3416 mm
(f)	Height of manifold centre above keel	31386 mm
(g)	Size and location of liquid nitrogen loading connection	N/A

Classification: HLNG Confidential – Copyright Höegh LNG © all rights reserved	5

GAS FORM C	Höegh lng

13. Emergency Shutdown System and Ship/Shore Compatibility

(a)	At what cargo level (%) is overflow protection activated? (State if applicable both, LNGC Mode and FSRU Mode)	99% (LNGC) 98.5% (FSRU)
(b)	Does overflow protection activate the following: Trip ESD system? Close manifold valves? Trip cargo pumps? Trip ship/shore link system?	Yes
(c)	What ship/shore link systems are installed: Optical Fibre Link Electric Links — Pyle-National / Miyake connector Pneumatic ESD Link	Yes

14. Bunkers

(a)	Capacity of heavy fuel oil bunker tanks @ 98% (SG 0.90)	388.4 m³
(b)	Capacity of gas oil bunker tanks @ 98% (SG 0.90)	5,478 m³
(c)	Maximum bunker loading rate	500 mt/hr
(d)	Segregated low sulphur fuel oil storage capacity	N/A

15. Fresh Water Capacity

(a)	Capacity of fresh water generators	88m³/h at 480kPa
(b)	Distilled capacity	200 m3
(c)	Domestic capacity	200 m3
(d)	Distilled consumption	4 m3/day
(e)	Domestic consumption	8 m3/day

16. Inert Gas Generation

(a)	Type and make of equipment	Hamworthy Moss Inert Gas Generator, High Turbulent
(b)	Capacity	16.000Nm³/h
(c)	Quality of gas O2 Max	1-2% by volume
(d)	Quality of gas CO Max	100ppm
(e)	Quality of gas SO2 Max	1 ppm
(f)	Quality of gas NOx Max	100ppm
(g)	Dew point	-45°C

17. Nitrogen

(a)	Type and capacity of nitrogen generation system	Air Products Prism, Capacity 2x125 nm3/h at 97%
(b)	Consumption	30 Nm3/h
(c)	Liquid nitrogen storage	N/A
(d)	Nitrogen generator capacity	2 x 125 Nm3/h @ 97%
(e)	Pressure tank	1.0MPa (Operating Press.maximum)

18. Gas Compressors

(a)	Low duty (fuel gas compressor): No. and capacity	3x4400 m3/hr
(b)	Low duty (fuel gas compressor): maker	Cryostar
(c)	High Duty Compressor: No. and Capacity	2x32.000c
(d)	High duty (fuel gas compressor): maker	Cryostar

Classification: HLNG Confidential – Copyright Höegh LNG © all rights reserved	6

GAS FORM C	Höegh lng

19. Electrical Generating

(a)	Number of electric generators	Main: 3 Auxiliary: - Emergency: 1
(b)	Type of electric generators	Four-stroke, in-line, single acting, 8-cylinder, dual fuel, turbocharged, non-reversible
(c)	Output of electric generators	GE 1, 2 and 3 - 8,367lVA GE 4 - 6,277kVA
(d)	Fuel type and quantity at full load of electric generators	MDO – 145 m3/day
(e)	Power required for discharge / de-ballasting at full rate	5800 kW

20. Deck Machinery

(a)	Winches	8 Mooring Winches
(b)	Ropes	Acera Amundsen 44MM 1310KN (spliced)/1460KN (unspliced) Platinum 2x1,8M Supereye
(c)	No. Ropes Forward	11
(d)	No. Ropes Aft	12
(e)	Tails	Timm Signal Master Ringtail 72mm, 11m
(f)	Derricks, Cranes – Type and SWL	3x Electro-hydraulic cylinder luffing jib, 1x Knuckle boom
(g)	Anchors	2 x 15,000 kg High Holding Power Type Stockless Anchor @14 shackles of anchor chain
(h)	Emergency towing device	Forward, Type : Keta-43F and Aft, Type : Keta-40A

21. Navigation and Communications

(a)	Type and number of radar sets fitted	S-BAND Furuno FAR-2839S X-BAND Furuno FCR-2829
(b)	Is an approved GMDSS installed? (Type?)	Yes Furuno MF/HF FS 2575, INM-C FELCOM-18
(c)	Is an additional Sat Com system installed? (Type?)	Yes, Furuno
(d)	Is Suez Canal Projector fitted?	Yes

Classification: HLNG Confidential – Copyright Höegh LNG © all rights reserved	7

GAS FORM C	Höegh lng

22. List of compatible LNG Terminals:

Although the vessel or sister vessels has previously been found compatible with the below list of terminals, continued compatibility cannot be guaranteed and re-confirmation with the terminal may be required.

Load Ports	Discharge Ports
Algeria - Bethioua M5	Argentina - Bahia Blanca
Algeria - Arzew	Belgium - Zeebrugge
Australia - Pacific LNG (APLNG) terminal	Canada - Canaport
Australia - Gladstone LNG (GLNG) terminal	China - Shenzhen Guangdong Dapeng
Australia - Queensland Curtis LNG (QCLNG) terminal	China - Yuedong LNG
Australia - Gorgon LNG project	China - Zhuhai
Australia - Wheatstone LNG project	China - Zhejiang (Ningbo LNG)
Australia - North West Shelf (NWS) LNG project	China - Fujian
Australia - Darwin LNG project	China - Hainan LNG
Australia - Dampier	France - Fos Cavaou
Australia - Pluto LNG project	France - Montoir Upstream (GDF-1)
Australia - Whitnell Bay	France - Montoir Downstream (GDF-2)
Cameroon - Hilli	France – Ushant Island
Egypt - Ain Sokhna	France - Dunkirk
Egypt - Idku	India - Dahej
Equatorial Guinea - Punta Europa	India - Kochi
Equatorial Guinea - Marathon	Italy - Leghorn
Malaysia - Bintulu	Italy - OLT Toscana
Nigeria - Bonny Jetty No.1	Japan - Oita
Norway - Snohvit	Japan - Himeji
Oman - Qalhat	Japan - Mizushima
Peru - Pampa Melchorita	Japan - Chita
Qatar - Ras Laffan No.1	Japan - Futtsu No.1 & No.2
Qatar - Ras Laffan No.2	Japan - Senboku II-1 & 2
Qatar - Ras Laffan No.3	Japan - Ohgishima
Qatar - Ras Laffan No.4	Japan - Sakai
Qatar - Ras Laffan No.5	Korea - Tong Yeong
Qatar - Ras Laffan No.6	Korea - Incheon No.1 & 2
Trinidad&Tobago - Atlantic - Jetty 1,2(Point Fortin)	Korea - Pyeong Taek No.1 & No.2
UAE - Das Island	Korea - Tongyuong No.1 & No.2
USA - Cameron	Mexico - Costa Azul
USA - Cove Point North	Netherlands - Gate
USA - Cove Point South	Oman - Sohar
USA - Sabine Pass	Poland - Swinoujscie
Yemen - Bal Haf	Portugal - Sines
Bontang LNG Terminal	Singapore - Singapore
Tagguh LNG terminal	Spain - El Ferrol, Huelva, Barcelona, Bilbao, Sagunto, Cartagena, Fos, Reganosa (Magurdos)
Taiwan - Yung-An No.1 East
Taiwan - Yung-An No.2 West
UK - Isle of Grain
UK - South Hook

Classification: HLNG Confidential – Copyright Höegh LNG © all rights reserved	8

Schedule II – Marine Crew

The Vessel will be operating with a minimum daily complement of 12 officers (see list below). The total complement of Marine Crew onboard will usually vary between 28 and 32 people, but Owner shall be flexible to man the Vessel according to what it deems to be prudent from time to time (provided that they always comply with class and flag state requirements).

1.        Officers

- Master

- Chief Officer

- 2nd officer (Class D2)

- 3rd Officer (Class D4) x 2

- Chief Engineer

- Cargo Engineer x 2

- 2nd Engineer

- Duty (3rd) Engineers x 2

- Electro Technical Officer (ETO)

2.       Other Marine Crew

The Vessel shall also be manned with various rankings to ensure that key functions are covered for the various departments. This shall include (but not be limited to) position such as:

- Bosun

- Wiper

- Fitter

- Able Seaman

- Ordinary Seaman

- Chief Cook

- 2nd Cook

- Messman

- ii -

Schedule III - HLNG Performance Guarantee

Schedule III – Höegh LNG Performance Guarantee

THIS DEED OF GUARANTEE AND INDEMNITY (this "Deed") is made on ………………….. 2020

BETWEEN:

(1)       HÖEGH LNG LTD., a company organised and existing under the laws of Bermuda having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM 12, Bermuda (the "Guarantor"); and

(2)       HÖEGH LNG CYPRUS LTD., a company organised and existing under the laws of Cyprus having its registered office at Kanika International Business Centre, 6th Floor, Flat 4, Germasogeia, 4046 Limassol, Cyprus ("HLNG Cyprus" or “Owner”),

(each a "Party" and together the "Parties").

RECITALS

(A)      Pursuant to an Lease and Maintenance Agreement entered into on or about the date of this Deed (the "LMA") between HLNG Cyprus and Hoegh LNG Chartering LLC, a company incorporated and existing under the laws of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 ("Charterer"), Owner has agreed to let the Vessel to Charterer.

(B)      The Guarantor has agreed to guarantee to HLNG Cyprus the performance by Charterer of all its obligations and liabilities under the LMA on the terms of this Deed.

THE PARTIES AGREE AS FOLLOWS:

1.         DEFINITIONS AND INTERPRETATION

1.1       In this Deed, words and phrases commencing with capital letters will, unless a contrary intention appears or unless such words and phrases are otherwise defined in this Deed, have the same meaning ascribed to them under the LMA.

1.2       In the event of any conflict between the LMA and this Deed, this Deed will prevail.

1.3       In this Deed, a reference to a “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.4       In this Deed, the words “include” and “including” shall mean include or including without limitation and are used in an illustrative sense and not a limiting sense.

2.        GUARANTEE AND INDEMNITY

2.1      The Guarantor guarantees to HLNG Cyprus that Charterer shall duly perform all of its obligations contained in the LMA (the "Obligations"). If Charterer shall in any respect fail to perform its respective obligations under the LMA (subject to the terms and conditions provided therein) or shall commit any breach thereof, the Guarantor undertakes to perform said obligations under the LMA. When the Guarantor renders performance as described herein, Charterer shall be released and discharged from performance under the LMA to the extent that such obligations and liabilities have been discharged by the Guarantor hereunder.

Side 1 av 6

2.2       The Guarantor agrees that if, for any reason, any amount claimed under this Deed is not recoverable solely on the basis of a guarantee, the Guarantor will, as principal obligor and as separate and independent obligations and liabilities from its obligations and liabilities under clause 2.1, indemnify HLNG Cyprus against all loss, debt, damage, interest, liability, cost and expense (including reasonable legal expenses) incurred or suffered by HLNG Cyprus by reason of a failure by Charterer to perform any or all of the Obligations when they are due and performable. The amount payable by the Guarantor under this indemnity shall not exceed the amount it would have had to pay under this Deed if the amount claimed in respect of such breach or non-performance had been recoverable on the basis of a guarantee.

2.3       For the purposes of this Deed, any money judgment, arbitrator's award or expert's decision against Charterer in favour of HLNG Cyprus under or in connection with the LMA shall be conclusive evidence of any liability of Charterer to which that judgment, award or decision relates and the Guarantor agrees to satisfy and discharge any money judgment, arbitrator's award or expert's decision made against Charterer in favour of HLNG Cyprus.

3.         PRESERVATION OF RIGHTS

3.1       The obligations of the Guarantor under this Deed are in addition to and independent of any other security which HLNG Cyprus may at any time hold in respect of the Obligations.

3.2       The Guarantor's guarantee and undertakings hereunder shall be unconditional and irrevocable, and without prejudice to the generality of the foregoing, the Guarantor shall not be released or discharged from its liability hereunder by:

(a)       any waiver or forbearance by HLNG Cyprus of or in respect of Charterer' obligations under the LMA whether as to performance or otherwise howsoever, or by any failure by HLNG Cyprus to enforce the LMA or this instrument; or

(b)       any alteration to, addition to, or deletion from the LMA or the scope of work to be performed under the LMA; or1

(c)       any change in the shareholding relationship between the Guarantor and Charterer; or

(d)       any other fact, circumstance, act, event, omission or provision of statute or law or otherwise which but for this clause might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor under this Deed or any of the rights, powers or remedies conferred on Charterer by this Deed or by law, and the Guarantor's guarantee and undertakings hereunder shall continue in force until all Charterer's obligations under the LMA and all of the Guarantor's obligations hereunder have been duly performed.

3.3       Notwithstanding any other provision of this Deed the obligations guaranteed by the Guarantor and the liability of the Guarantor under this Deed shall not exceed the liability of Charterer under the LMA.

3.4       Subject to clause 2.3, the Guarantor shall be entitled to exercise all of the contractual protections, limitations and exclusions of liability in respect of any claim made hereunder as are available to Charterer under the LMA.

1 Note: If the LMA is ever amended, English case law may require a reaffirmation of this Deed by Guarantor.

Side 2 av 6

4.         CLAIM LIMITATIONS

4.1       The Guarantor must not (so long as Charterer has any actual or contingent Obligations pursuant to the LMA) by reason of performance by it of its obligations under this Deed claim by the institution of proceedings or the threat of proceedings or otherwise (whether on the basis of an indemnity or otherwise) any sum from Charterer, where and to the extent that such claim:

(a)       would lead to the insolvency of Charterer or place Charterer at material risk of becoming insolvent; or

(b)       would otherwise materially affect the ability of Charterer to perform its obligations under the LMA.

5.         RECOURSE IN ACCORDANCE WITH THE LMA

5.1       Notwithstanding the provisions of clause 2.3, HLNG Cyprus shall be entitled to make a claim under this Deed in accordance with clause 7.3 of the LMA or otherwise if Charterer has failed to perform any other obligation under the LMA.

5.2       HLNG Cyprus will not be obliged, before enforcing any of its rights or remedies conferred upon it by this Deed or by law, to take any step or action, including:

(a) the taking of any legal proceedings or action or the obtaining of any judgment against Charterer in any court, arbitration, determination or adjudication;

(b) the making or filing of any claim in bankruptcy, liquidation, winding up or dissolution of Charterer; or

(c) the pursuance or exhaustion of any other right or remedy against Charterer,

and the liabilities of the Guarantor under this Deed may be enforced as set out in clause 5.1 irrespective of whether any legal proceedings are being or have been taken against Charterer.

6.         CONTINUING OBLIGATION

This Deed is a continuing guarantee and will remain in full force and effect until each and every part of the Obligations have been discharged and performed in full.

7.         REINSTATEMENT

If the Guarantor is discharged or released in any way as a result of any payment or performance by Charterer or any other person which is set aside under insolvency legislation or for any other reason, the Guarantor's liability hereunder shall be reinstated as if such payment or performance had not occurred.

8.         NO WITHHOLDING TAX

All payments made by the Guarantor under this Deed must be made in full without deduction or withholding for or on account of any Taxes. If any deduction or withholding from any payment is required by law then, to the extent that such deduction or withholding would not be required if such payment were made by Charterer under the LMA, the Guarantor will promptly pay to HLNG Cyprus an additional amount being the amount required to procure that the aggregate net amount received by Charterer will equal the full amount which would have been received by it had no deduction or withholding been made.

Side 3 av 6

9.         WARRANTIES

The Guarantor represents and warrants to HLNG Cyprus that:

(a)       the Guarantor is duly incorporated with the power to execute and perform the obligations under this Deed;

(b)       the Guarantor's obligations under this Deed are valid, binding and enforceable at law;

(c)       the Guarantor has taken all necessary corporate or other action to authorise the execution and performance of this Deed; and

(d)       the execution and performance of this Deed will not contravene any law or regulation to which the Guarantor is subject or cause the Guarantor to breach its constitutional documents or any other agreement which is binding on it.

10.       ASSIGNMENT

10.1     HLNG Cyprus may assign the benefit of, and its rights under, this Deed to any person to whom HLNG Cyprus's rights and/or obligations under and in accordance with the terms of the LMA are assigned without having to obtain the consent of the Guarantor.

10.2     The Guarantor may not assign, novate or transfer any of its rights or obligations under this Deed to any person without the prior written consent of HLNG Cyprus.

11.       THIRD PARTY RIGHTS

A person who is not a Party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

12.       PARTIAL INVALIDITY AND SEVERANCE

If any provision is held to be void, invalid, illegal or unenforceable, such provision shall be divisible from this Deed and shall be deemed to have been deleted without affecting the remaining provisions of this Deed. If such deletion materially affects the interpretation of this Deed, the Parties shall seek to agree a substitute provision which reflects the commercial intention of this Deed.

13.       GOVERNING LAW

This Deed and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this Deed or its formation (including any non-contractual disputes or claims), shall be governed by and construed in accordance with English law.

14.       ARBITRATION

14.1     Any dispute, controversy or claim arising out of or in connection with this Deed or its formation, including any non-contractual disputes (a "Dispute") shall be determined by referral to arbitration in London, England, in accordance with the Rules of the London Court of International Arbitration ("LCIA Rules"), as may be amended from time to time, by a panel of three (3) suitably qualified arbitrators, fluent in English, familiar with the general principles of English law, and experienced in arbitrations conducted under the LCIA Rules. Each Party shall appoint one (1) arbitrator, and the two (2) arbitrators so appointed shall thereafter appoint the third arbitrator.

14.2     The language of the arbitration shall be English. The arbitral panel shall issue its reasoned award in writing, and is authorized to award costs and attorneys' fees to the prevailing Party as part of its award.

14.3    Any award shall be binding and enforceable against the Parties in any court of competent jurisdiction, and the Parties hereby waive any right to appeal such award on the merits or to challenge the award except on the grounds set forth in Article V of the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

Side 4 av 6

15.       NOTICES

15.1    All claims and notices to be given under this Deed must be in writing and sent by hand or courier or prepaid first-class post or recorded delivery or e-mail to the address of the relevant Party set out in clause 15.2 or such other address as that Party may by notice in writing nominate for the purpose of service and:

(a)	any claims or notices sent by prepaid first-class post or recorded delivery will be deemed (in the absence of evidence of earlier receipt) to have been delivered at 9.00 a.m. on the second business day (which expression for the purposes of this clause 15.1 means a day (excluding Saturdays) on which banks generally are open in the City of London for the transaction of normal banking business) after posting;

(b)	any claims or notices sent by courier will be deemed to have been delivered on the date and at the time that the courier's delivery receipt is signed; and

(c)	any claims or notices sent by pdf attachment to an e-mail will be deemed to have been delivered on the date of dispatch.

15.2     Unless notified otherwise, all claims and notices shall be addressed to the Parties as follows:

(a)	The Guarantor:

Address:      c/o Höegh LNG AS, Drammensveien 134, N-0277 Oslo, Norway.

Attention:    Chief Legal & Compliance Officer

E-mail:           legal@hoeghlng.com

(b)	HLNG Cyprus:

Address:      c/o Höegh LNG AS, Drammensveien 134, N-0277 Oslo, Norway

Attention:    HMLP CEO/CFO

E-mail:           steffen.foreid@hoeghlng.com

16.       COUNTERPARTS

This Deed may be executed in any number of counterparts, each of which when executed shall be an original, and all the counterparts together shall constitute one and the same instrument. Any Party may enter into this Deed by executing a counterpart and this Deed shall not take effect until it has been executed by all Parties.

17.       AMENDMENTS

No amendment of this Deed shall be effective unless it is in writing and signed by all the Parties hereto.

Side 5 av 6

IN WITNESS whereof this Deed has been executed and delivered as a deed on the date first above written.

Signed as a deed by

Steffen Føreid

for and on behalf of Hoegh LNG Cyprus Limited in the presence of:

Signature of witness

Name of witness

Address of witness

Occupation of witness

Signed as a deed by

Sveinung J. S. Støhle

for and on behalf of HÖEGH LNG LTD. in the presence of:

Signature of witness

Name of witness

Address of witness

Occupation of witness

Side 6 av 6

Appendix 1 – LNGC Terms

Execution Version

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Appendix 1 to the Lease and Maintenance Agreement between Hoegh LNG Cyprus Limited and Hoegh LNG Chartering LLC dated 30 April 2020 (the “Agreement”)

LNGC Terms

The following additional terms shall apply to the Agreement during any and all periods in which the Vessel is operating in LNGC Mode.

In case of any conflict between the main body of the Agreement and the provisions set out in this Appendix 1 – LNGC Terms, the provisions of the main body of the Agreement shall take precedence.

Contents

1.	Definitions	4
2.	Duty to Maintain while in LNGC Mode	7
3.	Safe Places and Compatibility	9
4.	Drugs and Alcohol	9
5.	Incident Reporting	9
6.	Vessel Inspection	10
7.	Geographical Trading Limits	10
8.	Instructions and Logs	11
9.	Weather Routeing	12
10.	Ice	12
11.	Ship to Ship Transfers	12
12.	Trading to Europe EU: Advance Cargo Declaration	13
13.	Trading to the United States of America or Canada: Customs	14
14.	Trading to the United States of America: Compliance	15
15.	Trading to Japan	17
16.	Terminal Rules and Conditions of Use	17
17.	Space Available, Cargo Capacity, Contamination	17
18.	Grade of Bunkers	18
19.	Quantity Determination of Bunkers and Heel	19
20.	Gas-Up, Cool-Down, LNG Retention	20

21.	Boil-Off and Heel Management	21
22.	Cargo and Heel Measurement	22
23.	Cargo Transfer Inspection and System Calibration	22
24.	Vapour Pressure, Cargo Temperature	23
25.	Cargo Receiving and Discharging Rates	24
26.	Ballast Water Treatment	24
27.	Agency	24
28.	Pilots and Tugs	24
29.	Mooring Lines	25
30.	Hull Fouling	25
31.	Off-Hire	26
32.	Drydock	29
33.	Insurance and ITOPF	31
34.	ISPS Code and United States MTSA 2002	31
35.	Bills of Lading	32
36.	Clause Paramount	34
37.	Electronic Bills of Lading	35
38.	Exceptions	35
39.	Export Restrictions	36
40.	Sanctions	36
41.	Taxes and Gross-up	38
42.	War Risks	38
43.	Additional War Expenses	39
44.	Piracy	39
45.	[Not Used]	41
46.	Laying-Up	41
47.	Salvage	41
48.	Both to Blame Collision	42
49.	New Jason Clause	42
50.	Mitigation	42
Attachment A.	Performance Calculations	43
1.	Guaranteed Speed	43
2.	Ordered Speed	43

3.	Hire Deduction for Not Achieving Ordered Speed	44
4.	Calculation of Actual Fuel Used	45
5.	Calculation of Fuel Consumption Warranty	45
6.	Boil-Off Performance	47
7.	Pricing	48
Attachment B.	Indemnity Agreement for Boarding Vessel	49
Attachment C.	Safety and Environmental Reporting Template	50

1.	Definitions

In this Appendix 1 – LNGC Terms, save where the context otherwise requires, capitalised terms shall have the meaning ascribed to them in this Clause 1 of this Appendix 1. Capitalized terms not otherwise defined in this Clause 1 shall have the meaning given in Clause 1 of the main body of the Agreement

"Achieved Speed"	means the actual Average Speed on any given Voyage net of all Excluded Periods;
“ACI”	has the meaning given in Clause 13(a)(iii) of this Appendix 1;
“AMS”	has the meaning given in Clause 13(a)(iii) of this Appendix 1;
"Average Speed"	means the speed for a given Voyage, which is calculated by taking the distance travelled divided by the duration of the Voyage. The data on distance and duration of the Vessel for any specific date will be extracted from the noon reports, log abstracts or voyage summaries submitted or transmitted by the Master;
“BMP”	means best management practices;
“Boil-Off”	means the vapour which results from vaporisation of LNG in the cargo tanks which shall, for the purposes of this Agreement, be considered as pure methane (CH4).
“Cargo Capacity”	the maximum safe LNG loading limit of the Vessel as per Gas Form C in Schedule 1.
"Certificate of Financial Responsibility"	means a certificate of financial responsibility as required by the US Oil Pollution Act 1990;
“CoC”	has the meaning given in Clause 14(b)(ii) of this Appendix 1;
“COFR”	has the meaning given in Clause 14(b)(i) of this Appendix 1;
"Cool-Down"	means the process by which LNG is sprayed into cargo tanks that have a methane or nitrogen atmosphere with the aim of attaining a cargo temperature such that LNG can be safely loaded, and according to the Vessel builders’ recommended highest temperature that would permit cargo to be loaded;
“COU”	has the meaning given in Clause 16(b) of this Appendix 1;
"CTMS"	means Custody Transfer Measurement System;
“Directive”	has the meaning given in Clause 18(a) of this Appendix 1;
"DOP"	means Dropping Outward Pilot;
“ECA”	has the meaning given in Clause 18(a) of this Appendix 1;
"EOP"	means the time at which the Vessel records End of Passage on arrival at Pilot Boarding Station, or normal waiting area of a port after any Voyage;
“EU”	means the European Union;
"Excluded Periods"	means the periods where the Vessel is ordered outside the range of Guaranteed Speeds, or where any of the exceptions in Attachment A (Performance Calculations) and Article 2 (Ordered Speed) of Attachment A (Performance Calculations) apply;
"FAOP"	means the time at which the Vessel records Full Away On Passage from DOP or other appropriate departure point on a Voyage;

"FOE, Fuel Oil Equivalent"

means the heating value equivalent that one metric tonne of fuel oil has to the heating value of one cubic metre (m3) of Boil-Off. Cubic metres of Boil-Off multiplied by Fuel Oil Equivalent Factor shall equal a deemed equivalent of Heavy Fuel Oil in metric tonnes:

BO       =Boil-Off

FOE      =Fuel Oil Equivalent

"FOE Factor (Fuel Oil Equivalent Factor)"

For LNG (Boil-Off): means Zero point four seven five 0.475 metric tonne fuel oil equals one (1) cubic meter of LNG;

For MDO/MGO: means one (1) metric tonne fuel oil equals one (1) metric tonne of MDO/MGO;

"Force Boil-Off"	means a condition where the Vessel’s staff uses the Vessel’s equipment to increase the Boil-Off rate over above the Natural Boil-Off rate. Charterer has the right to order the Vessel to undertake any period of steaming or a Voyage with Force Boil-Off where it is safe to do so;
“FLNG”	has the meaning given in Clause 3(a) of this Appendix 1;
“FSU”	has the meaning given in Clause 3(a) of this Appendix 1;
“FSRU”	has the meaning given in Clause 3(a) of this Appendix 1;
"Fuel"	means collectively its two components, fuel oil and Boil-Off, measured in tonnes of Fuel Oil Equivalent (FOE), while “fuel oil” refers only to the oil component of Fuel. Further, where it is specified and warranted in Gas Form C in Schedule 1 of the Agreement, that the Vessel uses marine gas oil for main propulsion or as a pilot fuel, this is not to be considered Fuel for the purposes of calculating the applicable FOE;
"Fuel Oil"	means Marine Diesel Oil (MDO) (DMB class of ISO 8217 with a viscosity of 6 cSt and above at 40°C), or Marine Gas Oil (DMA/DMZ class of ISO 8217 with a viscosity of 3 cSt and above at 40°C. A lower heating value of 42,700 kJ/kg as a reference point for all Fuel Oil consumption figures referred to in this Agreement;
“Fuel Price”	the price to be paid for all liquid fuels on board the Vessel. If such price is not agreed by the Parties, the LIFO principle of “Last-In, First-Out” shall apply: the invoiced price of the most recently bunkered fuels, excluding LNG, shall be used such that the quantity of the most recently bunkered fuel shall be considered as used first and the fuel bunkered earliest used last. The price for fuels paid by one Party to the other shall be adjusted accordingly in order to arrive at the Fuel Price, which shall be stated in USD per metric tonne (US$/mt).
"Gas Only"	a speed order requiring the Vessel to proceed at the speed that results from using only Natural Boil-Off in the Vessel’s or engines;
“Gas-Up”	means the process by which an inerted atmosphere in cargo tanks is replaced with a methane atmosphere to a sufficient concentration such that a Cool-Down can take place;
"Guaranteed Fuel Consumption"	means that contractual maximum daily tonnes which are to be used and calculated in accordance with Article 5(a) (Calculation of Fuel Consumption Warranty) of Attachment A (Performance Calculations);

“Guaranteed Service Speed:	means the Laden Service Speed or the Ballast Service Speed as set out in Gas Form C in Schedule 1 of the Agreement – Part 6;
Guaranteed Speed”	means any Ordered Speed that is listed with a corresponding fuel consumption in Gas Form C in Schedule 1 of the Agreement, including all incremental speeds between such listed speeds;
“ICB”	has the meaning given in Clause 13(a)(ii) of this Appendix 1;
"ICS"	means International Chamber of Shipping;
“IMO”	International Maritime Organization;
“ISPS Code”	has the meaning given in Clause 34 of this Appendix 1;
“ITOPF”	has the meaning given in Clause 31(a)(i) of this Appendix 1;
"Heel"	means LNG cargo retained in the cargo tanks on completion of discharge sufficient to allow the Vessel to remain cold for the anticipated ballast passage;
"MARPOL"	means International Convention for the Prevention of Pollution from Ships, including all protocols and annexes thereto, as promulgated by the IMO;
“MTSA”	has the meaning given in Clause 34 of this Appendix 1;
"Natural Boil-Off"	means the rate of Boil-Off from the cargo or Heel that is within the design expectation of the Vessel builder and containment manufacturer, and is guaranteed by Owner to be no more than that entered into as the “Maximum Daily Boil-Off Rate” in Gas Form C in Schedule 1 of the Agreement. This excludes any period where the Vessel is ordered to Force Boil-Off;
“Notified Vapour Pressure”	has the meaning given in Clause 24(a) of this Appendix 1;
"OCIMF"	means Oil Companies International Marine Forum;
“OPA 90”	has the meaning given in Clause 14(a)(ii) of this Appendix 1;
"Ordered Speed"	has the meaning given in Article 2(a) (Ordered Speed) of Attachment A (Performance Calculations);
"Performance Period"

means:

where the period in LNGC Mode is less than one year in total, the whole period of such period;

where the period in LNGC Mode is greater than one year the Performance Period shall mean a period of 6 months with a tolerance to allow the next cargo discharge after a 6 month period to be included, such that any Performance Period shall only include whole Voyages and shall end on completion of a cargo discharge; or

where applicable, the period from the end of the last Performance Period to Redelivery of the Vessel;

“PLA”	has the meaning given in Clause 16(b) of this Appendix 1;
“Prolonged Off-Hire”	has the meaning given in Clause 2(f) of this Appendix 1;
“P&I”	has the meaning given in Clause 33(a)(ii) of this Appendix 1;
"Safe Places"	has the meaning given in Clause 3 (Safe Places and Compatibility) of this Appendix 1;
"SAT (or Scheduled Arrival Time)"	has the meaning given in Article 2(a) (Ordered Speed) of Attachment A (Performance Calculations);

“SCAC”	has the meaning given in Clause 13(a)(i) of this Appendix 1;
"Service Speed"	means the guaranteed applicable speed shown as “Guaranteed Service Speed” in Gas Form C in Schedule 1 of the Agreement;
"SOLAS"	means International Convention for the Safety of Life at Sea, 1974, and the related Protocol of 1978, both as supplemented by amendments entering into force from time to time, and as promulgated by the IMO;
“Supplied Items”	Has the meaning given in Clause 40(c) of this Appendix 1;
"Technical Managers (or Managers)"	means such person or party as may be appointed by Owner to maintain the Vessel, her machinery and equipment, and to ensure the Vessel is correctly and competently manned, such that the Vessel is able to comply with the terms of this Agreement. This person or party may be Owner or contracted by Owner;
"Terminal Rules"	means all the rules and regulations, which may include the Conditions of Use, applicable at loading or discharge ports, as issued by either the proper port authorities or by the terminal operator acting as a reasonable and prudent operator;
“US”	means the United States of America;
"Voyage"	means a voyage, or sea passage, steamed by the Vessel from FAOP to EOP, subject to the caveat in Article 2(a)(ii) (Ordered Speed) of Attachment A (Performance Calculations), which allows for the subdivision of a Voyage into separate legs, and except for the purposes of excess Boil-Off calculation under Article 6 (Boil-Off Performance) of Attachment A (Performance Calculations), where the voyage is defined in terms of CTMS measurement as per Clause 22 (Cargo and Heel Management) herein; and
“VRP”	has the meaning given in Clause 14(c) of this Appendix 1;

2.	Duty to Maintain while in LNGC Mode

(a)	Owner shall, whenever the passage of time, wear and tear, or any event, whether or not coming within Clause 38 (Exceptions), requires steps to be taken to maintain or restore the conditions stipulated in Clauses 6 (Owner to Provide) and 8 (Shipboard Personnel and their Duties) of the Agreement, and always in compliance with, and without limitation to its obligations under, Clause 13 (Maintenance) of the Agreement exercise due diligence so as to maintain or restore the Vessel to the appropriate standard as required under those Clauses.

(b)	If at any time whilst on-hire under this Appendix 1, the Vessel fails to comply with the requirements of Clauses 6 (Owner to Provide) and 8 (Shipboard Personnel and their Duties) of the Agreement, then Hire shall be reduced to the extent necessary to compensate Charterer for such failure. To the extent that such failure affects the time taken by the Vessel to perform any services under these LNGC Terms, Hire shall be reduced by an amount equal to the value, calculated at the rate of Hire, of the time so lost. Any reduction of hire under this Clause 2(b) (Duty to Maintain while in LNGC Mode) shall be without prejudice to any other remedy available to Charterer, but where such reduction of hire is in respect of time lost, such time shall be excluded from any calculation under Attachment A(Performance Calculations).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	If Owner is in breach of its obligations under Clause 2(a) (Duty to Maintain while in LNGC Mode) above then without prejudice to any other rights under this Agreement, Charterer may so notify Owner in writing and if, after the expiry of ***** (*****) days following the receipt by Owner of any such notice, Owner has failed to demonstrate to Charterer’s reasonable satisfaction that they have exercised the due diligence required in Clause 2(a) (Duty to Maintain while in LNGC Mode) above, then the Vessel shall be off-hire, and no further hire payments shall be due for such time until Owner has demonstrated that they are exercising the required due diligence.

(d)	Owner shall advise Charterer immediately in writing should there be a substantial finding or a failure of an inspection of the Vessel. This shall apply where such inspection is required for the purposes of calling at a port or terminal, and is carried out by any competent party, including a governmental or port state authority, a terminal or a major charterer of similar tonnage. Owner shall at the same time inform Charterer of its proposed course of action to remedy the defects which gave rise to the substantial finding or caused the Vessel to fail the inspection.

(e)	If, with regard to Clause 2(d) (Duty to Maintain while in LNGC Mode) above, in Charterer’s reasonably held view either:

(i)	a failure of an inspection; or

(ii)	a substantive finding of an inspection or report,

prevents normal commercial operations or which in Charterer’s reasonable opinion will have a detrimental impact on the operation or tradability of the Vessel, then Charterer shall have the option to place the Vessel off-hire from the date and time that the Vessel fails such inspection, or becomes commercially inoperable, and the Vessel shall remain off-hire until the date and time that the Vessel passes a re-inspection by the same organisation (which shall not be unduly delayed), becomes commercially operable, or in Charterer’s reasonable opinion the findings of the inspection report cease to have a detrimental impact on the operation or tradability of the Vessel, whichever is the earliest. In such case the Vessel shall only come back on-hire at a position no less favourable to Charterer than at which she went off-hire.

(f)	In the event that in any Contract Year, the Vessel is off-hire for any period exceeding i) ***** (*****) consecutive days, or ii) ***** (*****) non-consecutive days (“Prolonged Off-Hire”), then Charterer shall have the option to terminate this Agreement by giving notice in writing to Owner, provided that if Charterer elects to terminate this Agreement, Owner shall reimburse Charterer for all LNG onboard including Heel at the LNG Price as well as accrued Off-Hire LDs and other Damages that may be due to Charterer pursuant to Clause 7.1 (Off-Hire) of Appendix 2 at the date of such termination. This Clause 2(f) is without prejudice to any other rights or obligations of Owner or Charterer under this Agreement.

3.	Safe Places and Compatibility

(a)	Charterer shall use due diligence to ensure that the Vessel is only employed between and at Safe Places where she can safely lie, always afloat. Safe Places shall include ports, berths, jetties, wharves, docks, anchorages, alongside vessels or Floating Storage Units (“FSU”), or Floating Storage and Regasification Units (“FSRU”), or Floating LNG Liquefaction Units (“FLNG”) or barges, or submarine lines, or lighters, bunker barges, and other locations, including locations at sea. Notwithstanding anything contained in this or any other clause of this Agreement, Charterer does not warrant the safety of any place to which they order the Vessel and shall be under no liability in respect thereof except for loss or damage caused by its failure to exercise due diligence as aforesaid. Subject to the above, the Vessel shall be loaded and shall discharge at any place as Charterer may direct.

(b)	Owner warrants that the Vessel is, and will remain throughout the Agreement , compatible with the LNG Terminals listed as being compatible in table 22 (“List of Compatible LNG Terminals”) in Gas Form C in Schedule 1 of the Agreement, for berthing, unberthing, and loading and discharging cargo. Owner warrants that the Vessel has all the requisite equipment to do so, without any modifications. In the event that a modification to the Vessel becomes necessary as a result of a Change in Law or is required by the Classification Society, this shall be addressed in accordance with Clause 9 (Operation) of the Agreement.

(c)	Where Charterer wishes to order the Vessel to a terminal not listed as compatible with the Vessel in table 22 (“List of Compatible LNG Terminals”) in Gas Form C in Schedule 1 of the Agreement, then Owner shall promptly take the steps required to ascertain whether the Vessel is compatible. This shall include acting expeditiously in the exchange of information with the terminal in question and undertaking mooring, or any other studies, as required. Charterer shall support Owner where required in communicating with cargo receivers with a view to expediting this process. Where Owner ascertains that modifications would be required to ensure the compatibility of the Vessel, the reasonable cost and time of the required modifications shall, subject to Charterer’s approval, be for Charterer’s account.

4.	Drugs and Alcohol

(a)	Owner warrants that it has in force an active policy which meets or exceeds the standards set out in the “Guidelines for the Control of Drugs and Alcohol On Board Ship” as published by OCIMF June 1995 (or any subsequent modification, version, or variation of these guidelines) and that this policy will remain in force throughout the Term. Owner will exercise due diligence to ensure the policy is complied with.

(b)	Persons who test positive under the aforementioned Guidelines, or refuse to be tested, or are unfit for duty (being impaired because of drug or alcohol use), shall be removed promptly from the Vessel for the remainder of the Term.

5.	Incident Reporting

Owner shall immediately report to Charterer any incident of environmental damage, any unforeseen activity or event which could have led to environmental damage, a spillage of oil or cargo on deck or into water, release or venting of hydrocarbons, breaches or potential breaches of environmental regulations, or complaint from local groups or organisations, including from enforcement agencies or individuals.

6.	Vessel Inspection

(a)	Charterer shall have the right to undertake an inspection of the Vessel at any time during the Term as it considers necessary. This right may be exercised as often and at such intervals as Charterer in its absolute discretion may determine and whether the Vessel is in port or on passage.

(b)	Owner shall afford all necessary co-operation and accommodation on board and any inspection carried out by Charterer shall be made without interference with, or hindrance to, the Vessel’s safe and efficient operation.

(c)	Neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise by Charterer of such right shall in any way reduce the master’s or Owner’s authority over, or responsibility to Charterer or third parties, for the Vessel and every aspect of her operation, nor increase Charterer’s responsibilities to Owner or third parties for the same.

(d)	Charterer shall not be liable for any act, neglect or default by themselves, its servants or agents in the exercise or non-exercise of its right of inspection.

(e)	Any cost incurred by such inspection shall be for Charterer’s account provided such costs have been disclosed to, and approved by Charterer in advance.

(f)	Any inspection shall be limited to a maximum of two persons and any overnight stays shall be subject to the terms as set out in Clause 19 (Supernumeraries) of the Agreement.

(g)	Owner shall ensure that all visitors to the Vessel (including their own subcontractors) shall receive a briefing and information on the parts of the safety management system relevant to their visit, and shall comply with Owner’s Health, Safety, Security, and Environmental policies and procedures during the visit.

(h)	Charterer and its agents shall sign an “Indemnity Agreement for Boarding Vessel” in the format shown in Attachment B (Indemnity Agreement for Boarding Vessel), in order to obtain permission to board the Vessel.

7.	Geographical Trading Limits

(a)	Owner agrees to let and Charterer agrees to hire the Vessel for the purpose of carrying LNG in any part of the world as Charterer shall direct, subject to the limits of the current International Navigating Conditions Area Limits, and any subsequent amendments thereof. Notwithstanding the foregoing, but subject to Clause 42 (War Risks), Charterer may order the Vessel beyond such limits provided that Owner consents thereto (such consent not to be unreasonably withheld), and that Charterer shall pay for any additional insurance premium required by the Vessel’s underwriters as a consequence of such order.

(b)	At all times during this Agreement Owner warrants that:

(i)	the Vessel shall be in all respects eligible under all applicable conventions, laws and regulations for trading to and from the ports and places permitted under this Clause 7 (Geographical Trading Limits), and shall not be prevented from doing so for any reason whatsoever (except as otherwise provided in Clause 3 (Safe Places and Compatibility); and

(ii)	the Vessel shall comply with all applicable conventions, laws, rules and regulations of any international, national, state or local government entity having jurisdiction and shall have on board for inspection by the authorities all necessary certificates, records, letters and other documents evidencing such compliance including, but not limited to, certificates evidencing compliance with international standards, SOLAS 1974, as amended, and MARPOL 1973/1978.

(c)	Notwithstanding anything to the contrary herein, nothing in the Agreement is intended, and nothing herein should be interpreted or construed, to induce or require either Party hereto to act or refrain from acting (or agreeing to act or refrain) in any manner which is inconsistent with, penalised or prohibited under any laws, regulations or decrees of the United Kingdom, European Union or the United States of America or other official government rules or requirements applicable to such Party which relate to foreign trade controls, export controls, embargoes or international boycotts of any type, or otherwise to conflict with Clause 22 (Requisition) of the Agreement.

8.	Instructions and Logs

(a)	Charterer shall from time to time give the Master all requisite instructions and sailing directions, confirmed in writing (or by email). The Master shall keep a full and correct log of the voyage or voyages which Charterer or its agents may inspect as required. The Master shall, when required, furnish Charterer or its agents with a true copy of such log and with properly completed loading and discharging port sheets and voyage reports for each voyage and other returns as Charterer may require. The Vessel will be fitted with a computer capable of maintaining and transmitting logs and other shipboard documents (including attachments) by email, at Owner’s expense, as required by Charterer.

(b)	Owner may request that they are copied in on all orders and messages to the Master.

(c)	The Master shall provide any ETA notices, at any given intervals, as required by Charterer.

(d)	A controlled copy of Charterer’s Instructions will be emailed to, or otherwise placed on board the Vessel. The standing instructions in this document shall be followed by the Master. If the Master or Vessel cannot comply with such Instructions, then the Master or Owner shall immediately notify Charterer. In the event of any conflict between the Instructions and this Agreement, this Agreement shall prevail.

(e)	Subject to Clause 8 (Shipboard Personnel and their Duties) of the Agreement, and except in the particular case of dangers from piracy, where the terms of Clause 44 (Piracy) herein shall apply, Owner undertakes to instruct the Master to comply with Charterer’s policy regarding routing as may be communicated in writing. The Master may follow alternative routings provided that, if in his opinion, adherence to Charterer’s policy would endanger the Vessel under the given circumstances prevailing on any particular voyage. In any event the Master shall always keep Charterer informed of his intended routing.

(f)	Owner shall be responsible for any time, cost, delay or loss whatsoever and arising howsoever from the Vessel deviating from Charterer’s voyage instructions. If a discrepancy arises at any terminal between Charterer’s voyage instructions and instructions from the terminal, the Master shall notify Charterer immediately and in any event before loading or discharging as the case may be, to obtain further instructions which Charterer shall provide as soon as reasonably possible. Owner shall not be responsible for any time lost awaiting response from Charterer. Owner shall be responsible for any resultant or additional expenses arising from non-compliance with this Clause 8 (Instructions and Logs).

9.	Weather Routeing

Charterer may supply an independent weather bureau’s advice to the Master for voyages as specified by Charterer during the Term. The Master shall comply with the advice and reporting procedures of the routing service selected by Charterer. Evidence of weather conditions shall be taken from the Vessel’s logs and the independent weather bureau’s reports. In the event of a discrepancy between the deck logs and the independent weather bureau’s reports, the independent weather bureau’s data shall prevail.

10.	Ice

(a)	The Vessel shall not be sent to icebound waters without Owner’s prior consent, acting reasonably, and shall not be, or become, obliged to force ice or to follow ice-breakers. Irrespective of Owner’s approval, if the port at which the Vessel is ordered by Charterer is or will, prior to the anticipated port call, become inaccessible owing to ice, and the Master has notified Charterer, then Charterer shall be bound to order the Vessel to an alternative port that is free from ice and at which the Vessel can load or discharge the cargo.

(b)	If, on account of ice, the Master reasonably considers it dangerous for the Vessel to enter or remain at any place for fear of the Vessel being frozen in or damaged, and the Master so advises Charterer, Charterer shall provide the Master with orders to proceed to an alternative port that is free from ice. If no orders are received by the Master from Charterer prior to the time when the Master must deviate to avoid ice, the Master shall proceed to the nearest safe ice-free anchorage to await further orders from Charterer.

(c)	Any delay or deviation caused by or resulting from ice shall be for Charterer’s account and the Vessel shall remain on-hire.

(d)	Any additional premiums or calls required by the Vessel’s underwriters due to the Vessel entering or remaining in any icebound port or area shall be for Charterer’s account.

11.	Ship to Ship Transfers

(a)	Charterer may request Owner to perform a transhipment of the cargo or any part of it, including transfers of cargo for lightering purposes, for loading and discharging LNG alongside an FSU, FSRU, or an FLNG, or offshore, or while the Vessel is at sea. Owner shall only be required to perform such an operation where:

(i)	the proposed vessel, terminal, or facility, to or from which the cargo or part of it is to be transhipped, and any contractors proposed to assist in the conduct of the operation, are approved by Owner, whose approval shall not be unreasonably withheld; and

(ii)	Owner reasonably considers (based on a documented ship-to-ship risk assessment study to be issued by Owner promptly and before the proposed transhipment) the proposed transhipment operation to be one which can be conducted safely taking into account the environment and the safety of the crew, cargo and Vessel.

(b)	If the cargo is transhipped, the transhipment operation shall be carried out in accordance with the latest recommendations for ship to ship transfer operations as contained in the Ship to Ship Transfer Guide for Petroleum, Chemicals and Liquefied Gases, 2013 jointly published by CDI, ICS, OCIMF and SIGTTO, as amended from time to time, in addition to any procedures reasonably required by Charterer.

(c)	Any additional equipment required for transhipment operations, besides the Vessel’s equipment as listed in Gas Form C in Schedule 1 of the Agreement, shall be arranged by Owner, and be for the account of Charterer. The time and costs for any Vessel modification required and any additional equipment, including hoses, fenders, reducers, saddles and other associated equipment, shall be for Charterer’s account. Such equipment shall remain on board during the Term and shall be removed from the Vessel by Charterer at its discretion and cost prior to Redelivery. Owner shall permit, at Charterer’s expense, up to five (5) representatives of Charterer on board to observe operations, noting that all such operations will always be carried out by, and be the responsibility of, Owner. Such representatives shall comply with the terms of Clause 19 (Supernumeraries) of the Agreement, save for the number of representatives allowed on board.

(d)	If Owner is obliged to extend any of its existing insurance policies to cover any transhipment operation it shall present documentation to Charterer evidencing Owner’s P&I or other insurers’ requirement to extend cover that incurs an additional premium and detailing the costs of the same, and Charterer shall reimburse Owner for any reasonable additional premium required.

(e)	For the avoidance of doubt LNG cargo operations to or from vessels across a dock or jetty shall fall within the definition of “Safe Place” within Clause 3 (Safe Places and Compatibility) herein, and for the purpose of this Appendix 1 such cargo operations shall be deemed as being at an LNG terminal and this Clause 11 (Ship to Ship Transfers) shall not apply.

12.	Trading to Europe EU: Advance Cargo Declaration

(a)	If the Vessel loads cargo in any EU port or place destined for a port or place outside the EU, or loads cargo outside the EU destined for an EU port or place, or is passing through EU ports or places in transit, Owner shall comply with the current EU Advance Cargo Declaration Regulations (Security Amendment to the Community Customs Code, Regulations 648/2005; 1875/2006; and 312/2009) or any subsequent amendments thereto, and shall undertake the role of carrier for the purposes of such regulations and shall, in its own name, and at its own time and expense:

(i)	have in place an EORI (Economic Operator Registration and Identification) number; and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)	submit an ENS (Entry Summary Declaration) cargo declaration electronically to the EU Member States’ Customs prior to the first port of call in the EU under this Agreement.

(b)	Charterer shall provide all necessary information to Owner or its agents to enable Owner to submit a timely and accurate cargo declaration.

(c)	Charterer shall assume liability for, and shall indemnify, defend and hold Owner harmless against any loss or damage whatsoever, or expenses, fines, penalties and all other claims of whatever nature, including but not limited to legal costs, arising directly from Charterer’s failure to comply with the provisions of sub-clause (b) above. Should such failure result in any delay then notwithstanding any provision in this Agreement to the contrary, the Vessel shall remain on hire. Such liability shall be limited in value to ***** percent (*****%) of the delivered value of the cargo carried on board and shall terminate at 24:00 hours on the day ***** (*****) calendar months after the date of discharge unless, prior to that time, written notice of a claim pursuant to this indemnity has been received by Charterer.

(d)	Owner shall assume liability for, and shall indemnify, defend and hold Charterer harmless against any loss or damage whatsoever, and any expenses, fines, penalties and all other claims of whatever nature, including but not limited to legal costs, arising from Owner’s failure to comply with any of the provisions of sub-clause (a) above. Should such failure result in any delay then, notwithstanding any provision in this Agreement to the contrary, the Vessel shall be off-hire for the period of that delay.

(e)	The assumption of the role of carrier by Owner pursuant to this Clause 12 (Trading to Europe EU: Advance Cargo Declaration), and for the purpose of the EU Advance Cargo Declaration Regulations, shall be without prejudice to the identity of the carrier under any Bill of Lading, other contract, law or regulation.

13.	Trading to the United States of America or Canada: Customs

(a)	If the Vessel loads in, or carries cargo destined for, the US or Canada, or is passing through US or Canadian ports in transit, Owner shall comply with the current U.S. Customs Regulations (19 CFR 4.7), or the Canada Border Services Agency Regulations (Memorandum D3-5-2), or any subsequent amendments thereto, and shall undertake the role of carrier for the purposes of such regulations and shall, in its own name, and at its time and expense:

(i)	have in place a Standard Carrier Alpha Code (“SCAC”) or Canadian Customs Carrier Code;

(ii)	have in place for US trade an International Carrier Bond (“ICB”); and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(iii)	submit a cargo declaration by Automated Manifest System (“AMS”) to the U.S. Customs. or by Automated Commercial Information (“ACI”) to the Canadian customs.

(b)	Charterer shall provide all necessary information to Owner or its agents to enable Owner to submit a timely and accurate cargo declaration.

(c)	Charterer shall assume liability for and shall indemnify, defend and hold harmless Owner against any loss or damage whatsoever, and any expenses, fines, penalties and all other claims of whatever nature, including but not limited to legal costs, arising directly from Charterer’s failure to comply with the provisions of sub-clause (b) above. Should such failure result in any delay then notwithstanding any provision in this Agreement to the contrary, the Vessel shall remain on hire. Such liability shall be limited in value to ***** percent (*****%) of the delivered value of the cargo carried on board and shall terminate at 24:00 hours on the day ***** (*****) calendar months after the date of discharge unless, prior to that time, written notice of a claim pursuant to this indemnity has been received by Charterer.

(d)	Owner shall assume liability for and shall indemnify, defend and hold harmless Charterer against any loss or damage whatsoever and any expenses, fines, penalties, and all other claims of whatever nature, including but not limited to legal costs, arising from Owner’s failure to comply with the provision of sub-clause (a) above. Should such failure result in any delay then, notwithstanding any provision in this Agreement to the contrary, the Vessel shall be off-hire for the period of that delay.

(e)	The assumption of the role of carrier by Owner pursuant to this Clause 13 (Trading to the United States of America or Canada: Customs) and for the purpose of the U.S. Customs Regulations (19 CFR 4.7), or Canada Boarder Services Agency Regulations (Memorandum D3-5-2), shall be without prejudice to the identity of the carrier under any Bill of Lading, other contract, law or regulation.

14.	Trading to the United States of America: Compliance

If the Vessel loads in, or carries cargo destined for, the US, the following terms shall apply.

(a)	The Vessel shall comply fully with all applicable US Federal law, US Department of Labor Safety and Health Regulations, U.S. Coast Guard and State laws, rules, orders, regulations, guidelines and circulars now in effect and which may be promulgated (and subsequent amendments and successors thereto) including, but not limited to, the following provisions relating to maritime safety and oil pollution response:

(i)	the U.S. Federal Water Pollution Control Act as amended by the Clean Water Act of 1977 (Water Pollution);

(ii)	the U.S. Oil Pollution Act of 1990 and the governmental regulations issued thereunder (“OPA 90”);

(iii)	the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980;

(iv)	the U.S. Port and Tanker Safety Act;

(v)	the U.S. Coast Guard Navigational and Vessel Inspection Circular No. 8-92; and

(vi)	the Code of Federal Regulations.

(b)	The Vessel shall have on board throughout the Agreement all certificates or other applicable documentation required under the said laws, rules, orders, regulations, guidelines and circulars evidencing such compliance, including, but not limited to:

(i)	U.S. Coast Guard Certificate of Financial Responsibility for Oil Pollution (“COFR”); and

(ii)	U.S. Coast Guard Certificate of Compliance (“CoC”), as set out in sub-clause (e) below.

(c)	Prior to Delivery, Owner or Technical Managers shall have in place a response plan for the Vessel (“VRP”) approved by the U.S. Coast Guard. The VRP shall meet in full the requirements of OPA 90 and of the U.S. Coast Guard. The Vessel shall at all times be operated in accordance with the VRP. Charterer shall reimburse Owner for all port specific OPA 90 charges (including, but not limited to, additional premium to maintain P&I cover) directly incurred by the Vessel calling at ports in the US in accordance with Charterer’s orders. Requirements of a similar nature imposed by other countries after the date of this Agreement shall be treated in the same way.

(d)	To the extent that the Vessel does not at any time comply with any U.S. Coast Guard regulation now in effect or to be promulgated, all necessary waivers will be upheld. Owner will advise Charterer of all such waivers, including period of validation, and reasons for the waiver.

(e)	Owner shall ensure that the Vessel is free to trade to the US and if a CoC, as required in US waters, is not available at the commencement of the Agreement then an inspection shall be carried out prior to arrival at the first US port or on arrival at the first US port. Any delay incurred carrying out this initial inspection that exceeds twenty-four (24) hours shall be deemed off-hire. Charterer shall provide sufficient notice to Owner to allow Owner to comply with the rules and regulations in any US ports.

(f)	Owner is required to install an Automatic Identification System Pilot Plug as defined by SOLAS regulations.

(g)	The Vessel shall be off-hire for any time lost due to a breach of this Clause 14 (Trading to the United States of America: Compliance) and any delays, losses, expenses or damages incurred due to such breach (including bunkers used and Boil-Off shall be for Owner’s account.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

15.	Trading to Japan

(a)	Owner shall arrange for Social Responsibility Insurance to be in place prior to calling at any Japanese ports. Charterer shall reimburse Owner with the applicable insurance premium, upon Charterer’s receipt of documentation evidencing the same.

(b)	Where so required by Charterer, Owner shall ensure that the Vessel’s CTMS and cargo tank tables comply in all respects with the requirements of the Japanese Customs Authorities, the Classification Society Nippon Kaiji Kyokai, and any other relevant authorities in Japan having jurisdiction over the measurement or discharge of LNG in Japan. If no customs approval is in place Owner shall, upon receipt of notice from Charterer of an intention to call at a port in Japan, immediately take steps to obtain such customs approval.

16.	Terminal Rules and Conditions of Use

(a)	The Vessel shall comply with any Terminal Rules as presented at any port of call.

(b)	Owner shall sign any Conditions of Use (“COU”) agreement, Port Liability Agreement (“PLA”), or similar required at a load port or discharge port. Owner shall not be required to order the Vessel to enter into any port or terminal whereby a COU, or PLA, or equivalent, would prevent Owner from obtaining appropriate cover from the Vessel’s P&I Club. Any reasonable and documented additional insurance premium required as a result of agreeing to terms within such COU or PLA shall be for Charterer’s account and payable upon Owner presenting documentation to Charterer evidencing Owner’s P&I, or other insurers’ requirement for an additional premium and detailing the cost of same.

17.	Space Available, Cargo Capacity, Contamination

(a)	The whole reach, burthen and decks on the Vessel and any passenger accommodation (including Owner’s suite) shall be at Charterer’s disposal, reserving only proper and sufficient space for the Vessel’s Master, officers, crew, tackle, apparel, furniture, provisions and stores, provided that the weight of stores on board shall not, unless especially agreed, exceed ***** (*****) metric tonnes at any time during the Term.

(b)	Owner warrants that the Vessel shall have the Cargo Capacity, and shall be capable of safely undertaking any voyage that Charterer directs under this Agreement, with her cargo tanks loaded in an amount within the tolerances permitted by the Classification Society, Vessel builder and cargo containment manufacturer. Charterer agrees not to cause the Vessel to be nominated for the loading of cargo outside the limits specified by the Classification Society, or the laws or regulations of the Vessel’s country of registry, or the Vessel builder, or the containment manufacturer which, among other consequences, might result in damage to the cargo tanks or their insulation by reason of the movement of liquid in the cargo tanks. Furthermore Charterer shall not give voyage orders such that, due to Boil-Off, cargo levels do not remain within such limits for the duration of any voyage.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	If for any reason the Cargo Capacity of the Vessel is reduced, or where the Vessel loads a lesser quantity than that instructed by Charterer, and such instruction was within the permissible tolerances, then notwithstanding Clause 2(b) (Duty to Maintain while in LNGC Mode), Charterer shall have the option of putting the Vessel off-hire or using the Vessel. If Charterer use the Vessel then hire shall be reduced pro rata to the reduction in the Vessel’s Cargo Capacity, and this shall apply from the commencement of loading at the loading port until the Vessel is again ready to load at the next loading port without such reduction in Cargo Capacity. For the avoidance of doubt if for any reason the Cargo Capacity of the Vessel is reduced, or where Vessel loads a lesser quantity than that instructed by Charterer, and such instruction was within the permissible tolerances, Owner shall also be liable for any loss or damage suffered by Charterer.

(d)	The LNG loaded and shipped as cargo under this Agreement shall not contain contaminants or foreign matter injurious to the Vessel and her equipment and machinery. Any damage to the Vessel directly caused by the presence of contaminants or foreign matter in the LNG loaded, and the time taken to repair such damage, shall be for Charterer’s account.

18.	Grade of Bunkers

The Parties shall supply fuel oil whose properties comply with those set out in ISO Standard 8217:2012 and any subsequent amendments for RMG380 and RMD80 and gas oil whose properties comply with the ISO standard for DMA. If Owner requires the Vessel to be supplied with more expensive bunkers than contemplated by Clause 5.1 (b) (Bunkers and Heel) of the Agreement, Owner shall be liable for the extra cost thereof.

Any bunkering operations, including the location and equipment used, are subject to Owner’s approval, and such approval shall not be unreasonably withheld.

At Charterer’s request, Owner shall arrange for the retention of properly sealed and identified samples of each grade of fuel received for any given bunkering operation, and shall hold same, subject to Charterer’s written instructions, for ***** (*****) days.

(a)	Should Charterer trade the Vessel into a SOx Emission Control Area (“ECA”) either as defined in Annex VI of MARPOL, or where national legislation imposes an ECA, or into a Member State of the EU where EU Directive 2005/33/EC of 6th July 2005 (the “Directive”) is in force, then Charterer shall supply fuels:

(i)	of such specifications and grades, sufficient for the Vessel’s needs whilst in the restricted area, that are compliant with the maximum sulphur content requirements of the ECA or Directive as applicable, except that in the case of the Directive Charterer shall only be obliged to supply compliant gas oil, and in the case of the ECA, Boil-Off, ultra-low sulphur fuel oil, marine gas oil, or ultra-low sulphur marine gas oil; and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(ii)	from bunker suppliers who comply with Regulations 14 and 18 of MARPOL Annex VI, including the Guidelines in respect of sampling and the provision of bunker delivery notes.

(b)	Owner warrants, in the event the Vessel trades in an ECA, or into a Member State of the EU, that the Vessel:

(i)	complies with the requirements of the ECA, Regulations 14 and 18 of MARPOL Annex VI, and any other national legislation imposing an ECA, or the Directive as applicable;

(ii)	is able to consume fuels of the required maximum sulphur content when ordered by Charterer to trade within an ECA or in a Member State of the EU in which the Directive applies; and

(iii)	will provide segregated storage and pipework for this fuel.

(c)	Subject to having supplied the Vessel with fuels in accordance with this Clause 18 (Grade of Bunkers), Charterer shall not be liable for any loss, delay, fines, costs or expenses arising or resulting from the Vessel’s non-compliance with Regulations 14 and 18 of MARPOL Annex VI, or other national legislation imposing an ECA, or the Directive, or any subsequent annex or directive.

19.	Quantity Determination of Bunkers and Heel

(a)	Whenever in LNGC Mode, the Vessel shall operate with at least a quantity of bunkers or Fuel Oil Equivalent on board, sufficient to safely prosecute each voyage. This amount shall be in addition to a safety reserve of fuel oil which would enable the Vessel to steam at the Service Speed for no less than ***** (*****) days.

(b)	[Not in use]

(c)	Either Owner or Charterer may request the other Party, within ***** (*****) days of a bunkering operation, or during the period in which a claim is allowed, whichever the sooner, to provide the certificate of quality or bunker survey data at the time of supply, to verify the quality of the bunkers on board.

(d)	The Parties shall provide documentation, including copies of original invoices, in support of any fuel price or, where the terms of a cargo sale permits, the LNG Price, if requested to do so.

(e)	The Vessel shall be entitled to use Natural Boil-Off from the LNG being transported at no cost to Owner.

20.	Gas-Up, Cool-Down, LNG Retention

(a)	Unless Charterer stipulates otherwise, Owner shall retain on board the Vessel, following completion of discharge, sufficient Heel (which will be agreed with Charterer) to enable the Vessel to arrive at the next load port in a cold and ready to load condition and to remain in that condition for not less than twenty-four (24) hours after arrival or after the nominated load date whichever the later.

(b)	Subject to sub-clauses (c) and (d) below, if the Vessel presents for loading at any load port or terminal with tank temperatures other than that which would allow bulk loading to commence within half (½) an hour of cooling of the loading arms, then any time lost as a consequence thereof, including without limitation any time lost in additional cooling of tanks prior to loading, shall count as off-hire and the cost of any LNG supplied for such additional cooling shall be paid for by Owner at the LNG Price.

(c)	Charterer shall provide and pay for LNG required for cooling the Vessel’s cargo tanks and handling systems to the temperatures necessary to commence loading, only in the following circumstances:

(i)	where the Parties have agreed to deliver the Vessel with cargo tanks under natural gas vapours, or in an inert condition, and that the Vessel shall remain on-hire during the necessary Gas-Up and Cool-Down. In such case the Parties shall agree the hours allowed for such operations and enter them either separately, or in aggregate, in Gas Form C in Schedule 1 of the Agreement. If the period for either Gas-Up or Cool-Down, or for both operations together, exceeds the hours there shown, for reasons attributable to the Vessel, then the Vessel shall be off-hire for time in excess of the agreed hours;

(ii)	in the event that the quantity of Heel retained on board pursuant to sub-clause (a) above is not sufficient to enable the Vessel to arrive at the next loading port in a cold and ready to load condition, unless such insufficiency is the result of an act or omission on the part of Owner or fault of the Vessel or Master;

(iii)	if LNG is required by reason of strikes, quarantine restrictions, seizure under legal process, restraint of labour, (none of which arise in connection with the Vessel or crew); an act of God, act of war, lock outs, civil unrest;

(iv)	if LNG is required by reason of any Excluded Period as defined in Article 2(b) (Ordered Speed) of Attachment A (Performance Calculations), or by reason of Charterer changing the SAT whilst on the ballast passage, or by reason of Charterer ordering the Vessel to steam at any speed other than at a Guaranteed Speed;

(v)	after any underwater cleaning ordered under Clause 30 (Hull Fouling) herein, or after the Vessel has been withdrawn from service at the request or convenience of Charterer, and as a result of which the Vessel has warmed up or is gas-free; or

(vi)	where the want of LNG is caused by Charterer’s breach of the Agreement.

(d)	In all other circumstances Charterer shall provide and Owner shall pay for LNG required for cooling the Vessel’s cargo tanks. Owner shall pay at the LNG Price. Such circumstances shall include, but not be limited to:

(i)	following periods of off-hire;

(ii)	following periodical drydocking under Clause 32 (Drydock) herein;

(iii)	where Charterer instructs the Vessel after a drydock at an offered port under Clause 32 (Drydock), to take LNG for purposes of gassing-up or cooling-down at any port other than the first scheduled loading port then all costs associated with the port call shall be borne by Charterer, and Owner will remain liable for LNG or gas purchased for Gas-Up and Cool-Down, and any time spent undertaking these operations; or

(iv)	where the want of LNG is caused by Owner’s breach of the Agreement.

(e)	Natural gas vapours remaining in cargo tanks at Redelivery shall be at no cost to Owner.

21.	Boil-Off and Heel Management

(a)	The Vessel’s guaranteed maximum daily Boil-Off rates shall be as shown in Gas Form C in Schedule 1 of the Agreement. In addition:

(i)	on a laden passage, where not all cargo tanks are used, the maximum warranted daily laden Boil-Off shall be pro-rated by the number of cargo tanks being used; and

(ii)	on a ballast passage, where the previous voyage was partially laden and not all cargo tanks were used, the maximum warrantied daily ballast Boil-Off shall be pro-rated by the ratio of the number of cargo tanks previously used to the total number of cargo tanks.

(b)	Charterer may request the Vessel to consolidate Heel in one or more tanks and spray-cool as necessary in a manner consistent with Owner’s or Charterer’s requirements so as to maximise the use of the available Boil-Off for propulsion. The Vessel shall use due diligence to avoid the generation of any excess Boil-Off.

(c)	Without prejudice to any of Owner’s or Charterer’s obligations under this Clause 21 (Boil-Off and Heel Management), if Owner intends to order spray-cooling at any time during the Term, they shall do so only after discussing with Charterer the reasons and technical basis for doing so.

(d)	Except where otherwise required pursuant to Charterer’s orders, Owner shall exercise due diligence to minimise any steam dumping of Boil-Off during periods of low fuel demand. The Vessel shall be capable of operating without venting, and any venting shall be reported immediately.

(e)	Charterer, or a sub-charterer, shall provide and pay for all Boil-Off, which in accordance with Charterer’s instructions, shall be used as fuel. In respect of Boil-Off consumed for Owners’ purposes this will be charged on each occasion by Charterer at the LNG Price, but always subject to Clause 20 (Gas-Up, Cool-Down, LNG Retention). Boil-Off shall be for Owners’ account in the case where such items are consumed, employed or incurred for Owners’ purposes, or the Vessel is off-hire, unless such items reasonably relate to any service given or distance made good and taken into account under Clause 31 (Off-Hire).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

22.	Cargo and Heel Measurement

For the purposes of measuring cargo volumes loaded and discharged the Master shall ascertain the contents of all tanks before and after loading and before and after discharge, and shall prepare custody transfer reports of the cargo on board using the Vessel’s CTMS. Such CTMS reports shall promptly be made available to Charterer or its agents. Each report shall show tank volumes corrected for trim and list, and the representative temperatures of the cargo in each tank. All quantities shall be expressed in cubic metres (m3) and corrected to minus one hundred and sixty degrees Celsius (-160ºC).

(a)	The Heel volume on loading, at the end of a ballast voyage, shall be the volume of LNG contained in the Vessel’s cargo tanks measured promptly before the opening of the Vessel’s manifold vapour return valve.

(b)	The cargo volume after loading at the start of a laden voyage shall be the volume of LNG contained in the Vessel’s cargo tanks measured immediately after the closing of the Vessel’s manifold vapour return valve in the loading port, and prior to the opening of the gas supply valve to the engine room.

(c)	The cargo volume upon commencement of discharge, at the end of a laden voyage, shall be the volume of LNG contained in the Vessel’s cargo tanks measured immediately after closing the gas supply valve to the engine room and before the opening of the Vessel’s manifold vapour return valve.

(d)	The Heel volume remaining on board after completion of discharge, prior to a ballast voyage, shall be the volume of LNG contained in the Vessel’s cargo tanks measured immediately after the closing of the Vessel’s manifold vapour return valve in the discharging port, and, where applicable, prior to the opening of the gas supply valve to the engine room.

23.	Cargo Transfer Inspection and System Calibration

(a)	Charterer may, at its option and expense, place a cargo transfer inspection representative on board to observe preparation for loading or discharging of cargo during periods when the Vessel is in port. Such representative will not under any circumstances order or direct the taking of any particular action by the Vessel or crew or interfere in any way with the Master’s exercise of his authority. Such representative shall sign an “Indemnity Agreement for Boarding Vessel” in the format shown in Attachment B (Indemnity Agreement for Boarding Vessel), in order to obtain permission to board the Vessel.

(b)	The CTMS shall undergo a calibration check by a recognised calibration company at intervals of no more than ***** (*****) months. This check shall include a full calibration of the primary gauging system, secondary gauging system, in tank temperature monitoring system, tank pressure monitoring system, and independent high-level tank alarms. The calibration check shall be done without entry into cargo tanks unless the tank in question is gas free. Owner shall make available to Charterer the calibration check reports and certification.

(c)	The Vessel’s CTMS shall have the functionality to change unit settings such that different, but equivalent, units of measurements are shown for pressure readings on any reports. Further the CTMS shall have the functionality to alter the number of decimal places and the rounding protocol for all readings and measurements taken, and the zero setting for volume and temperature at given parameters. This shall be done to allow Charterer to meet differing sales and purchase agreements, or as required by terminal procedures.

24.	Vapour Pressure, Cargo Temperature

(a)	Owner undertakes that the Vessel will arrive at each discharge port or terminal with the Vessel’s tanks, lines and cargo in such a condition that the vapour pressure in the Vessel’s cargo tanks meets the requirements of the discharging port or terminal as notified in a timely manner by Charterer to Owner (“Notified Vapour Pressure”) provided that the Notified Vapour Pressure is within the Vessel’s allowable operating ranges as specified in the Vessel’s Certificate of Fitness.

(b)	Owner will follow the notification received from Charterer and will not allow vapour pressure to increase beyond the Notified Vapour Pressure, provided the Notified Vapour Pressure is within the Vessel’s allowable operating ranges as specified in the Vessel’s Certificate of Fitness. If the Vessel on arrival at the discharge port is unable to commence discharging without delay as a consequence of the vapour pressure in the Vessel’s cargo tanks being in excess of the Notified Vapour Pressure, then any time lost shall count as off-hire. This provision shall not apply where the vapour pressure on completion of loading, which shall be the vapour pressure measured after the closing of the Vessel’s manifold vapour return valve in the loading port, and before the opening of the gas supply valve to the engine room, in accordance with Clause 22(b)(Cargo and Heel Measurement), was in excess of the Notified Vapour Pressure.

(c)	Charterer may require the Vessel to manage Boil-Off by causing an increase in the vapour pressure of the cargo tanks. Notwithstanding the terms of sub-clauses (a) and (b) above, if as a consequence of this action the cargo temperature rises, then, provided the Master keeps Charterer promptly informed on an ongoing basis of the relevant tank vapour pressures and cargo temperatures, Owner shall not be liable for any delay at discharge port caused as a result of the cargo temperature being higher than that required by the receiving terminal.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

25.	Cargo Receiving and Discharging Rates

(a)	Owner warrants that the Vessel shall have a bulk cargo receiving rate of no less than *****cubic metres (*****m3) per hour with a specific gravity of cargo no greater than ***** (*****), provided that the terminal is capable of receiving all return vapour from the Vessel that may be generated whilst receiving cargo at this rate. Time for connecting, disconnecting, cooling down, topping up, and custody transfer measurement shall be excluded from the calculation of this warranty.

(b)	Owner warrants that the Vessel shall be able to discharge a full cargo according to the bulk discharge time and at the given back pressure at the discharge flange shown in table 9, “Cargo Discharge” of Gas Form C in Schedule 1 of the Agreement, excluding the time for connecting, disconnecting, cooling down, starting up pumps, ramping-up, ramping-down for stripping at end of discharge, stripping, and custody transfer measurement. This pumping warranty shall be valid provided that the discharge terminal is capable of receiving LNG at such rate and back pressure, utilising a minimum of two liquid unloading arms. The terminal must be capable of providing sufficient return vapour to the Vessel to compensate for the displacement of the LNG being discharged from the Vessel.

26.	Ballast Water Treatment

(a)	Owner shall ensure that the Vessel will be equipped with ballast water treatment facilities which are fully efficient and operational and comply with any applicable laws or regulations.

(b)	The Vessel shall have a Ballast Water Management Plan that meets the requirements of IMO Resolution A.868 (20) “Guidelines for the Control and Management of Ships’ Ballast Water to Minimise the Transfer of Harmful Aquatic Organisms and Pathogens”, adopted 27th November 1997. Owner shall require the master to make available to Charterer, on request, any and all ballast water exchange records.

27.	Agency

Charterer shall nominate and appoint the Vessel’s agents at all ports and places which the Vessel visits during the Term. Such agents shall be paid for by Charterer. This shall not prevent the same agents, under separate arrangement, from providing assistance or services to the Vessel, Master, crew or Owner, in which case Owner shall instruct and pay such agents, who shall solely represent Owner and the Vessel for that service.

28.	Pilots and Tugs

Owner hereby indemnifies Charterer, its servants and agents, against all losses, claims, responsibilities and liabilities arising in any way whatsoever from the employment of pilots or tugboats, who although employed by Charterer, shall be deemed to be the servants of, and in the service of Owner and under its instructions (even if such pilots or tugboat personnel are in fact the servants of Charterer or its agents, or any affiliated company) to the extent included in the relevant Vessel Contract. The amount indemnified shall not exceed the amount to which Owner would have been entitled to limit its liability if it had itself directly employed such pilots or tugboats.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

29.	Mooring Lines

Owner shall at all times have on board the Vessel an adequate and sufficient number of mooring ropes to provide the required mooring integrity to comply with OCIMF criteria. This shall include twenty-two metre (22m) nylon mooring tails in good order and condition for exposed berths, and eleven metre (11m) polyester/polypropylene mix mooring tails in good condition for other berths

30.	Hull Fouling

(a)	Charterer may request Owner at any time to arrange for the cleaning afloat of the Vessel’s propeller and underwater hull, whereupon Owner shall arrange for the said cleaning to take place, provided that:

(i)	the Vessel is free of cargo, (but may retain Heel or be under vapour if permitted by the port authority where the intended cleaning will take place);

(ii)	in Owner’s opinion such cleaning will not damage the Vessel’s underwater hull coatings; and

(iii)	such cleaning can be carried out safely at a place approved by Owner and where the water is sufficiently clear for an underwater survey to be made of cleanliness of the Vessel’s propeller and hull immediately after cleaning.

(b)	The cost of such propeller and underwater hull cleaning and underwater survey shall be for Charterer’s account, and the Vessel shall remain on-hire for the duration of these activities. If the underwater survey conducted after the cleaning shows that both the Vessel’s propeller and underwater hull are clean and free of marine growth, a successful cleaning shall be deemed to have occurred.

(c)	Where either;

(i)	the Vessel has been in FSRU Mode; or

(ii)	Charterer requires the Vessel to wait at anchorage or to use the Vessel for the purposes of providing floating storage in cargo, and orders the Vessel to wait at such anchorage or in lay-up;

in each case for more than ***** (*****) consecutive days for such purpose on any one occasion, and, if as a result of such waiting or lay-up, Owner has good reason to believe that the Vessel’s speed or fuel warranties can no longer be met because of fouling, then Owner shall provide written notice to Charterer, following which Charterer may request Owner to carry out an underwater inspection at Charterer’s expense, to ascertain whether there is fouling of the propeller or hull.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(d)	If as a result of the aforesaid inspection, Owner considers that there is evidence of such fouling then Charterer may request Owner to arrange and carry out cleaning afloat of the Vessel’s propeller and underwater hull provided that the provisions of sub-clause (a) above apply.

(e)	The cost of such underwater hull and propeller cleaning and underwater survey shall be for Charterer’s account and the Vessel shall remain on-hire for the duration of these activities. If the underwater survey shows that both the Vessel’s propeller and underwater hull are clean and free of marine growth, a successful cleaning shall be deemed to have occurred.

(f)	If any inspection pursuant to sub-clause (c) above reveals the presence of propeller or hull fouling, or if Charterer does not request an inspection following receipt of a notice from Owner under sub-clause (c) above, then from the time Owner has given written notice that performance is affected by fouling, Owner shall be deemed to have complied with the speed and fuel warranties in Table 6 “Speed/Consumption” of Gas Form C in Schedule 1 of the Agreement, until the completion of the next periodic drydocking, or until the completion of a successful cleaning, whichever first occurs.

31.	Off-Hire

(a)	On each and every occasion that there is a loss of time, whether by way of interruption in the Vessel’s service or from reduction in the Vessel’s performance, or in any other manner due to one or more of the following:

(i)	deficiency of personnel or stores, repairs, gas-freeing for repairs, time in dock and waiting to enter dock for repairs, breakdown (whether partial or total) of machinery, boilers, engines or other parts of the Vessel or her equipment, overhaul, maintenance or survey, collision, allision, stranding, accident or damage to the Vessel, or any other similar cause preventing the efficient working of the Vessel, and such loss continues for more than ***** consecutive hours (if it is the result of an interruption in the Vessel’s service) or accumulates to more than ***** hours during any single voyage (if it is the result of partial loss of service);

(ii)	industrial action, refusal to sail, breach of orders or neglect of duty on the part of the Master, officers or crew;

(iii)	as a result of strikes, labour boycott, or any other industrial action (including but not limited to strikes, lockouts or protests of, or relating to, the port, stevedores, pilots, tugs or similar) arising in connection with the business of Owner, the terms or conditions of the employment of Owner’s agents or servants, or for the employment of the Vessel in any carriage, or trade, or on any voyage other than under the Agreement ;

(iv)	for the purpose of obtaining medical advice or treatment for, or landing any sick or injured person, other than a Charterer’s representative carried under Clause 19 (Supernumeraries) of the Agreement or otherwise, or for the purpose of landing the body of any person (other than a Charterer’s representative), and such loss continues for more than ***** (*****) consecutive hours;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(v)	any delay in quarantine arising from the Master, officers or crew having had communication with the shore at any infected area without the written consent or instructions of Charterer or its agents;

(vi)	any detention by customs or other authorities caused by smuggling or other infraction of local law on the part of the Master, officers, or crew;

(vii)	detention of the Vessel by authorities at home or abroad attributable to legal action against the Vessel, or breach of regulations by the Vessel, Owner, or Managers (unless brought about by the act or neglect of Charterer);

(viii)	restraint or interference in the Vessel’s operation by any governmental authority in connection with the ownership, registration, or obligations of Owner or the Vessel, or stowaways, or in connection with other prohibited activities unless such restraint or interference involves a cargo carried under this Agreement;

(ix)	pre-docking and repair procedure including warming, gas-freeing and inerting;

(x)	maintaining, overhauling, intermediate in-water survey, repairing or drydocking the Vessel and submitting her for survey; waiting for any of the aforesaid purposes, or proceeding to or from, and whilst at, any port or place for any of the aforesaid purposes;

(xi)	post-docking or repair procedure including inerting, gassing-up and cooling in excess of that undertaken for normal loading;

(xii)	reduction of Maximum Cargo Capacity as per Clause 17 (Space Available, Cargo Capacity, Contamination);

(xiii)	as a consequence of tank temperature being too high at the place of loading and in breach of Clause 20 (Gas-Up, Cool-Down, LNG Retention);

(xiv)	as a consequence of tank pressure being too high at the place of discharge, and in breach of Clause 24(b) (Vapour Pressure, Cargo Temperature);

(xv)	as a consequence of the cargo temperature being higher than that which is required by the receiving terminal (except in the case where the actual loaded temperature, as recorded in the CTMS, was greater than the required discharge temperature), or where the Master is in breach of the circumstances described in Clause 24(c) (Vapour Pressure, Cargo Temperature); and

(xvi)	any other circumstances where the Vessel is off-hire under another clause in this Agreement, then without prejudice to Charterer’s rights under Clause 2 (Duty to Maintain while in LNGC Mode), or to any other rights of Charterer hereunder or otherwise, the Vessel shall be off-hire from the commencement of such loss of time until she is again ready and in an efficient state to resume her service from a position no less favourable to Charterer than that at which such loss of time commenced. Any service given or distance made good by the Vessel whilst off-hire shall be taken into account in assessing the amount to be deducted from hire.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	If the Vessel fails to proceed at any Guaranteed Speed or such Ordered Speed as Charterer is permitted to order the Vessel, as defined in Gas Form C in Schedule 1 of the Agreement, and Attachment A (Performance Calculations), and such failure arises wholly or partly from any of the causes set out in sub-clause (a) above, then the following provisions shall apply:

(i)	if the Vessel is unable to maintain a speed of at least ***** (*****%) of the Guaranteed Speed stated in Gas Form C in Schedule 1 of the Agreement, in wind and sea states not exceeding Beaufort force ***** (*****), Charterer shall have the option of placing the Vessel off-hire, accepting that any distance made good by the Vessel whilst off-hire shall be taken into account in accordance with sub-clause (a) above; and

(ii)	except where Charterer has placed the Vessel off-hire pursuant to sub-clause (b)(i) above, failure of the Vessel to proceed at any Guaranteed Speed shall be addressed under Attachment A (Performance Calculations), and the Vessel will not be off-hire under this Clause 31 (Off-Hire) herein.

(c)	Further, and without prejudice to the foregoing, in the event the Vessel deviates (which expression includes, without limitation, putting back, or putting into any port other than that to which she is bound under the instructions of Charterer) for any cause or purpose mentioned in sub-clause (a)(a) above, then the Vessel shall be off-hire from the commencement of such deviation until the time when she is again ready and in an efficient state to resume her service from a position no less favourable to Charterer than that at which the deviation commenced, provided, however, that any service given or distance made good by the Vessel whilst off-hire shall be taken into account in assessing the amount to be deducted from hire. If the Vessel, for any cause or purpose mentioned in sub-clause (a) above, puts into any port other than the port to which she is bound on the instructions of Charterer, the port charges, pilotage and other expenses at such port shall be borne by Owner. Should the Vessel be driven into any port or anchorage by stress of weather hire shall continue to be due and payable for any time lost thereby.

(d)	Time during which the Vessel is off-hire under this Agreement shall count as part of the Term.

(e)	On any occasion where Charterer rightfully deducts an amount for off-hire from the hire payment, Charterer shall also be entitled to deduct the cost of all fuels, priced at the Fuel Price, used by the Vessel during that period of off-hire.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(f)	If any LNG is lost as Boil-Off during periods of off-hire then Owner shall reimburse Charterer for the LNG lost at the LNG Price.

(g)	Where more accurate measurement of LNG lost as Boil-Off during any off-hire period is impossible for whatever reason, the LNG lost as Boil-Off shall be assumed to have occurred at a constant rate equal to that obtained by measurement between official gauging operations of the cargo in question in accordance with Article 6 (Boil-Off Performance) of Attachment A (Performance Calculations). Where, due to the off-hire having occurred during a ballast passage all Heel is lost as Boil-Off prior to the Vessel’s next commencement of loading, then such Boil-Off shall be deemed to have occurred at the greater of the Maximum Daily Boil-Off Rate Ballast as shown in Gas Form C in Schedule 1 of the Agreement, or at a constant rate equal to that which occurred during the Vessel’s most recent ballast voyage.

(h)	In the event that the Vessel is off-hire for any reason other than in connection with periodical drydocking, pursuant to Clause 32 (Drydock) herein, in-water survey, or underwater inspection in lieu of drydock, for any period in excess of i) ***** (*****) consecutive days, or ii) ***** (*****) non-consecutive days, then Charterer shall have the option to terminate the Agreement by giving notice in writing with effect from the date stated in such notice. Such notice shall be capable of becoming immediately effective provided that the Vessel is free of cargo (other than Heel). This sub-clause (h) is without prejudice to any other rights or obligations of Owner or Charterer under this Agreement. For the purposes of this sub-clause (h), in the event of partial loss of service, the period of off-hire shall be the total period during which the Vessel is not fully efficient rather than the net resultant loss of time.

(i)	In the event that the Vessel is off-hire for a reason in connection with periodical dry-docking pursuant to Clause 32 (Drydock) herein, or for in-water survey, or for underwater inspection in lieu of drydock, for any period in excess of ***** (*****) days over and above Owner’s estimated time allowed for such periodical drydocking or survey or inspection as advised beforehand by Owner, then Charterer shall have the option to terminate this Agreement by giving notice in writing with effect from the date stated in such notice.

(j)	Where for a canal transit the Vessel has a loss of queue position, or arrives late for an allocated transit slot and such loss of position or late arrival is due to Owner’s negligence or Vessel breakdown, then, apart from the off-hire event that initially caused the delay, the Vessel will be additionally off-hire from no later than arrival at the canal anchorage until the Vessel reaches the originally scheduled position in the queue or until the Vessel is given the next available transit slot as stated by the canal authority, whichever is sooner.

32.	Drydock

(a)	Owner has the right and obligation to drydock the Vessel at regular intervals as required to maintain all necessary certificates as may be required under this Agreement.

(b)	For any periodical drydock Owner shall propose to Charterer a date on which it wishes to drydock the Vessel. Charterer shall offer a port for such periodical drydocking. Charterer and Owner shall cooperate in good faith in the scheduling and the selection of the drydock port for such periodical drydocking in order to minimise deviation and Charterer shall take all reasonable steps to make the Vessel available as near to the date proposed as practicable.

(c)	Owner shall place the Vessel in drydock at its expense as soon as practicable after Charterer places the Vessel at Owner’s disposal clear of cargo, other than natural gas vapour or, if the Parties agree, an amount of Heel up to that which would be sufficient to allow the Vessel to ballast to the drydock port and allow time enough for gas-freeing en route.

(d)	If a periodical drydock is carried out in the port offered by Charterer (which must have suitable accommodation for the purpose), the Vessel shall be off-hire from the time at which she arrives at such port until drydocking is completed and she is in every way ready to resume Charterer’s service, either at the position at which she went off-hire, or in a position no less favourable to Charterer, whichever she first attains. However:

(i)	provided that Owner exercises due diligence in inerting and gas-freeing, any time lost in inerting and gas-freeing to the standard required for entry into drydock and for cleaning and painting the hull shall not count as off-hire, whether lost on passage to the drydock port or after arrival there, notwithstanding Clause 31 (Off-Hire) herein; and

(ii)	any additional time lost in further gas-freeing to meet the standard required for hot work or entry into cargo tanks shall count as off-hire, whether lost on passage to the drydocking port or after arrival there.

(e)	Any natural gas vapour lost in gas-freeing for the purpose of drydocking shall be for Charterer’s account provided that during the last discharge prior to drydocking Owner shall have used reasonable endeavours to pump out the maximum amount of cargo.

(f)	If Owner requires the Vessel, instead of proceeding to the offered port, to carry out periodical drydocking at a special port selected by them, the Vessel shall be off-hire from the time when she is released to proceed to the special port until she next presents for loading in accordance with Charterer’s instructions, provided, however, that Charterer shall credit Owner with the time which would have been taken on a direct but notional passage from last discharge port, (or otherwise the place where the Vessel was released), to next load port, at the Guaranteed Service Speed (Ballast) had the Vessel not proceeded to drydock. All fuel consumed shall be paid for by Owner but Charterer shall credit Owner with the value of the fuel, at the Fuel Price, which would have been used on such direct notional passage, calculated at the Guaranteed Fuel Consumption for the Ballast Service Speed. Charterer shall further credit Owner with any benefit it may gain in purchasing bunkers at the special port.

(g)	If the selection of a special port by Owner under sub-clause (f) above results in the necessity of afterwards directing the Vessel to a port solely for the purposes of Gas-Up or Cool-Down, then Owner shall be responsible for all incremental deviation costs to that port, as opposed to the actual first post-drydock load port, calculated using Guaranteed Speeds and Consumptions for a direct notional voyage, compared to actual consumption on the deviation voyage.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

33.	Insurance and ITOPF

(a)	It is a condition of this Agreement that the Vessel is now, and will throughout the duration of the charter:

(i)	be owned or demise chartered by a member of the International Tanker Owners Pollution Federation Limited (“ITOPF”);

(ii)	be properly entered in the Protection and Indemnity (“P&I”) Club as shown in Gas Form C in Schedule 1 of the Agreement, being a member of the International Group of P&I Clubs;

(iii)	have in place insurance cover for oil pollution for the maximum limit provided by a full entry with an International Group of P&I Clubs but always to a minimum of United States Dollars ***** (US$*****);

(iv)	have in full force and effect Hull and Machinery insurance on Institute Time Clauses, or their equivalent, to a value as would be procured by a first class Vessel Operator of similar such vessels;

(v)	have in place Hull and Machinery and P&I War Risk insurance each to the value of the Vessel; and

(vi)	Owner shall promptly provide, following a request from Charterer to do so, documented evidence of compliance with this Clause 33 (Insurance and ITOPF).

(b)	Charterer shall have in place, and provide evidence of same if so requested, third party liability insurance. The insurance shall be in place before the commencement of this Agreement, and remain so throughout the performance of this Appendix 1.

34.	ISPS Code and United States MTSA 2002

This Clause 34 makes reference to the International Ship and Port Facility Security Code and the relevant amendments to Chapter XI of SOLAS (“ISPS Code”) and the US Maritime Transportation Security Act 2002 (“MTSA”).

(a)	During the currency of this Agreement Owner shall procure that both the Vessel and “the company” (as defined by the ISPS Code) and the “owner” (as defined by the MTSA) shall comply with the requirements of the ISPS Code relating to the Vessel and “the company” and the requirements of MTSA relating to the Vessel and the “owner”. Upon request Owner shall provide documentary evidence of compliance with this sub-clause (a).

(b)	Except as otherwise provided in this Agreement, loss, damage, expense or delay, caused by failure on the part of Owner or “the company”/“owner” to comply with the requirements of the ISPS Code or MTSA or this Clause 34 (ISPS Code and United States MTSA 2002), shall be for Owner’s account.

(c)	Charterer shall provide Owner with its full style contact details and shall ensure that the contact details of all sub-charterers, where sub-letting is permitted in accordance with the Agreement, are likewise provided to Owner and to the master. Except as otherwise provided in this Agreement, any loss, damage, expense or delay caused by failure on the part of Charterer to comply with this sub-clause (c) shall be for Charterer’s account.

(d)	Notwithstanding anything else contained in this Agreement, costs or expenses related to security regulations or measures required by a port facility or any relevant authority in accordance with the ISPS Code/MTSA including, but not limited to, security guards, launch services, tug escorts, port security fees or inspections shall be for Charterer’s account, unless such costs or expenses result solely from Owner’s negligence or non-compliance with the ISPS Code or the MTSA, in which case such costs or expenses shall be for Owner’s account. All measures that Owner is obliged to take in order to comply with the security plan required by the ISPS Code or MTSA shall be for Owner’s account.

(e)	Notwithstanding any other provision of this Agreement, the Vessel shall not be off-hire where there is a loss of time caused by Charterer’s failure to comply with the ISPS Code or MTSA.

(f)	If either Party makes any payment which is for the other Party’s account according to this Clause 34 (ISPS Code and United States MTSA 2002), the other Party shall indemnify the paying Party.

35.	Bills of Lading

(a)	The Master (though appointed by Owner) shall be under the orders and direction of Charterer as regards employment of the Vessel, agency and other arrangements, and shall sign Bills of Lading as Charterer or its agents may direct, subject always to Clause 39 (Export Restrictions), and Clause 42(a) (War Risks), without prejudice to this Agreement. Charterer hereby indemnifies Owner against all consequences or liabilities that may arise:

(i)	from signing Bills of Lading in accordance with the directions of Charterer or its agents, to the extent that the terms of such Bills of Lading fail to conform to the requirements of this Appendix 1, or, except as provided in Clause 35(b) (Bills of Lading) below, from the Master otherwise complying with Charterer’s or its agents’ orders; and

(ii)	from any irregularities in papers supplied by Charterer or its agents.

(b)	If Charterer by email, or other form of written communication that specifically refers to this Clause 35(b) (Bills of Lading), requests Owner to discharge a quantity of cargo either without Bills of Lading or at a discharge place other than that named in a Bill of Lading or that is different from the Bill of Lading quantity, then Owner shall discharge such cargo in accordance with Charterer’s instructions in consideration of receiving the following indemnity, which shall be deemed to be given by Charterer on each and every such occasion, and which is limited in value to ***** percent (*****%) of the delivered value of the cargo carried on board:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	Charterer shall indemnify Owner and Owner’s servants and agents in respect of any liability, loss, or damage of whatever nature (including legal costs as between attorney or solicitor and client and associated expenses), which Owner may sustain by reason of delivering such cargo in accordance with Charterer’s request;

(ii)	if any proceeding is commenced against Owner or any of Owner’s servants or agents in connection with the Vessel having delivered cargo in accordance with such request, Charterer shall provide to Owner or any of Owner’s servants or agents, from time to time on demand, sufficient funds to defend the said proceedings;

(iii)	if the Vessel or any other vessel or property belonging to Owner should be arrested or detained, or if the arrest or detention thereof should be threatened, by reason of discharge in accordance with Charterer’s instruction as aforesaid, Charterer shall provide on demand such bail or other security as may be required to prevent such arrest or detention or to secure the release of such vessel or property. Charterer shall indemnify Owner in respect of any loss, damage or expenses caused by such arrest or detention whether or not same may be justified;

(iv)	Charterer shall, if called upon to do so at any time while such cargo is in Charterer’s possession, custody or control, redeliver the same to Owner;

(v)	as soon as all original Bills of Lading for the above cargo, which name as discharge port the place where delivery actually occurred, shall have arrived or come into Charterer’s possession, Charterer shall produce and deliver the same to Owner whereupon Charterer’s liability hereunder shall cease, save in connection with any arrest or other proceedings initiated prior to the production and delivery of such original Bills of Lading.

Provided however, if Charterer has not received all such original Bills of Lading by 24:00 hours Coordinated Universal Time (“UTC”) on the day ***** (*****) calendar months after the date of discharge, then this indemnity shall terminate at that time unless before that time Charterer has received from Owner written notice that:

(A)	some person is making a claim in connection with Owner delivering cargo pursuant to Charterer’s request or,

(B)	legal proceedings have been commenced against Owner or carriers, or Charterer, or any of their respective servants or agents, or the Vessel, for the same reason.

When Charterer has received such a notice, then this indemnity shall continue in force until such claim or legal proceedings are settled. Termination of this indemnity shall not prejudice any legal rights a Party may have outside of this indemnity.

(vi)	Owner shall promptly notify Charterer if any person (other than a person to whom Charterer ordered cargo to be delivered) claims to be entitled to such cargo or if the Vessel or any other property belonging to Owner is arrested by reason of any such discharge of cargo; and

(vii)	this indemnity shall be governed and construed in accordance with English law and each and any dispute arising out of or in connection with this indemnity shall be subject to the jurisdiction of the High Court of Justice of England.

(c)	Owner warrants that the Master will comply with orders to carry and discharge against one or more Bills of Lading from a set of original negotiable Bills of Lading should Charterer so require.

36.	Clause Paramount

Charterer shall procure that all Bills of Lading issued pursuant to this Agreement shall contain the following:

(a)	Subject to sub-clause (b) or (c) below, this Bill of Lading shall be governed by, and have effect subject to, the rules contained in the International Convention for the Unification of Certain Rules relating to Bills of Lading signed at Brussels on 25th August 1924 (hereafter the “Hague Rules”) as amended by the Protocol, signed at Brussels on 23rd February 1968 (hereafter the “Hague-Visby Rules”). Nothing contained herein shall be deemed to be either a surrender by the carrier of any of his rights or immunities or any increase of any of his responsibilities or liabilities under the Hague-Visby Rules.

(b)	If there is governing legislation which applies the Hague Rules compulsorily to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hague Rules. Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hague Rules.

(c)	If there is governing legislation which applies the United Nations Convention on the Carriage of Goods by Sea 1978 (hereafter the “Hamburg Rules”) compulsorily to this Bill of Lading, to the exclusion of the Hague-Visby Rules, then this Bill of Lading shall have effect subject to the Hamburg Rules. Nothing therein contained shall be deemed to be either a surrender by the carrier of any of his rights or immunities or an increase of any of his responsibilities or liabilities under the Hamburg Rules.

(d)	If any term of this Bill of Lading is repugnant to the Hague-Visby Rules or Hague Rules or Hamburg Rules as applicable, then such term shall be void to that extent but no further.

(e)	Nothing in this Bill of Lading shall be construed as in any way restricting, excluding or waiving the right of any relevant party or person to limit his liability under any available legislation or law.

37.	Electronic Bills of Lading

(a)	Notwithstanding anything contained in this Agreement, Charterer may, at its sole discretion, require Owner to issue and sign in electronic form, and transmit electronically, any Bill of Lading to be issued pursuant to Clause 35 (Bills of Lading), such a Bill being an “eDoc”.

(b)	It is expressly agreed that any applicable requirement of law, contract, custom or practice that any Bill of Lading issued pursuant to this Agreement shall be made or evidenced in writing, signed or sealed, shall be satisfied by such eDoc, and the Parties agree not to contend, in any dispute arising out of or in connection with any eDoc, or any eDoc which has been converted to paper, that such eDoc is invalid on the grounds that it is not in writing or that it is not equivalent to an original paper document signed by hand, or, as the case may be, sealed.

(c)	Specifically eDocs systems which shall be used for these purposes include the ESS-DatabridgeTM.

38.	Exceptions

(a)	The Vessel, her Master and Owner shall not, unless otherwise in this Agreement expressly provided, be liable for any loss or damage or delay or failure arising or resulting from any act, neglect or default of the Master, pilots, mariners or other servants of Owner in the navigation or management of the Vessel, fire, unless caused by the actual fault or privity of Owner, collision or stranding, dangers and accidents of the sea, explosion, bursting of boilers, breakage of shafts or any latent defect in hull, equipment or machinery, provided, however, that Clause 2 (Duty to Maintain while in LNGC Mode) and Clause 7 (Geographical Trading Limits) hereof, and Clauses 6.1 (Owner to Provide), 8.1 (Shipboard Personnel and their Duties), 15 (Safety Management) and 24 (Exclusions, Limitation of Liability and Liquidated Damages) of the Agreement shall be unaffected by the foregoing. Further, neither the Vessel, her Master or Owner, nor Charterer shall, unless otherwise expressly provided in the Agreement, be liable for any loss or damage or delay or failure in performance hereunder arising or resulting from Force Majeure (as defined in Clause 10.1 (Force Majeure) of Appendix 2).

(b)	The Vessel shall have liberty to sail with or without pilots, to tow or go to the assistance of vessels in distress and to deviate for the purpose of saving life or property.

(c)	Sub-clause (a) above shall not apply to, or affect any liability of, Owner or the Vessel or any other relevant person in respect of:

(i)	loss or damage caused to any berth, jetty, dock, dolphin, buoy, mooring line, pipe loading and discharging arms, or crane or other works or equipment whatsoever at or near any place to which the Vessel may proceed under this Agreement, save for the FSRU Site for which any loss or damage shall be regulated by Clause 9 (Indemnification) of Appendix 2 to the Agreement; or

(ii)	any claim (whether brought by Charterer or any other person) arising out of any loss of or damage to or in connection with cargo. Any such claim shall be subject to the Hague-Visby Rules or the Hague Rules or the Hamburg Rules, as the case may be, which ought, pursuant to Clause 36 (Clause Paramount) hereof, to have been incorporated in the relevant Bill of Lading (whether or not such Rules were so incorporated) or, if no such Bill of Lading is issued, to the Hague-Visby Rules unless the Hamburg Rules compulsorily apply, in which case to the Hamburg Rules.

(d)	In particular and without limitation, the foregoing sub-clauses (a) and (b) of this Clause 38 (Exceptions) shall not apply to, or in any way affect any provision in this Agreement, relating to off-hire or to reduction of hire or Boil-Off or bunkers consumed during periods of off-hire.

39.	Export Restrictions

(a)	The Master shall not be required or bound to sign Bills of Lading for the carriage of cargo to any place to which export of such cargo is prohibited under the laws, rules or regulations of the country in which the cargo was produced or shipped.

(b)	Charterer shall procure that all Bills of Lading issued under this Appendix 1 shall contain the following clause:

“If any laws rules or regulations applied by the government of the country in which the cargo was produced or shipped, or any relevant agency thereof, impose a prohibition on export of the cargo to the place of discharge designated in or ordered under this Bill of Lading, carriers shall be entitled to require cargo owners forthwith to nominate an alternative discharge place for the discharge of the cargo, or such part of it as may be affected, which alternative place shall not be subject to the prohibition, and carriers shall be entitled to accept orders from cargo owners to proceed to and discharge at such alternative place. If cargo owners fail to nominate an alternative place within seventy-two (72) hours after they or their agents have received from carriers notice of such prohibition, carriers shall be at liberty to discharge the cargo, or such part of it as may be affected by the prohibition, at any safe place on which they or the master may in their or his absolute discretion decide and which is not subject to the prohibition, and such discharge shall constitute due performance of the contract contained in this Bill of Lading so far as the cargo so discharged is concerned”.

(c)	The foregoing provision shall apply mutatis mutandis to this Agreement, the references to a Bill of Lading being deemed to be references to this Agreement.

40.	Sanctions

(a)	Owner shall not be obliged to comply with any orders for the employment of the Vessel in any carriage, or trade, or on any voyage which, in the reasonable judgement of Owner, or in the reasonable judgement of its insurers, would expose the Vessel to any applicable sanction or prohibition imposed by any state, supranational or international governmental organisation. Owner and Charterer agree to comply with, and assist each other, in complying with applicable Sanctions. Owner and Charterer warrant that to the best of their knowledge and belief, in connection with this Agreement, neither Party are currently (or will contract with any third parties who are), subject to any applicable UN, US or EU sanction, prohibition or restriction or are a specified person, entity, vessel or fleet for that purpose.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	If the Vessel is already engaged in an employment to which such an applicable sanction or prohibition is subsequently applied then:

(i)	in respect of cargo, Owner shall have the right to refuse to proceed with the employment and Charterer shall be obliged to issue alternative voyage orders within ***** (*****) hours of receipt of Owner’s notification of its refusal to proceed. If Charterer does not issue such alternative voyage orders Owner may discharge any cargo already loaded at any safe port (including the port of loading) or take other reasonable remedial action. The Vessel shall remain on-hire pending completion of Charterer’s alternative voyage orders or delivery of cargo by Owner and Charterer shall be responsible for all additional costs and expenses incurred in connection with such orders or delivery of cargo;

(ii)	Charterer shall indemnify Owner against any and all claims whatsoever brought by the owners of the cargo, or the holders of Bills of Lading, or sub-charterers, against Owner by reason of Owner’s compliance with such alternative voyage orders or delivery of the cargo in accordance with sub-clause (b)(i) above; and

(iii)	if anything is done or not done in compliance with this sub-clause (b), it shall not be deemed a deviation.

(c)	Owner represents and warrants that it has no knowledge, or reason to believe, that any parts, spares, victuals, or other supplies (“Supplied Items”) procured for the Vessel, or in connection with this Agreement:

(i)	originated in or were procured from or via a country, entity or person, (including any agent or affiliate thereof), that is prohibited under applicable Sanctions; or

(ii)	that any such country, entity or person has any property interest in the Supplied Items either present, future, contingent, direct or indirect, that would subject the Supplied Items of this Agreement to applicable Sanctions.

(d)	In respect of the Supplied Items Charterer shall have the right to order the Vessel to an alternative port or place to discharge the cargo on receipt of Owner’s notification of its inability to proceed as originally ordered. The Vessel shall be off-hire throughout this operation and until Charterer has secured an alternate cargo if one becomes unavailable or is lost. Owner shall remain responsible for all losses, additional costs and expenses incurred in connection with such orders or delivery of cargo, and removal of the Supplied Items.

(e)	Charterer shall procure that this Clause 40 (Sanctions) shall be incorporated into any sub-charters permitted under this Agreement.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

41.	Taxes and Gross-up

(a)	If at any time Charterer is required to make any deduction or withholding in respect of taxes from any payment due under this Agreement, then the sum due from Charterer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Owner receives on the due date for such payment (and retain, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which would have been received had no such deduction or withholding been required.

(b)	If Charterer makes a gross-up payment (a “Tax Payment”) under this Clause 41 (Taxes and Gross-up) in respect of any sums paid to Owner, and should Owner be entitled to either a refund of tax or a credit against tax (a “Tax Credit”) which Owner is able in its sole discretion to identify as attributable to that Tax Payment, then Owner shall reimburse Charterer such amount of that Tax Credit as will leave Charterer (after that reimbursement in Owner’s sole discretion) in no better or worse position than they would have been had no Tax Payment been required. Such reimbursement will be provided to Charterer within ***** (*****) days of Owner becoming entitled to the aforementioned Tax Credit. Nothing in this Clause 41 (Taxes and Gross-up) is intended to interfere with the right of Owner to arrange its tax affairs in whatever manner they think fit.

42.	War Risks

(a)	The Master shall not be required or bound to sign Bills of Lading for any place which in his or Owner’s reasonable opinion is dangerous or impossible for the Vessel to enter or reach, owing to any blockade, war, hostilities, warlike operations, civil war, civil commotions, revolutions, acts of piracy, acts of terrorists, acts of hostility or malicious damage.

(b)	If in the reasonable opinion of the Master or Owner it becomes, for any of the reasons set out in sub-clause (a) above, or by the operation of international law, dangerous, impossible or prohibited for the Vessel, or Owner through its use of the Vessel, to reach or enter or to load or discharge cargo at any place to which the Vessel has been ordered pursuant to this Agreement (a “Place of Peril”), then Charterer or its agents shall be immediately notified in writing, email, or by radio message and Charterer shall thereupon have the right to order the cargo, or such part of it as may be affected, to be loaded or discharged, as the case may be, at any other place allowed within Clause 4 (Geographical Trading Limits), provided such other place is not itself a Place of Peril. If any place of discharge is or becomes a Place of Peril and no orders have been received from Charterer or its agents within forty-eight (48) hours after dispatch of such messages, then Owner shall be at liberty to discharge the cargo, or such part of it as may be affected, at any place suitable for the discharge of LNG which may be selected at the discretion of Owner or Master and allowed within Clause 4 (Geographical Trading Limits). Such discharge shall be deemed to be due fulfilment of Owner’s obligations under this Agreement for any cargo discharged under these circumstances.

(c)	The Vessel shall have liberty to comply with any directions or recommendations as to departure, arrival, routes, ports of call, stoppages, destinations, zones, waters, delivery or otherwise whatsoever given by the government of the state under whose flag the Vessel sails, or any other government or local authority, or by any person or body acting or purporting to act with the authority of any such government or local authority, including any de facto government or local authority, or by any person or body acting, or purporting to act, as or with the authority of, any such government or local authority or by any committee or person, having under the terms of the war risks insurance on the Vessel, the right to give any such directions or recommendations. If by reason of, or in compliance with, any such directions or recommendations anything is done or is not done, such shall not be deemed a deviation. If by reason of, or in compliance with any such direction or recommendation, the Vessel does not proceed to any place of discharge to which she has been ordered pursuant to this Agreement, then the Vessel may proceed to any place suitable for discharge of LNG which may be selected at the discretion of Owner or Master, and there discharge the cargo or such part of it as may be affected. Such discharge shall be deemed to be due fulfilment of Owner’s obligations under this Agreement for any cargo discharged under these circumstances.

(d)	Charterer shall procure that all Bills of Lading issued under this Agreement shall contain provisions equivalent to this Clause 42 (War Risks).

43.	Additional War Expenses

(a)	If the Vessel is ordered to trade in areas where there is war (de facto or de jure), or threat of war, Charterer shall reimburse Owner for any reasonable additional insurance premiums, crew bonuses and other expenses which are reasonably incurred by Owner as a consequence of such orders, provided that Charterer is given notice of such expenses as soon as practicable and in any event before such expenses are incurred, and provided that Owner obtains from its insurers a waiver of any subrogated rights against Charterer in respect of any claims by Owner under its war risk insurance arising out of compliance with such orders.

(b)	Any payments by Charterer under this Clause 43 (Additional War Expenses) will only be made against proven documentation. Any discount or rebate refunded to Owner, for whatever reason, in respect of additional war risk premium, shall be passed to Charterer.

44.	Piracy

(a)	If the Vessel proceeds to or through an area in which there is a current risk of piracy, verified by a competent international authority, Owner will at all times adhere to the latest version of BMP, including with respect to routing. Owner shall be entitled:

(i)	to take reasonable preventive measures to protect the Vessel, her crew and cargo, by proceeding in convoy, using escorts, avoiding day or night navigation, adjusting speed or course;

(ii)	to follow any orders given by the Flag State, any governmental or supra-governmental organisation; and

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(iii)	where there is an actual, or imminent act of piracy, and only after giving Charterer reasonable advance notice, to take a safe and reasonable alternative route in place of the normal direct or intended route to the next port of call, provided that such alternative route does not, in the case of the Gulf of Aden, physically extend beyond the transit of the Gulf of Aden. In such case Owner shall give Charterer reasonable advance notice of the alternative route, an estimate of time and bunker consumption, and a revised estimated time of arrival.

(b)	Subject to sub-clause (e) below, Charterer shall pay Owner’s reasonable documented costs and expenses in respect of any additional hull and machinery, or, if applicable, war risks insurance premiums, or additional reasonable and contractual crew costs arising out of actual or threatened acts of piracy, or any preventive or other measures taken by Owner pursuant to sub-clause (a) above.

(c)	The Vessel shall remain on-hire for any time lost taking the measures referred to in sub-clause (a) above.

(d)	Where, notwithstanding the taking of any of the measures referred to in sub-clause (a) above, and where not caused by a lack of due diligence on Owner’s part, and where Charterer has not exercised the option to require Owner to purchase off-hire insurance pursuant to sub-clause (e) below, the Vessel is captured by pirates, hire shall be payable at ***** percent (*****%) of the hire rate for the duration of any such capture.

(e)	Charterer shall have the option, where the Vessel is scheduled to transit the Gulf of Aden, or other areas of known piracy risk, to require Owner to either extend existing war risk insurance or purchase off-hire insurance, which in either case shall cover loss of hire. The cost of such insurance shall be reimbursed by Charterer provided always that:

(i)	Owner obtains from its insurers a waiver of any subrogated rights against Charterer in respect of any claims by Owner under the foregoing insurances arising out of compliance with Charterer’s orders;

(ii)	the terms of cover and cost have been disclosed to, and agreed by Charterer prior to the purchase of such insurance; and

(iii)	that following the exercise of such option, the Vessel shall be off-hire for any time lost as a result of capture by pirates.

(f)	The safety and protection of the crew and the Vessel is the obligation of Owner and it is for Owner to determine the level of threat and the measures considered appropriate to discharge that obligation. If Owner deploys government-supplied military armed guards or private armed guards, then it is an express condition of this Agreement that Owner will, on a voyage-by-voyage basis:

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	give Charterer advance notice of such intended deployment as soon as reasonably practicable but not less than ***** (*****) days’ prior to such deployment, and throughout such voyage Owner will adhere to the responses submitted in the Vessel Security Questionnaire;

(ii)	confirm in advance of deployment that such deployment has been notified to Owner’s P&I and war risks underwriters without objection (with evidence, satisfactory to Charterer, of Owner’s exchanges with underwriters);

(iii)	ensure, in advance of and throughout any deployment, that such deployment complies with all Flag State requirements, laws of the Flag State, and any other applicable laws; and

(iv)	continue to adhere to the latest BMP.

(g)	All reasonable costs and expenses directly associated with the deployment of government-supplied military armed guards or private armed guards or unarmed guards shall be shared in equal measure between Owner and Charterer, with Charterer’s portion capped at United States Dollars ***** (US $*****), per voyage, and subject always to Owner supplying documentary evidence of such total costs. Save as aforesaid, Owner will indemnify and hold Charterer harmless against all claims, liabilities, costs and expenses of whatever nature which arise directly in connection with the deployment of government-supplied military armed guards or private armed guards or unarmed guards.

45.	[Not Used]

46.	Laying-Up

(a)	Charterer shall have the option, after consultation with Owner, of requiring Owner to lay up the Vessel at a safe place nominated by Charterer, taking into account maintenance, access and security, and always subject to Clause 3 (Safe Places and Compatibility). In such case the Hire shall be adjusted to reflect any net increases in expenditure reasonably incurred or any net saving which should reasonably be made by Owner as a result of such lay-up. Charterer may exercise the said option any number of times during the Term.

(b)	If the Vessel is instructed by Charterer to wait at anchorage or adrift for whatever reason, for a period exceeding ***** (*****) consecutive days, Charterer shall pay for any reasonable boat service required for provisions, personnel or similar.

47.	Salvage

(a)	Subject to the provisions of Clause 31 (Off-Hire) herein, all loss of time and all expenses (excluding any damage to or loss of the Vessel or tortious liabilities to third parties), incurred in saving or attempting to save life (including the Vessel deviating for the rescue of, or delivery of, rescued persons to any safe landing), or in successful or unsuccessful attempts at salvage, shall be borne equally by Owner and Charterer provided that Charterer shall not be liable to contribute towards any salvage payable by Owner arising in any way out of services rendered under this Clause 47 (Salvage).

(b)	All salvage and all proceeds from derelicts shall be divided equally between Owner and Charterer after deducting the master’s, officers’ and crew’s share, and reimbursing the hire of the Vessel to Charterer for time lost and the cost of fuel and Boil-Off used or lost.

48.	Both to Blame Collision

(a)	If the liability for any collision in which the Vessel is involved while performing this Agreement falls to be determined in accordance with the laws of the United States of America, the following provision shall apply:

(b)	If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the master, mariner, pilot or the servants of the carrier in the navigation or in the management of the ship, the owners of the cargo carried hereunder will indemnify the carrier against all loss, or liability to the other or non-carrying ship or her owners in so far as such loss or liability represents loss of, or damage to, or any claim whatsoever of the owners of the said cargo, paid or payable by the other or non-carrying ship or her owners to the owners of the said cargo and set off, recouped or recovered by the other or non-carrying ship or her owners as part of their claim against the carrying ship or carrier.

(c)	The foregoing provisions shall also apply where the owners, vessel operators, or those in charge of any ship or ships or objects other than, or in addition to, the colliding ships or objects are at fault in respect of a collision or contact.

(d)	Charterer shall procure that all Bills of Lading issued under this Agreement shall contain a provision in the foregoing terms to be applicable where the liability for any collision in which the Vessel is involved falls to be determined in accordance with the laws of the United States of America.

49.	New Jason Clause

(a)	General average contributions shall be payable according to York-Antwerp Rules 1994, as amended from time to time, and shall be adjusted in London in accordance with English law and practice, but should adjustment be made in accordance with the law and practice of the United States of America, the following provision shall apply:

(b)	In the event of accident, danger, damage or disaster before or after the commencement of a voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible by statute, contract or otherwise, the cargo, shippers, consignees or owners of the cargo shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the cargo.

(c)	If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the cargo and any salvage and special charges thereon shall, if required, be made by the cargo, shippers, consignees or owners of the cargo to the carrier before delivery.

(d)	Charterer shall procure that all Bills of Lading issued under this Agreement shall contain a provision in the foregoing terms, to be applicable where adjustment of general average is made in accordance with the laws and practice of the United States of America.

50.	Mitigation

Both Parties agree that each has a duty to mitigate losses, damages, costs and expenses resulting from the default, breach or negligence of the other Party.

Attachment A.	Performance Calculations

NO TABLE OF CONTENTS ENTRIES FOUND. In this Attachment A, “Article” shall mean an Article of this Attachment A, and “Clause” shall mean a Clause in Appendix 1.

1.	Guaranteed Speed

(a)	Owner guarantees that the Vessel is capable of steaming, and subject to Articles 1(b) and (c) below, shall steam, at the Laden Service Speed or the Ballast Service Speed as set out in Gas Form C in Schedule 1 of the Agreement.

(b)	Charterer may order the Vessel to steam at the Guaranteed Service Speed or at any other speed between the minimum speed and maximum speed guaranteed in Table 6 “Speed/Consumption” of Gas Form C in Schedule 1 of the Agreement. The Ordered Speed shall be within the lowest and highest Guaranteed Speed in order for the Voyage to be included for the purposes of any speed or consumption claim.

(c)	Charterer may order the Vessel at a lesser speed than the minimum speed, or greater speed than the maximum speed shown in Table 6 “Speed/Consumption” of Gas Form C in Schedule 1 of the Agreement, with Owner’s consent, which shall not be unreasonably withheld. Nevertheless Owner may, for reasons of prudence and safety, decline orders to steam at any lesser average speed or at any greater average speed than those shown in Table 6.

2.	Ordered Speed

(a)	Prior to each Voyage Charterer may, subject to Article 1 (Guaranteed Speed) above, instruct the Vessel to proceed so as to arrive at the pilot boarding station at each port at a given date and time (the “Scheduled Arrival Time” or “SAT”). From this will be imputed an average speed that must be attained by the Vessel over the Voyage in order to meet that SAT (an “Ordered Speed”). It is that Ordered Speed that will be used throughout these terms and in a Guaranteed Fuel Consumption calculation. Provided however that:

(i)	in the event that Charterer fail to provide an SAT to Owner the Ordered Speed shall be deemed to be the applicable Guaranteed Service Speed and it shall be deemed that the Vessel proceeds by the shortest safe route on that Voyage, as per Dataloy Distance Tables, unless Charterer specify a different route;

(ii)	Charterer may amend the Ordered Speed from time to time, during or prior to each passage, to accommodate changes in circumstances concerning a given passage. Each passage leg where there is a change of Ordered Speed shall become a separate Voyage for the purposes of lost time and Guaranteed Fuel Consumption Calculation; and

(iii)	where necessary if in order to meet the required SAT, the Vessel is to steam at an average speed that is in between two speeds stated in Table 6 “Speed/Consumption” of Gas Form C in Schedule 1 of the Agreement, then the Guaranteed Fuel Consumption shall be calculated by arithmetic interpolation between those two speeds and the average speed required to meet that SAT shall be an Ordered Speed.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	The Achieved Speed for any Voyage shall be calculated by reference to the Average Speed for the observed distance steamed excluding:

(i)	any days, noon to noon, when winds exceed force ***** (*****) on the Beaufort Scale for more than ***** hours;

(ii)	any period of poor visibility;

(iii)	any period where speed has to be adjusted for congested water;

(iv)	any period spent at a waiting area following arrival;

(v)	any period spent in saving of life (or the attempts at saving life) or, with Charterer’s consent, property;

(vi)	any period where the Vessel is required to change route, or a delay is caused, by any applicable international law or Governmental imposition;

(vii)	the duration of all off-hire periods and distance made good in such periods; and

(viii)	the distance made good during any deviation which is not otherwise an off-hire period because the Vessel arrives On Time, as defined below in Article 3(a) (Hire Deduction For Not Achieving Ordered Speed).

Each of the above shall constitute an “Excluded Period” and for each of which the master shall record in his daily noon report the time lost in the previous ***** (*****) hours.

(c)	Where the Vessel is ordered to proceed on Gas Only then for the purposes of a Guaranteed Fuel Consumption calculation the Achieved Speed shall be deemed as the Ordered Speed.

3.	Hire Deduction for Not Achieving Ordered Speed

(a)	If the Vessel arrives at the pilot station of a port at the end of a Voyage not later than ***** (*****) hours after the SAT, the Vessel shall be deemed to have arrived “On Time”. If the Vessel arrives at the pilot station more than ***** (*****) hours after the SAT, the Vessel shall be deemed to have arrived “Late”.

(b)	Where the Vessel arrives Late, Charterer shall be entitled to make a deduction from hire in respect of any lapsed time between the point in time ***** (*****) hours after the required SAT and the actual arrival at the pilot station.

(c)	Charterer shall not be entitled to make any deduction from hire if the Vessel arrives Late to the extent that such late arrival is caused by one or more of the Excluded Periods.

(d)	This Article 3 (Hire Deduction for Not Achieving Ordered Speed) deals only with the Vessel being Late, and to the extent that Clause 31 (Off-Hire) herein does not apply. Further, any deduction made under Clause 31 (Off-Hire) shall be excluded from any calculation under this Article 3 (Hire Deduction for Not Achieving Ordered Speed).

4.	Calculation of Actual Fuel Used

(a)	The actual measured fuel consumption on a Voyage shall, subject to Article 2 (Ordered Speed) herein, be the sum of:

(i)	the fuel oil consumed during the Voyage (expressed in tonnes) and excluding any fuel oil used in any off-hire period or Excluded Period on that Voyage; and

(ii)	the fuel equivalent of the total volume of cargo lost as Boil-Off during the Voyage (expressed in tonnes of Fuel Oil Equivalent, “FOE”) excluding any Boil-Off in any off-hire period or Excluded Period on that Voyage and excluding any Boil-Off in excess of guaranteed Maximum Daily Boil-Off Rate under the circumstances described in Clause 21 (Boil-Off and Heel Management) herein, and in Article 6 (Boil-Off Performance) herein.

(b)	For the purpose of this Article 4 (Calculation of Actual Fuel Used) the total LNG that is deemed Boil-Off during the Voyage shall be assumed to be the total volumetric reduction of the cargo, measured in cubic metres (m3), as determined from the difference between gauging operations at the loading and discharging ports in accordance with Article 6 (Boil-Off Performance), and shall be considered available as fuel. The FOE Factor shall then be applied to the cubic metres so measured.

(c)	Where Charterer have instructed the Vessel to Force Boil-Off then for purposes of the calculation of actual measured fuel consumption on that Voyage in accordance with (a) above, the FOE will be applied to the entire cargo lost as Boil-Off measured in accordance with (b) above.

5.	Calculation of Fuel Consumption Warranty

(a)	For each Voyage the Guaranteed Fuel Consumption shall be calculated by applying the applicable maximum daily fuel consumption in Table 6 “Speed/Consumption” of Gas Form C in Schedule 1 of the Agreement, to the given or deemed Ordered Speed. The calculation of both the Guaranteed Fuel Consumption and the actual fuel consumption shall be net of any periods of off-hire or Excluded Periods.

(b)	Where the Achieved Speed is higher than the Ordered Speed, the Guaranteed Fuel Consumption will be calculated based on Ordered Speed. Where the Achieved Speed is lower than the Ordered Speed the Guaranteed Fuel Consumption will be calculated based on the Achieved Speed.

(c)	Subject as hereinafter provided:

(i)	there shall be a saving of fuel for a given Voyage where the Guaranteed Fuel Consumption is greater than the actual measured fuel consumption, calculated in accordance with Article 4 (Calculation of Actual Fuel Used), and the saving shall be equal to that difference; and

(ii)	there shall be an excess of fuel consumption for a given Voyage where the Guaranteed Fuel Consumption is less than the actual measured fuel consumption and the excess shall be equal to that difference.

(d)	The calculated saving or excess of fuel consumption for a Voyage, whichever the case, shall be applied, pro rata according to distance steamed, to the total distance steamed for the whole Voyage, FAOP to EOP. This will include any periods that count as Excluded Periods under Article 2 (Ordered Speed) herein. The resultant total excess or saving shall be used in the Performance Period calculation.

(e)	For any given Performance Period the quantities of excess fuel used and the quantities of fuel saved on all Voyages in the Performance Period shall each be added up. The total of fuel saved for the Performance Period shall then be offset against the total of excess fuel used for the Performance Period. If the balance is an excess of fuel consumption then Charterer shall deduct from hire due under Clause 10 (Hire) of the Agreement), an amount calculated by applying to such excess the price determined in accordance with Article 7 (Pricing) herein. If the balance is zero or a net saving, Owner shall be deemed to have complied with the Guaranteed Fuel Consumption obligations for the Performance Period.

(f)	Notwithstanding the definition of Voyage, for the purpose of fuel consumption calculations, a Voyage may start:

(i)	immediately after an off-hire period; or

(ii)	at the time the Vessel alters speed having received a new Ordered Speed (or a revised SAT which implies a new Ordered Speed), as per Article 2(a)(ii) (Ordered Speed),

and end:

(iii)	immediately before an off-hire period; or

(iv)	at the time the Vessel alters speed having received a new Ordered Speed (or a revised SAT which implies a new Ordered Speed), as per Article 2(a)(ii) (Ordered Speed) herein.

(g)	If on any Voyage the Vessel is required to steam faster or slower than a Guaranteed Speed pursuant to an Ordered Speed (and provided this is not attributable to any failure of performance of the Vessel), the Vessel shall be deemed to have complied with the fuel consumption guarantees for the duration of such Voyage.

(h)	In a case where Charterer orders the Vessel to proceed on dual fuel or Gas Only then the Boil-Off element of the actual measured fuel consumption shall be deemed equal to the actual daily Boil-Off or the guaranteed maximum Boil-Off, whichever the lesser. This is to ensure that there is no double counting with excess Boil-Off calculations under Article 6 (Boil-Off Performance) below.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(i)	Owner’s warranties relating to speed and fuel consumption shall not apply to the period between the end of one Voyage and the start of the next Voyage, being in-port time or as described in Article 5(f) (Calculation of Fuel Consumption Warranty) above.

(j)	The Guaranteed Fuel Consumption for given speeds whilst at sea, Laden or Ballast, shall be the greater of the figures as shown in Table 6 “Speed/Consumption” of Gas Form C in Schedule 1 of the Agreement, and the Vessel’s Maximum Daily Boil-Off Rate in Laden or Ballast mode as applicable, and shall be inclusive of all requirements on board unless otherwise stated in this Appendix.

6.	Boil-Off Performance

(a)	Owner guarantees that Boil-Off rates shall not exceed those shown as “Maximum Daily Boil-Off Rate” in Gas Form C in Schedule 1 of the Agreement, subject to the qualifications in Clause 21 (Boil-Off and Heel Management).

(b)	The actual amount of Boil-Off on a Voyage shall be calculated by subtracting the volume of LNG contained in the Vessel’s tanks gauged immediately at the end of a Voyage from the volume in the Vessel’s tanks gauged immediately prior to the Voyage as per the procedure stated in Clause 22(a) to (d) (Cargo and Heel Measurement) herein.

(c)	The Boil-Off excess or saving on any Voyage shall be determined as the difference between the guaranteed Boil-Off for the Voyage (i.e. the Maximum Daily Boil-Off Rate applied to the lapsed time between gauging operations), and the actual Boil-Off for that Voyage.

(d)	For any given Performance Period of the Agreement the quantities of excess or saved Boil-Off for each Voyage shall be calculated. The total Boil-Off for all the Voyages where there was a saving shall then be set off against the total Boil-Off for all the Voyages where there was an excess. If the balance is a net excess of Boil-Off then Charterer may deduct from hire due under Clause 10 (Hire) of the Agreement, an amount calculated by applying the LNG Price to such excess. If the balance is zero, or a net saving, then Owner shall be deemed to have complied with the Boil-Off Guarantees for the Performance Period.

(e)	If a Voyage is less than ***** (*****) hours in duration, the Boil-Off guarantee shall be deemed to have been complied with for that Voyage.

(f)	The Boil-Off guarantee shall be deemed to have been complied with for any Voyage with weather conditions in which the Vessel has to proceed in wind force in excess of Beaufort Force ***** for more than ***** (*****) hours noon to noon. For the purposes of calculating claims, the Wind Force reported in the Master’s noon report shall be used. Charterer may employ the services of a reputable weather reporting company at its own cost.

(g)	If Charterer gives orders that require the Master to undertake tank transfers of Heel to maximise Heel deployment during a ballast Voyage, the Boil-Off guarantee shall be deemed to have been complied with for the period of that transfer.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(h)	Following any tank transfers under Article 6(g) (Boil-Off Performance) above, if Charterer then orders the Vessel to undertake spray cooling in cargo tanks, the Boil-Off guarantee shall be deemed to have been complied with for the duration of that spraying.

(i)	The Boil-Off guarantee shall be deemed to have been met, irrespective of the Achieved Speed, for any ***** (*****) hour period, measured noon to noon, within which Charterer orders the Vessel to:

(i)	Force Boil-Off; or

(ii)	condition the cargo such that the cargo temperature is reduced or the saturated vapour pressure of a cargo is reduced, prior to arriving at a discharge port.

(j)	Should the Vessel have been off-hire during any Voyages then the Boil-Off excess or saving for that Voyage shall be pro-rated in the same proportion as the time on hire is to the total time between gauging operations.

7.	Pricing

(a)	The price of all liquid fuels shall be at that paid for the last bunkering operation for such fuels in the Performance Period; and

(b)	The FOE shall be that agreed for the Agreement, or should the Parties agree otherwise, the arithmetic average of each FOE for all the cargoes discharged during the Performance Period.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Attachment B.	Indemnity Agreement for Boarding Vessel

Letter of Indemnity for Boarding Vessel

To the Master of Vessel:	Date: ____ / ____/ ______

1.	With respect to this Agreement in relation to the vessel named I hereby request you to allow me as the supervisor/inspector/supernumerary/representative supercargo on board your Vessel during the forthcoming voyage/loading/discharging operations.
2.	In consideration of your complying with this request I hereby assume all risk of loss of life, personal injury, loss or damage to personal effect or luggage or other property, whilst on board or whilst embarking or disembarking unless caused by the gross negligence and/or wilful misconduct of you and/or (insert name of Owner, Managers and Charterer, as applicable) and/or your subsidiary, affiliated or associated companies and/or your contract partners. Furthermore, I hereby waive all rights against you and/or your subsidiary, affiliated or associated companies and/or your contract partners, in respect of any such loss, damage, illness, injury or death except where caused by your gross negligence and/or wilful misconduct.
3.	I recognise that the Vessel is not a passenger ship and there is no warranty that the Vessel is fit for the carriage of passengers, any undertaking as to seaworthiness that might otherwise exist being hereby expressly waived.
4.	I agree that this letter shall be governed by and construed in accordance with English law, and any dispute, controversy or claim arising or resulting out of or relating to this letter, or the breach, termination, or invalidity thereof, shall be settled by arbitration in accordance with the London Maritime Arbitrators Association (“LMAA”) Rules currently in force. The number of arbitrators shall be three. The Parties shall attempt to jointly appoint an arbitrator within ***** (*****) days of a request in writing to do so by either Party. If a sole arbitrator cannot be agreed then arbitrators shall be appointed as per the LMAA Rules currently in force.
5.	The place of the arbitration shall be London, England. The arbitration proceedings, including the making of the award, shall be conducted in English and in accordance with the Arbitration Act 1996 as amended from time to time.

Name of person	:
Company	:
Title	:
Address of residence	:
Passport number	:
Signed by	:

Attachment C.	Safety and Environmental Reporting Template

Safety and Environmental Monthly Reporting Template

Shell Safety and Environmental Monthly Reporting Template	Return to: Charterer marked for the attention of: Fax: Phone: Email:

Time Chartered Vessel Name
Management Company
Month

OIL SPILL INCIDENTS (Any amount entering the water) Approximate volume in barrels and brief details
ANY OTHER INCIDENTS resulting in or having potential for injury, damage or loss

                 FOR DEFINITIONS OF INCIDENT CLASSIFICATION AND EXPOSURE HOURS PLEASE SEE OIL COMPANIES

                INTERNATIONAL MARINE FORUM (OCIMF) BOOKLET “Marine Injury Reporting Guidelines” (February 1997) or any subsequent version, amendment, or variation to them

A. No. Of crew:
B. Days in month / period:
EXPOSURE HOURS (A x B x 24):

LOST TIME INJURIES (LTI’S) including brief details / any treatments

TOTAL RECORDABLE CASE INJURIES (TRC’S) including brief details / any treatments

PLEASE CONFIRM YOUR RETURN CONTACT DETAILS:

Name:
Phone:
Fax:
Email:

Return for each calendar month – by 10th of following month.

Shell Safety and Environmental Monthly Reporting Template	Return to: Charterer marked for the attention of: Fax: Phone: Email:

Time Chartered Vessel Name
Management Company
Month

Notes:            Please enter zero i.e. "0" where any amount is nil (rather than entering "Nil" or N/A")

Please do not enter a % sign in the entry boxes for Fuel Sulphur content i.e. if it is 3% then just enter "3".

Cargo loaded for LNG vessels should also be reported as tonnes and not as m3

Monthly Consumption – Fuel Oil mt
Sulphur content of Fuel Oil (percentage weight)
Monthly Consumption –Gas Oil mt
Monthly Consumption (LNG ships only) – Fuel Gases mt

  Please do not enter a % sign in the entry boxes for Fuel Sulphur content i.e. if it is 3% then just enter 3". Cargo loaded for LNG vessels should also be reported as tonnes and not as m3.

Monthly Distance Steamed
Monthly Cargo Loaded - mt

Refrigerant Gas Consumption - Type
Refrigerant Gas Consumption – Quantity (litres)

Garbage Disposal m3 – At Sea
Garbage Disposal m3 – Incinerated on Board
Garbage Disposal m3 – Sent Ashore

OIL SPILL INCIDENTS (Other than those entering the water)Approx. volume & brief details

Return for each calendar month – by 10th of the month

Appendix 2 – FSRU Terms

Execution Version

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

Appendix 2 to the Lease and Maintenance Agreement between Hoegh LNG Cyprus Limited and Hoegh LNG Chartering LLC dated 30 April 2020 (the “Agreement”)

FSRU Terms

1.	Definitions

In this Appendix 2, save where the context otherwise requires, the following words and expressions shall have the meanings respectively ascribed to them in this Clause 1 of this Appendix 2. Capitalized terms not otherwise defined in this Clause 1 shall have the meaning given in Clause 1 of the main body of the Agreement.

Adverse Weather Conditions	means weather and/or sea conditions (as stated in the Conditions of Use) that are sufficiently severe to prevent the LNG Shuttle Tanker to proceed berthing or unloading and/or the Vessel from proceeding to receive or re-gasify LNG (as the case may be) in accordance with one or more of the following: (a) the standards prescribed in published regulations in effect at the port; or (b) by order of the harbour master at the port authority; or (c) as determined by the master of the LNG Shuttle Tanker/Vessel, acting as a reasonable and prudent operator.
Conditions of Use	means the conditions of use, including rules and procedures, applicable to LNG Shuttle Tankers calling at and unloading LNG at the Vessel that relate to safety, insurance, liability, and the technical and operational requirements for such LNG Shuttle Tankers. The Conditions of Use shall be prepared and provided by Owner, acting as a reasonable and prudent operator, in cooperation with Charterer, terminal operator and potential LNG suppliers but, for the avoidance of doubt, shall not be effective unless first approved by the port authority.
Deficiency Quantity	has the meaning set out in Clause 4.2(b) of this Appendix 2.
Force Majeure	has the meaning set out in Clause 10.1 of this Appendix 2.
FSRU Services	means the services identified in Clause 2.1 of this Appendix 2, or any of them.
LNG Shuttle Tanker	means LNG carrier vessels nominated by Charterer or a sub-charterer to unload LNG at the Vessel which shall be in all respects compatible with the Vessel and have valid OCIMF SIRE Report, be in compliance with applicable Laws and which is subject to the Conditions of Use and Owner's rights of inspection and approval, such approval not to be unreasonably withheld or delayed.
Loading Point	has the meaning set out in Clause 2.1 (a) of this Appendix 2.
Maximum Daily Contract Quantity	has the meaning set out in Clause 4.1 of this Appendix 2.
Off-Hire	has the meaning set out in Clause 7.1(a) of this Appendix 2.
Off-Hire LDs	has the meaning set out in Clause 7.1(b) of this Appendix 2.
Point of Interconnection	means the junction point on the flange connecting the unloading manifold with the flange coupling of the regasified LNG loading line at the FSRU Site’s pipeline facilities.

Prolonged Off-Hire	has the meaning set out in Clause 7.3 of this Appendix 2.
Reduced Performance	has the meaning set out in Clause 4.2 of this Appendix 2.
Reduced Performance LDs	has the meaning set out in Clause 7.4 of this Appendix 2.
Reduced Performance Percent	has the meaning set out in Clause 4.2(b) of this Appendix 2.
Risk Zone	has the meaning set out in Clause 8.1 of this Appendix 2.
Service Excusable Event	means (a) lack of or insufficient LNG inventory supplied by the Charterer or its sub-charterer when required hereunder, (b) off-specification LNG supplied by or for the account of Charterer or its sub-charterer hereunder, (c) lack of or insufficient gas off-take capacity, (d) any matter or event related or attributable to the jetty, pipeline facilities, the pipeline or any downstream facilities, as applicable, or (e) breach of any obligations or undertakings by the Charterer under this Agreement necessary for Owner to render the FSRU services hereunder.
Sub-Charter FM Provisions	has the meaning set out in Clause 10.8 of this Appendix 2.

2.	FSRU Services

2.1	Owner shall provide the FSRU Services at such times that the Vessel is in FSRU Mode at the FSRU Site from and after the Commencement Date. The FSRU Services shall consist of:

(a)	Receiving LNG from Shuttle Tankers at the point where the outlet flanges of the Shuttle Tanker's manifold connect with the inlet flanges of the LNG loading lines of the Vessel (the “Loading Point”);

(b)	The metering and quality measurement of the unloaded LNG to be agreed between the Parties;

(c)	Storage of LNG on board the Vessel;

(d)	Regasification of LNG on board the Vessel;

(e)	Delivery of regasified LNG (natural gas) duly nominated by the Charterer hereunder to the Point of Interconnection up to the Maximum Daily Contract Quantity;

(f)	The metering and quality measurement of the discharged regasified LNG on the Vessel for metering of LNG inventory control and energy balance, in accordance with the provisions to be agreed between the Parties; and

(g)	Other activities necessarily related or incidental to Owner’s performance of the foregoing.

2.2	The FSRU Services shall not include (a) the supply of LNG or the transportation thereof to the Loading Point, (b) tug and pilot services for the LNG Shuttle Tankers, (c) the transportation of regasified LNG from the Point of Interconnection, and (d) the marketing or sale of regasified LNG.

2.3	Clause 4 (Drugs and Alcohol), Clause 5 (Incident Reporting), Clause 18 (Grade of Bunkers), Clause 19 (Quantity Determination of Bunkers and Heel), Clause 33 (Insurance and ITOPF), Clause 34 (ISPS Code and United States MTSA 2002), and Clause 47 (Salvage) of Appendix 1 (LNGC Terms) of the Agreement shall deemed to be incorporated herein by reference and shall apply mutatis mutandis to Owner and Charterer when the Vessel is in FSRU Mode.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

2.4	In due time before the Vessel will commence FSRU Mode, the Parties to agree detailed (a) re-commissioning and start-up provisions and (b) regas operation provisions, including gas measurement and quality provisions and gas nomination and delivery provisions.

3.	Guaranteed Performance Standards

Subject, in every case, to the terms of this Agreement, including Clause 2.4 of this Appendix 2, the FSRU performance standards of the vessel are as detailed further below.

4.	Regasified LNG Delivery

4.1	Maximum Daily Contract Quantity

Subject to (a) any Service Excusable Event, (b) Force Majeure, (c) use of the Annual Maintenance Allowance, and (d) the availability of LNG volumes in excess of the Heel, for each day after the Commencement Date, Charterer shall have the right to nominate for vaporization and delivery from the Vessel to the Point of Interconnection a quantity of regasified LNG up to ***** Standard Cubic Feet per day (***** MMscfd) (the “Maximum Daily Contract Quantity”).

4.2	Service Failure

Without prejudice to any gas nomination and delivery provisions agreed by the Parties and subject that Charterer shall exercise all reasonable efforts to provide Owner with line packing buffer and/or catch up assistance in order for Owner to deliver the duly nominated volume of regasified LNG, for each day that the Owner fails to deliver *****percent (*****%) of Charterer’s duly nominated volume of regasified LNG (natural gas) at the Point of Interconnection in accordance with the provisions of this Agreement, due to causes other than (a) Force Majeure (where the provisions of Clause 10 of this Appendix 2 shall apply) (b) any Service Excusable Event; (c) Adverse Weather Conditions (where the provisions of Clause 5 of this Appendix 2 shall apply); or (d) such other events or circumstances expressly provided herein as may excuse (in whole or in part) performance by Owner of its obligations to deliver up to the Maximum Daily Contract Quantity (the “Reduced Performance”), either of the following shall apply;

(a)	For each day during which the Owner has succeeded to deliver ***** percent (*****%) or more of Charterer’s duly nominated volume of regasified LNG (natural gas) at the Point of Interconnection, the Hire for such day shall be payable in full without any reduction.

(b)	For each day of Reduced Performance, the volume of regasified LNG equal to the difference between the nominated volume and the actual regasified LNG volume that the Owner has delivered on such day shall be the (“Deficiency Quantity”) and the Hire applicable to such day shall be reduced by the percentage equal to (i) the Deficiency Quantity divided by (ii) the nominated volume (the “Reduced Performance Percent”).

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

5.	Adverse Weather Conditions

During periods of Adverse Weather Conditions in the vicinity of the FSRU Site, the Vessel may leave the FSRU Site temporarily under her own propulsion to a safe port or place and thereafter return as soon as the FSRU Site ceases to be subject to such Adverse Weather Conditions. Where the Vessel is prevented from providing the FSRU Services by reasons of Adverse Weather Conditions, the Vessel shall be Off-Hire and the Charterer shall not be liable to pay the Hire to the Owner. For avoidance of doubt, no Off-Hire LDs shall apply in case of Off-Hire under this Clause 5 and any such time spent Off-Hire shall not be counted towards any period(s) of Prolonged Off-Hire under Clause 7.3 of this Appendix 2.

6.	Fuel Consumption

6.1	Use of LNG as fuel

The Charterer shall provide, at its expense, sufficient LNG for use as fuel gas on the Vessel. LNG fuel gas consumption on the Vessel shall not exceed the amounts set forth in Clause 6.2 of this Appendix 2. Based on monthly reconciliations, the Owner shall pay the Charterer for any excess fuel gas consumption at the LNG Price. Notwithstanding anything to the contrary in this Agreement, the Charterer shall always bear the cost for any boil-off gas burned for dumping while the Vessel is operating at reduced output or speed (such threshold will be mutually agreed by the Parties based on the Vessel’s technical operational specifications).

6.2	Fuel gas consumption guaranteed

Retainage
Send out profile	With LNG Loading	Without LNG Loading
0 MMscfd	NBOG: *****%/day of total cargo tank volume.	NBOG: *****%/day of total cargo tank volume.
200 MMscfd	***** %	***** %
400 MMscfd	***** %	***** %
500 MMscfd	***** %	***** %

6.3	Conditions for the given fuel consumption and retainage values with use of LNG as fuel:

(a)	***** bar g delivery pressure.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	Maximum daily pilot fuel consumption: ***** tons/day.

(c)	The LNG Shuttle Tankers of ***** bar g prior to unloading and max tank pressure ***** bar g after loading and use LNG as fuel during the operation.

A send out rate of ***** MMscfd needed to handle all excess BOG at loading condition and to obtain the maximum loading rate of ***** m3/hr. For send out rate of;

1.	***** MMscfd a loading rate of ***** m3/hr is basis;

2.	***** MMscfd a loading rate of ***** m3/hr is basis;

3.	***** MMscfd a loading rate of ***** m3/hr is basis

In case the regasification flow rate is different from the point specified in the tables provided above, retainage shall be interpolated on linear basis between the two points specified starting from minimal regasification flow rate of *****MMscfd. *****% margin on interpolation result should be allowed to account for changes in generator efficiency at different loads.

7.	Off-Hire

7.1	Off-Hire

(a)	Except if due to a Force Majeure event, use of the Annual Maintenance Allowance (where the provisions of Clause 13.3 of the Agreement shall apply), or to an action attributable to a Charterer Indemnified Party, on each and every occasion where the Vessel otherwise ceases to be at the disposal of the Charterer in accordance with the terms of this Agreement (“Off-hire”) for whatsoever reason including, but not limited to:

(i)	any damage, defect, breakdown, deficiency (whether partial or total) of, or accident to, any part of the Vessel; or

(ii)	due to deficiency of personnel or stores; repairs; time in and waiting to enter dry dock for repairs; overhaul, maintenance or survey; collision, stranding, accident or damage to the Vessel; or any other similar cause preventing the working of the Vessel; or

(iii)	due to industrial action, or any labour disputes attributable to deficiency of Owner, or the failure or refusal or inability of the officers and/or crew to perform the services required under this Agreement or breach of orders or neglect of duty on the part of the officers or crew; or

(iv)	due to a failure by the Vessel to comply with Laws, physical requirements or operational practices at the FSRU Site,

then, Hire shall not be payable by the Charterer.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(b)	Furthermore, if the Charterer is liable to pay liquidated damages for Off-Hire under a Vessel Contract, the Owner shall indemnify the Charterer for such liquidated damages, subject to an aggregate maximum limit set out in Clause 7.5 of this Appendix 2 (the “Off-Hire LDs”). The Charterer shall be entitled to deduct any Off-Hire LDs from the Owner’s monthly invoice covering the period during which the Off-Hire has occurred. Notwithstanding anything to the contrary whatsoever, the Vessel shall not be Off-Hire if any FSRU Services are being provided under this Agreement and Clause 4.2 of this Appendix 2 shall apply.

7.2	Expenses and Boil-Off During Off-Hire

(a)	Port charges (excluding any pier rental), pilotage, and other similar expenses incurred by the Vessel during periods of Off-Hire or consequent to the putting into any port or place other than the FSRU Site, shall be borne by the Owner.

(b)	If any LNG is lost as boil-off or consumed as vapour during periods of Off-Hire, the Owner shall reimburse the Charterer for the LNG lost at the LNG Price.

(c)	Where accurate measurement of LNG lost as boil-off during any such Off-Hire period is impossible for whatever reason, the LNG lost as boil-off shall be assumed to have occurred at a constant rate equal to that obtained by measurement between official gaugings of the Vessel’s cargo tanks.

7.3	Termination for Prolonged Off-Hire

In the event that in any Contract Year, the Vessel is Off-Hire for any period exceeding i) ***** (*****) consecutive days, or ii) ***** (*****) non-consecutive days (“Prolonged Off-Hire”), then Charterer shall have the option to terminate this Agreement by giving notice in writing to Owner pursuant to Clause 16.3(a) (Right of Termination) of the Agreement, provided that if Charterer elects to terminate this Agreement, Owner shall reimburse Charterer for all LNG onboard including Heel at the LNG Price as well as accrued Off-Hire LDs and other Damages that may be due to Charterer pursuant to Clause 7.1 of this Appendix 2 at the date of such termination.  This Clause 7.3 is without prejudice to any other rights or obligations of Owner or Charterer under this Agreement.

7.4	Reduced Performance Liquidated Damages

Further to the reduction of the Hire as provided in Clause 4.2 of Appendix 2, during any Reduced Performance periods, if the Charterer is liable to pay liquidated damages for reduced performance under a Vessel Contract, the Owner shall indemnify the Charterer for such liquidated damages subject to an aggregate maximum limit set out in Clause 7.5 of this Appendix 2 (the “Reduced Performance LDs”). The Charterer shall be entitled to deduct any Reduced Performance LDs from Owner’s monthly invoice covering the Hire for the month during which the Reduced Performance has occurred.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

7.5	Owner’s Maximum Liability for Off-Hire and Reduced Performance

The Owner's liability for Reduced Performance LDs and Off-Hire LDs under Clauses 7.1 and 7.4 of this Appendix 2 shall in any event be limited to an aggregate maximum amount of USD ***** (US$ *****) per Contract Year and to be calculated proportionally for the first and final Contract Years. For the avoidance of doubt, subject to Clauses 7.2 and 7.3 of this Appendix 2, the non-payment of Hire, the payment of reduced Hire and the application of Off-Hire LDs and/or Reduced Performance LDs pursuant to Clauses 7.1 and 7.4 of this Appendix 2 shall be the sole and exclusive remedy of Charterer in respect of any event of Off-Hire and/or Reduced Performance.

8.	War

8.1	The Vessel shall not be required to continue to or remain at the FSRU Site nor be used for any service which will cause the Vessel to be within a zone which is dangerous ("Risk Zone") as a result of any actual or threatened act of war, hostilities, warlike operations, acts of piracy by any Person whatsoever, or by revolution, civil war or civil commotion.

8.2	Should the Vessel be in, or approach, or be brought or ordered within any such Risk Zone (even though it may already be at the FSRU Site), or be exposed in any way to those risks, the Parties shall, to the extent reasonably practicable meet to agree to mutually acceptable mitigating actions, failing which either Party shall be entitled to terminate this Agreement with immediate effect by giving written notice of such termination to the other Party, without liability for either of the Parties. In such event Hire shall continue to be payable in accordance with the provisions of this Agreement up to the date of such termination.

9.	Indemnification

9.1	Indemnification by Owner

During the Term, Owner shall release, protect, defend, indemnify and hold Charterer harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against any Charterer Indemnified Party arising out of, attributable to or in connection with any of the following:

(a)	any damage to or loss of the Vessel and of Owner’s property and, if applicable, any cargo on board or the property of any Owner Indemnified Party and any personal injury or death (including fatal injury, illness or disease) of Owner’s employees or servants, or those of any Owner Indemnified Party, regardless of cause or whether or not the negligence, act, omission, default, error or breach by Charterer or any Charterer Indemnified Party (or their respective agents) caused or contributed to such Damages; and

(b)	any damage to or loss of property of any Person not being an Owner Indemnified Party or a Charterer Indemnified Party, and any personal injury or death (including fatal injury, illness or disease) of any Person not being an Owner Indemnified Party or a Charterer Indemnified Party (or an employee or servant of a Charterer Indemnified Party or an Owner Indemnified Party) arising directly or indirectly from any negligent act, omission, error or breach of duty by any Owner Indemnified Party;

(c)	any and all damage or harm to the environment, including fines imposed by a Governmental Authority, including Damages for control, removal, remediation, restoration and clean-up of all pollution or contamination , arising from or on account of pollution or contamination resulting from fire, blowout, cratering, seepage, leakage or any other uncontrolled or unlawful flow of liquids, gas, water or other substances, which originates from the Vessel or the property of any Owner Indemnified Party used in direct connection with the operation of the Vessel under this Agreement, including spills or leaks of fuel, lubricants, oils, pipe dope, paints, solvents, ballasts, bilge, garbage, sewerage, or from any other equipment or materials in the possession or control of any Owner Indemnified Party, regardless of fault or whether or not the negligence, act, omission, default, error or breach by any Charterer Indemnified Party caused or contributed to such Damages; and

(d)	any and all losses arising directly or indirectly from or incurred by reason of any failure by any Owner Indemnified Party to comply with, or for any contravention of, any applicable Law (including laws related to Sanctions), including any claims or penalties imposed by any Governmental Authority.

9.2	Indemnification by Charterer

During the Term, Charterer shall release, protect, defend, indemnify and hold Owner harmless from and against any and all Damages (whether based on applicable Law, contract, equitable cause or otherwise) that may be imposed on, incurred by, or asserted against any Owner Indemnified Party arising out of, attributable to or in connection with any of the following:

(a)	any damage to or loss of Charterer’s property, or that of any Charterer Indemnified Party, and personal injury or death (including fatal injury, illness or disease) of its employees or its servants, or those of any Charterer Indemnified Party, regardless of cause or whether or not the negligence, act, omission, default, error or breach by any Owner Indemnified Party caused or contributed to such Damages;

(b)	any damage to or loss of property of any Person not being a Charterer Indemnified Party or an Owner Indemnified Party and any personal injury or death (including fatal injury, illness or disease) of any Person not being a Charterer Indemnified Party or an Owner Indemnified Party (or an employee or servant of a Charterer Indemnified Party or an Owner Indemnified Party), arising directly or indirectly from any negligent act, omission, error or breach of duty by any Charterer Indemnified Party, regardless of whether or not the negligence, act, omission, default, error or breach by any Owner Indemnified Party caused or contributed to such Damages; and

(c)	any and all losses arising directly or indirectly from or incurred by reason of any failure by any Charterer Indemnified Party to comply with, or for any contravention of, any applicable Law (including laws related to Sanctions), including any claims or penalties imposed by any Governmental Authority.

9.4	No Limitation

The aggregate payment due by either Party under this Clause 9 shall be without monetary limitation.

10	Force Majeure

10.1	Subject to Clause 10.2, whether expressly provided or not in this Agreement, a Party shall not be responsible for (i) any failure to perform any of its obligations or undertakings under this Agreement or (ii) for any loss or damage or delay arising from a failure, delay or omission in performing its obligations hereunder, due to or arising or resulting from any of the following events to the extent beyond the reasonable control of the Party to avoid, prevent or overcome and that does not result from the fault or negligence of, or the failure to avoid or overcome by the exercise of reasonable diligence by, the Party (each an event of “Force Majeure”):

(a)	fire, explosion, atmospheric disturbance, lightning, earthquake, tidal wave, tsunami, tsunami warning, typhoon, tornado, hurricane or named storms, flood, landslide, soil erosion, subsidence, washout, perils of the sea or other acts of God;

(b)	war (whether declared or undeclared), blockade, civil war, act of terrorism, invasion, revolution, insurrection, acts of public enemies, mobilization, civil commotion, riots, sabotage or assailing thieves;

(c)	acts of princes or rulers or acts of any Governmental Authority, or compliance with such acts, that directly affect such Party’s ability to perform its obligations hereunder;

(d)	plague or other epidemics or quarantines;

(e)	freight or other embargo or Sanctions or Sanctions Exposure;

(f)	strike, lockout or industrial disturbance at the FSRU Site (excluding that of the Parties, their Affiliates or their subcontractors); or

(g)	chemical or radioactive contamination or ionizing radiation.

10.2	Events Not Force Majeure

The following events shall not constitute Force Majeure:

(a)	a Party’s inability to finance its obligations under this Agreement or the unavailability of funds to pay amounts when due in the currency of payment;

(b)	the withdrawal, denial or expiration of or failure to obtain any approval, permit, license or consent of any Governmental Authority caused by a Party’s: (i) actions, including a violation of or breach of the terms and conditions of any existing approval, permit, license or consent or other requirement of applicable Law; or (ii) the failure to apply for or follow the necessary procedures to obtain any approval, permit, license or consent or request, acquire or take all commercially reasonable actions to obtain the maintenance, renewal or reissuance of the same;

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

(c)	changes in a Party’s market factors, default of payment obligations or other commercial, financial or economic conditions; and

(d)	the breakdown or failure of machinery caused by normal wear and tear that should have been avoided or the failure to use due diligence to comply with the manufacturer’s recommended maintenance and operating procedures.

10.3	Notice, Resumption of Normal Performance

As soon as possible upon the occurrence of an event that a Party considers may result in an event of Force Majeure, and in any event within ***** (*****) calendar days from the date of the occurrence of an event of Force Majeure, such Party shall give notice thereof to the other Party describing in reasonable detail:

(a)	the event giving rise to the potential or actual Force Majeure claim, including but not limited to the place and time such event occurred;

(b)	to the extent known or ascertainable, the obligations which may be or have actually been delayed or prevented in performance and the estimated period during which such performance may be suspended or reduced, including the estimated extent of such reduction in performance; and

(c)	the particulars of the program to be implemented to ensure full resumption of normal performance hereunder.

Such notices shall thereafter be supplemented and updated from time to time as may be necessary, or requested by the other Party, during the period of such claimed Force Majeure specifying the actions being taken to remedy the circumstances causing such Force Majeure and the date on which such Force Majeure and its effects end.

10.4	Examination

(a)	The Party invoking Force Majeure shall, at the request of the other Party, give or procure access if they are able to do so (at the expense and risk of the other Party) at all reasonable times for a reasonable number of representatives of such Party to examine the scene of the event and the facilities affected which gave rise to the Force Majeure claim.

(b)	In case of a Force Majeure event, the Party invoking Force Majeure shall take all measures reasonable in the circumstances to overcome or rectify the event of Force Majeure and its consequences and resume normal performance of this Agreement as soon as reasonably possible once the event of Force Majeure has passed or been remedied; provided, however, that the settlement of any strike, lockout or industrial disturbance shall be in the sole discretion of such Party. To the extent that the Party invoking Force Majeure fails to use reasonable efforts to overcome or mitigate the effects of an event of Force Majeure, it shall not be excused for any delay or failure in performance that would have been avoided by using such commercially reasonable efforts.

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS (*****).

10.5	Hire during events of Force Majeure

In case of Force Majeure acting on the Vessel; no Hire shall be payable to the extent that the Charterer is unable to operate the Vessel and/or comply with its obligations under any applicable Vessel Contract.

In case of Force Majeure acting on anything other than the Vessel, Hire shall be reduced to *****percent (*****%) of the rate specified in Clause 10.1(a), save where Charterer continues to receive payment under a Vessel Contract, in which case any reduction in Hire under this Agreement shall correspond only to the reduction in payment under such Vessel Contract.

10.6	Termination for Force Majeure Delay

Either Party shall have the right to terminate this Agreement if a Force Majeure event lasts for a period more than ***** (*****) consecutive days, by providing the other Party with ***** (*****) days prior written notice thereof. The termination of this Agreement under this Clause 10.6 shall be without any liability on either Party and without prejudice to any other rights of either Party that may have accrued prior to the effective date of such termination, and any provisions of this Agreement necessary for the exercise of such accrued rights shall survive termination of this Agreement to the extent so required.

Notwithstanding the other provisions of this Clause 10, in case of Sanctions (ref. Clause 40 of Appendix 1), either Party shall be entitled to terminate this Agreement, without any liability on either Party (subject to the Parties’ indemnity obligations under Clause 9 of this Appendix 2), upon written notice to the other Party, where such termination is reasonably necessary to avoid Sanctions Exposure; or breach of Sanctions.

10.7	Limitations on Force Majeure

The occurrence of Force Majeure events shall not affect any of the Parties’ obligations to indemnify, reimburse, hold harmless or otherwise pay the other under Clause 9 of this Appendix 2 or elsewhere in this Agreement, and the Parties’ options to otherwise terminate this Agreement in accordance with its terms.

10.8	Force Majeure provisions in Vessel Contract

If the Charterer enters into a Vessel Contract for operating in FSRU Mode which include force majeure provisions, the Parties agree that the force majeure provisions in the Vessel Contract (the “Sub-Charter FM Provisions”) shall be deemed to be incorporated herein by reference and shall apply mutatis mutandis to Owner and Charterer with such amendments as may be logically appropriate including, for example, that any reference to “owner” in the Sub-Charter FM Provisions shall be deemed to refer Owner hereunder and any references to “charterer” shall be deemed to refer Charterer hereunder. The Charterer shall keep the Owner duly informed of the negotiations of any such provisions and the Owner shall be entitled to provide any comments before the final terms are agreed. The Sub-Charter FM Provisions shall be effective between the Parties for the duration of the relevant Vessel Contract.